Table of Contents

As filed with the U.S. Securities and Exchange Commission on August 31, 2023

Registration No. 333-270427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Davis Commodities Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5150	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Bukit Batok Crescent, #10-01, The Spire

Singapore 658079

+65 6896 5333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

•	Public Offering Prospectus. A prospectus to be used for the initial public offering of 1,087,500 ordinary shares of the Registrant (the “Public Offering Prospectus”) through the underwriters named on the cover page of the Public Offering Prospectus.
•	Resale Prospectus. A prospectus to be used for the resale by the selling shareholders set forth therein of 2,000,000 ordinary shares (the “Resale Prospectus”).

The Resale Prospectus and the Public Offering Prospectus are substantively identical, except for the following distinctions:

•	they contain different front covers and back covers;
•	they contain different Offering sections;
•	they contain different Use of Proceeds sections;
•	the Capitalization and Dilution sections of the Public Offering Prospectus are deleted from the Resale Prospectus;
•	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;
•	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus;
•	a Selling Shareholders section is included in the Resale Prospectus;
•	a Selling Shareholders’ Plan of Distribution is included in the Resale Prospectus; and
•	the Resale Prospectus deletes the reference to counsel for the underwriters in the Legal Matters section.

The Registrant has included in this registration statement, after the back cover page of the Public Offering Prospectus, the Resale Prospectus with alternate pages reflecting the foregoing differences.

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The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AUGUST 31, 2023

Davis Commodities Limited

1,087,500 Ordinary Shares

This is an initial public offering of our ordinary shares, par value $0.000000430108 per share (“Ordinary Shares”). We are offering 1,087,500 Ordinary Shares, representing 4.47% of our issued and outstanding Ordinary Shares following the completion of this offering, assuming no exercise by the underwriters of their over-allotment option. We expect the initial public offering price to be in the range of $4.00 to $4.50 per share. Prior to this offering, there has been no public market for our Ordinary Shares.

We have applied to list the Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DTCK.” It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on a national securities exchange, however there is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq or another national exchange.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 6 of this prospectus for more information.

Following the completion of this offering, our Executive Chairwoman and Executive Director, Ms. Li Peng Leck, will beneficially own approximately 61.87% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, or approximately 61.45% assuming full exercise of the underwriters’ over-allotment option. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company.”

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Initial public offering price	$	$	$
Underwriters’ discounts(1)	$	$	$
Proceeds to our Company before expenses(2)	$	$	$

_______________________

(1)	Represents underwriting discounts equal to 4.5% per share.

(2)	Excludes fees and expenses payable to the underwriters. See “Underwriting” for additional information regarding total underwriter’s compensation.

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This offering is being conducted on a firm commitment basis. The underwriters have agreed to purchase and pay for all of the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. We have granted the underwriters an option for a period of forty-five (45) days from the date of this prospectus to purchase up to 163,125 additional Ordinary Shares to cover over-allotments at the initial public offering price, less underwriting discounts.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars in New York, New York on or about                 , 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated          , 2023

ii

iii

About this Prospectus

We, and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We, and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We, and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•	“Davis Commodities” are to Davis Commodities Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands;

•	“LP Grace” are to LP Grace Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Maxwill (as defined below);

•	“Maxwill” are to Maxwill Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Davis Commodities Limited;

•	“Maxwill (Asia)” are to Maxwill (Asia) Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Maxwill;

•	“Maxwill Foodlink” are to Maxwill Foodlink Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore, which is a wholly owned subsidiary of Maxwill;

•	“Ordinary Shares” are to the ordinary shares of Davis Commodities, par value $0.000000430108 per share;

•	“Singapore dollars,” “SGD,” and “S$” are to the legal currency of Singapore;

•	“U.S. dollars,” “US$,” “$,” and “dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our,” “our Company,” or the “Company” are to one or more of Davis Commodities Limited and its subsidiaries, as the case may be.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by our subsidiaries, Maxwill (Asia), LP Grace, Maxwill in Singapore using U.S. dollars, and Maxwill Foodlink in Singapore using Singapore dollars. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. Certain dollar references are based on the exchange rate of Singapore dollars to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share subdivision of our Ordinary Shares at a ratio of 2,325-for-1 share on June 22, 2023.

Overview

We are an agricultural commodity trading company based in Singapore which specializes in trading of three main categories of agricultural commodities: sugar, rice, and oil and fat products. We distribute agricultural commodities to various markets, including Asia, Africa and the Middle East. We also provide customers of our commodity offerings with complementary, ancillary services such as warehouse handling and storage and logistics services. We are an asset light business and utilize an established global network of third-party commodity suppliers and logistics service providers in order to distribute sugar, rice, and oil and fat products to customers in over 20 countries as of the fiscal year ended December 31, 2022.

We source and market the commodities we distribute under two main brands: Maxwill and Taffy. We are also the exclusive distributor of the Lin brand in Singapore. The Maxwill brand is owned by us and is used for the sugar products and oil and fat products that we distribute outside of Singapore. We have an exclusive distributorship with the Thai Roong Ruang Sugar Group, a large sugar producer in Thailand, for the exclusive distribution of sugar products under their Lin brand in Singapore. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand.

We specialize in the sourcing and distribution of sugar products, with sugar products contributing to approximately 74.9% and 69.6% of our revenue for the fiscal years ended December 31, 2022 and 2021, respectively. We procure sugar products from various origins in order to offer a wide range of sugar products to our customers in Singapore, as well as in different markets in Asia, Africa and the Middle East regions. We are a member of The Refined Sugar Association in London, which is the trade association for the international white refined sugar trade. We also source and sell a wide selection of rice products and oil and fat products to our customers in Africa and the People’s Republic of China, or the PRC.

We pride ourselves on the quality of our products and our ability to provide a ‘one-stop service’ to customers. We engage third party service providers for services such as warehouse handling and storage and logistics services (including distribution, freight forwarding and shipping services) to distribute the commodity products from our suppliers to our customers. We also arrange for our customers’ insurance and security coverage, including cargo insurance for the commodities which pass through our supply chain. Our operations are connected to a large network of such service providers, including freight and shipping companies, which are experienced in handling commodities. Their experienced network, in turn, enables us to coordinate, organize and manage our operations efficiently and offer our customers timely and cost-effective services. We are also able to oversee the quality of the products from the point of procurement to the point of distribution to our customers.

We are led by a devoted management team which is highly experienced in the agricultural commodities industry and has a keen understanding of market dynamics through our regional network of customers, suppliers and service providers. Since our establishment in 1999, we have experienced significant growth. For the fiscal years ended December 31, 2021 and 2022, we had total revenue of approximately US$194.2 million and US$206.7 million, respectively, representing an increase by 6.4%. According to Frost & Sullivan Limited, whom we commissioned in June 2022 to produce the “The Agricultural Commodity Market Independent Market Research Report” (the “Frost & Sullivan Report”), we were the largest sugar supplier in Singapore, based on revenue in 2021, with an approximate market share of 7.5% in the sugar market in Singapore.

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Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

•	strong relationships across the value chain;

•	diversity in product range and established distribution network;

•	an experienced management team;

•	well-managed and flexible financial model; and

•	risk management capabilities.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

•	strengthen our edge in merchandizing; and

•	expanding our business by strengthening our market position and pursuing strategic acquisitions.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

Risks and uncertainties related to our business include, but are not limited to, the following:

•	our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions (see page 9 of this prospectus);

•	import or export restrictions by other countries on the commodity products may have a material adverse impact on our business, financial condition, results of operations, cash flows and prospects (see page 9 of this prospectus);

•	our operations are dependent on the availability and price of raw materials such as sugar, rice, palm oil, palm olein, and coconut oil. The lack of long-term contracts at fixed prices with our suppliers, and the seasonal nature of crops, may have an adverse effect on the price and availability of such raw materials. Any increase in the cost of or shortfall in the availability of such raw materials could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. Seasonable variations could also result in fluctuations in our results of operations (see page 9 of this prospectus);

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•	risks relating to climate change and episodes of extreme weather events could have an adverse effect on the price and availability of raw materials on which our operations are dependent (see page 10 of this prospectus);

•	we depend significantly on the procurement of finished products, and various factors may result in an inadequate supply or result in an increase in our costs in order to secure sufficient products to meet our deliverable requirements to customers (see page 11 of this prospectus);

•	we have a diverse range of products in three main categories of agricultural commodities and our inability to manage our diversified operations may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 11 of this prospectus);

•	the COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate (see page 11 of this prospectus);

•	we derive a significant portion of our revenue from sugar products and any reduction in demand or in the production of sugar products could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 12 of this prospectus);

•	our products are commodities in nature, and their prices are subject to fluctuations that may affect our profitability (see page 12 of this prospectus);

•	fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business (see page 12 of this prospectus);

•	our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 13 of this prospectus);

•	the improper handling or storage of commodity products, spoilage of and damage to such commodity products, or any real or perceived contamination in the commodity products, could subject us to regulatory and legal action, damage our reputation and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 13 of this prospectus);

•	we rely heavily on our existing brands, the dilution of which could adversely affect our business (see page 14 of this prospectus);

•	we procure commodity products from our suppliers and utilize the services of certain third-party service providers for our operations. Any deficiency or interruption in their services could adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 14 of this prospectus);

•	our inability to expand or effectively manage our distribution network may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 14 of this prospectus);

•	we may utilize a portion of the net proceeds from this offering for strategic acquisitions or joint venture partnerships. If we pursue strategic acquisitions or joint ventures, we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses (see page 15 of this prospectus);

•	our funding requirements and proposed deployment of the proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control (see page 15 of this prospectus);

•	we intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may not be able to maximize returns from the capital expenditure (see page 15 of this prospectus);

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•	the deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended (see page 16 of this prospectus);

•	if we are unable to introduce new products and respond to changing consumer preferences in a timely and effective manner, the demand for our products may decline, which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. There is no guarantee that we will be successful in the new business segments or products that we plan to expand into (see page 16 of this prospectus);

•	our inability to accurately forecast demand for our products may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects (see page 16 of this prospectus);

•	our suppliers and customers may be subject to extensive government regulations and if they fail to obtain, maintain or renew required statutory and regulatory licenses, permits and approvals required for the import and/or export of the commodity products, our business, financial condition, results of operations, cash flows and prospects may be adversely affected (see page 17 of this prospectus);

•	we may inadvertently deliver genetically modified organisms (“GMOs”) to those customers that request GMO-free products (see page 17 of this prospectus);

•	our inability to protect or use our intellectual property rights may adversely affect our business (see page 17 of this prospectus);

•	we are dependent on the strength of brands and reputation of our Company (see page 18 of this prospectus);

•	competition could result in a reduction in our market share or require us to incur substantial expenditure on advertising and marketing, either of which could adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 18 of this prospectus);

•	if we are unable to raise additional capital, our business prospects could be adversely affected (see page 18 of this prospectus);

•	we are dependent on a number of key personnel, including our senior management, and the loss of, or our inability to attract or retain such persons could adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 19 of this prospectus); and

•	pandemics and epidemics, natural disasters, terrorist activities, political unrest and other geopolitical risks could disrupt our production, delivery, and operations, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 19 of this prospectus).

Risks Related to this Offering and the Trading Market

In addition to the risks described above, we are subject to general risks and uncertainties relating to this offering and the trading market, including, but not limited to, the following:

•	there has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all (see page 20 of this prospectus);

•	certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares (see page 20 of this prospectus);

•	we do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our Ordinary Shares for a return on your investment (see page 23 of this prospectus); and

•	our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares (see page 24 of this prospectus).

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Risks Related to Regulation and Litigation

•	we are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brands and reputation, subject us to significant fines and liability, or otherwise adversely affect our business (see page 30 of this prospectus);

•	our business could be adversely affected by trade tariffs, export control laws or other trade barriers (see page 30 of this prospectus);

•	our Company may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 30 of this prospectus); and

•	our insurance coverage may not be sufficient or may not adequately protect us against all material hazards, which may adversely affect our business, financial condition, results of operations, cash flows and prospects (see page 30 of this prospectus).

Recent Developments

Share Subdivision

On June 22, 2023, our shareholders approved (i) a subdivision of each issued and unissued ordinary share of par value of US$0.001 each into 2,325 Ordinary Shares, (ii) an increase in our authorized share capital from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000.11 divided into 232,500,000,000 shares of a par value of US$0.000000430108 each, and (iii) the adoption of the second amended and restated memorandum and articles of association, in order to reflect the foregoing alterations to our share capital.

Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the share subdivision mentioned above as if it had occurred at the beginning of the earlier period presented.

Corporate Information

Our principal executive offices are located at 10 Bukit Batok Crescent, #10-01, The Spire, Singapore 658079, and our phone number is +65 6896 5333. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our website address is https://daviscl.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Corporate Structure

The following chart illustrates our corporate structure upon completion of this initial public offering (this “IPO”) based on 23,250,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 1,087,500 Ordinary Shares to be issued and sold by the Company in this IPO, assuming no exercise of the underwriters’ over-allotment option. For more details on our corporate history, please refer to “Corporate History and Structure.”

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Impact of COVID-19 on Our Operations and Financial Performance

As of the date of this prospectus, the impact of COVID-19 on our business has been limited, but prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus. However, as a whole, our business and operations have not been affected by the pandemic-related lockdowns in China. As sugar is a key staple commodity, demand for our products, including sugar, rice and oil and fat products, remain strong in China, and we have not experienced a decline in consumer demand for our products in China. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographic regions impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the agricultural commodities industry.

See “Risk Factors—Risks Related to Our Business— The COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Impact of the COVID-19 Pandemic”.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as the “compensation discussion and analysis”;

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the completion of this IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Upon completion of this offering, our Executive Chairwoman and Executive Director, Ms. Li Peng Leck, will beneficially own approximately 61.87% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the over-allotment option, or 61.45%, assuming full exercise of the over-allotment option. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq Listing Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of independent directors;

•	our director nominees be selected or recommended solely by independent directors; and

•	we have a nominating committee and a remuneration committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Listing Rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

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THE OFFERING

Securities offered by us	1,087,500 Ordinary Shares

Over-allotment option	We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to an aggregate of 163,125 additional Ordinary Shares.

Price per share	We currently estimate that the initial public offering price will be in the range of $4.00 to $4.50 per share.

Ordinary Shares issued and outstanding prior to completion of this offering	23,250,000 Ordinary Shares

Ordinary Shares issued and outstanding immediately after this offering	24,337,500 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option 24,500,625 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option

Listing	We have applied to have the Ordinary Shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed ticker symbol	“DTCK”

Use of proceeds	We intend to use the net proceeds from this offering for business expansion, repayment of bank borrowings and working capital. See “Use of Proceeds” on page 34 for more information.

Lock-up	We, all of our directors, officers and shareholders owning 5% or more of our issued Ordinary Shares have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six months from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors,” beginning on page 9 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

Transfer Agent	VStock Transfer, LLC

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

Our business operations are concentrated in Asia, Africa and the Middle East regions. Due to this geographic concentration, our results of operations and financial conditions are subject to greater risks from changes in general economic and other conditions in these regions, than the operations of more geographically diversified competitors. These risks include:

•	changes in economic conditions and unemployment rates;

•	changes in laws and regulations;

•	changes in competitive environment; and

•	adverse weather conditions and natural disasters (including weather or road conditions that limit access to our stores).

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that any of the regions to which we sell our products is more severely impacted by any such adverse condition, as compared to other regions.

Import or export restrictions by other countries on the commodity products may have a material adverse impact on our business, financial condition, results of operations, cash flows and prospects.

Official and unofficial policies implemented by other countries or international organizations to limit imports from certain countries and/or exports of sugar, rice, and oil and fat products (such as the imposition of qualitative or quantitative restrictions, increased inspections and quarantines or additional requirements for sales) may affect our ability to sell such products abroad. For example, we procure raw and white sugar products from India, because in May 2022, the Indian government implemented an export quota for sugar to curb overseas sales and protect food supplies. Additionally, in September 2022, the Indian government imposed a 20% levy on rice exports of key varieties, such as un-milled and husk brown rice, and banned the export of broken rice. As of the date of this prospectus, the aforementioned actions taken by the Indian government have had no adverse impact on our business, financial condition, results of operations, cash flows or prospects, because we are not dependent on suppliers from India, and we have alternative supply sources from Pakistan, Thailand and Vietnam. However, export restrictions by countries from which we procure sugar and rice or any import restrictions implemented on the commodity products by other countries or international organizations that we sell to may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects. While import or export restrictions implemented by countries have not affected our ability to procure and export commodity products into the markets where our customers are based in the past, we cannot assure you that we will not encounter such disruptions in the future, which may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our operations are dependent on the availability and price of raw materials such as sugar, rice, palm oil, palm olein, and coconut oil. Unfavorable global weather conditions, the lack of long-term contracts at fixed prices with our suppliers, and the seasonal nature of crops, may have an adverse effect on the price and availability of such raw materials. Any increase in the cost of or shortfall in the availability of such raw materials could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. Seasonable variations could also result in fluctuations in our results of operations.

We source our finished packaged commodity products from global suppliers, which are predominantly sugar products from Brazil, India, Malaysia, Thailand and Indonesia, rice products from Thailand, India, Vietnam and Pakistan, and oil and fat products from Indonesia and Malaysia. We are not involved in the milling, processing and/or refining of raw materials used to produce the finished package commodity products that we sell to our customers. We purchase finished packaged commodities from our suppliers, after which we engage with third-party freight and/or shipping companies for the transportation of these products, and then distribute these products to our customers. Nevertheless, our business is highly dependent on the price reasonability and availability of high quality raw agricultural commodity materials which serve as inputs that our suppliers use to manufacture the commodity products that we distribute to our customers.

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The price and availability of such raw materials depend on several factors beyond our control, including overall economic conditions, production levels, market demand and competition for such raw materials, production and transportation costs, duties and taxes and trade restrictions. Negative developments pertaining to such factors may have an adverse impact on the availability and prices of raw materials used in our suppliers’ manufacturing operations, which may consequently increase the costs of our operations as well as negatively affect our business, financial condition, results of operations, cash flows and prospects.

Additionally, we do not have long-term supply contracts with any of our suppliers. We typically place orders with them in advance of our anticipated requirements for some of our products. For example, we typically pre-order sugar products from certain suppliers for the upcoming calendar year based on the annual forecasted demand. We will place additional orders with the relevant suppliers when inventory levels run low. The absence of long-term contracts at fixed prices exposes us to volatility in the prices of raw materials that are used to manufacture the sugar, rice, and oil and fat products and we cannot assure you that we will always be able to pass on any consequent cost increases from our suppliers to our customers, nor that volumes purchased by our customers can be maintained should selling prices to our customers increase.

Furthermore, the supply of raw materials used by our suppliers to manufacture our commodity products is subject to seasonal variations. For example, the supply of raw materials is generally dependent on the harvesting season of various crops such as sugar cane, rice and palm. As a result of such seasonal fluctuations, and given that we do not have access to storage infrastructure such as warehouses for off-season sales, our sales and results of operations may vary by financial quarter, and the sales and results of operations of any given financial quarter may not be relied upon as indicators of the sales or results of operations of other financial quarters or of our future performance. Such seasonal fluctuations may also result in a shortfall in the availability of the raw materials required by our suppliers to manufacture the commodity products during certain periods, which could lead to a shortage in production of the finished commodity products we distribute to our customers, and, consequently, have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Risks relating to climate change and episodes of extreme weather events could have an adverse effect on the price and availability of raw materials on which our operations are dependent.

Our business is highly dependent on the price reasonability and availability of high quality raw agricultural commodity materials such as sugar, rice, palm oil, palm olein, and coconut oil, which serve as inputs that our suppliers use to manufacture the finished commodity products that we distribute to our customers.

The physical effects of climate change, which may include extreme weather events, resource shortages, changes in rainfall and storm patterns, water shortages, changing sea levels and temperatures, including higher temperatures, may have an adverse effect on our business and operations. Unfavorable global weather conditions, including extreme weather, such as drought, floods and natural disasters, may have an adverse effect on the price reasonability and availability of raw materials. Additionally, such events or conditions could also have other adverse effects on the operations, workforce and/or the local communities surrounding our suppliers or customers, including an increased risk of food insecurity, water scarcity, civil unrest and the prevalence of disease. There is growing concern that carbon dioxide and other greenhouse gases in the atmosphere may have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. The availability of raw materials used to manufacture the finished commodity products for our business, which include, amongst others, sugar, rice, palm oil, palm olein, and coconut oil, may be adversely affected by longer than usual periods of heavy rainfall in certain regions or a drought caused by weather conditions such as El Niño. For example, excessive rainfall may lead to poor pollination of palms, decrease the effectiveness of fertilizers and affect harvesting. Adverse weather conditions may also result in decreased availability of water, which could impact the processing and refining of the raw materials.

Our business depends on consistent supplies of finished commodity products from our suppliers to operate efficiently. In the event that the effects of climate change, including extreme weather events, cause prolonged disruptions to the delivery of raw materials, essential commodities and/or other essential inputs used in our suppliers’ manufacturing operations, or affect the prices or availability thereof, it may in turn increase the costs of our operations or the availability of finished commodity products that we sell to our customers, which will consequently negatively affect our business, financial condition, results of operations, cash flows and prospects.

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We depend significantly on the procurement of finished products, and various factors may result in an inadequate supply or result in an increase in our costs in order to secure sufficient products to meet our deliverable requirements to customers.

Although all the finished commodity products are imported from global suppliers which are typically reliable, it is nevertheless possible for there to be an inadequate supply of finished commodity products due to a breach in performance obligation(s) by a certain supplier, by export restrictions imposed by governments of foreign countries from which we export the finished commodity products, or for any other reason, which could hamper our business and operations. Additionally, we estimate the transportation time for the export of the finished commodities several months in advance of the actual time that they are required by our customers, and any error in our estimate or any change in market conditions by the time the products are delivered may lead to a shortfall in the relevant sugar, rice, and oil and fat products to fulfill the orders placed by our customers. Even in situations where it is possible to meet our customers’ requirements or demands, our inability to predict the transportation lead time may result in an increase in our costs if we are required to secure sufficient products from alternative sources or suppliers. Although we may seek to pass on some or all of any such additional costs to customers, we cannot assure you that we will be successful in doing so. This may adversely affect our business, financial condition, results of operations, cash flows and prospects.

It is also possible that from time to time, one or more of our existing suppliers may discontinue their supply of finished commodity products to us, and any inability on our part to procure the commodity products from alternative suppliers in a timely fashion, or on commercially acceptable terms, may adversely affect our operations. If, for any reason, primary suppliers curtail or discontinue their delivery of the commodity products to us in the quantities we need, or on commercially acceptable terms, our delivery schedules could be disrupted, and our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We have a diverse range of products in three main categories of agricultural commodities and our inability to manage our diversified operations may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We offer a diverse range of products across three main categories of agricultural commodities: sugar, rice, and oil and fat products. Accordingly, our management requires considerable expertise and skill to manage and allocate an appropriate amount of time and attention to each category of commodity products. Merchandizing a diverse range of products also makes forecasting future revenue and operating results difficult, which may impair our operations and your ability to assess our financial prospects. In addition, our cost controls, internal controls, and accounting and reporting systems must be integrated and upgraded on a continual basis to support our operations. In order to manage and integrate our products and operations, we are required to, among other things, stay abreast with key developments in each geography in which we operate, implement and continue to improve our operational, financial and management systems, develop the management skills of our managers and continue to train, motivate and manage our employees. If we are unable to manage our business and operations, our business, financial condition, results of operations, cash flows and prospects may be adversely affected.

The COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate.

The COVID-19 pandemic has caused volatility in the global economy. Government measures taken in response to the pandemic, including quarantine orders, as well as other indirect effects that the COVID-19 pandemic is having on global economic activity have also resulted in operating and logistics risks for us, and industrial operations by our suppliers were impacted by changed protocols or working practices. Preventative measures put in place to tackle the COVID-19 pandemic in any jurisdiction with which our supply chain is involved could negatively impact our operations. For instance, a lockdown may impact our supply chain which may result in a delay in the supply of the finished commodity products to our customers. However, as a whole, our business and operations have not been affected by the pandemic-related lockdowns in China. As sugar is a key staple commodity, demand for our products, including sugar, rice and oil and fat products, remain strong in China, and we have not experienced a decline in consumer demand for our products in China.

The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. Further, COVID-19 pandemic restrictions had disrupted supply chains, resulting in delayed shipments for some of our products.

The COVID-19 pandemic has also led to sharp reductions in global growth rates and the ultimate impact on the global economy remains uncertain. Accordingly, the COVID-19 pandemic may have significant negative impacts in the medium and long term, including on our business, financial condition, results of operations, cash flows and prospects.

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We derive a significant portion of our revenue from sugar products and any reduction in demand or in the production of sugar products could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We derive a significant portion of our revenue from the sale and distribution of sugar products. For the fiscal years ended December 31, 2022 and 2021, our revenue from the sale of sugar products amounted to approximately US$154.8 million and US$135.1 million, or approximately 74.9% and 69.6% of our revenue, respectively. For details on the sugar products distributed by our Company, please see the section entitled “Business – Our Main Business Activities – Sugar”. Consequently, any reduction in demand or a temporary or permanent discontinuation of manufacturing of the sugar products by any of our suppliers could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our products are commodities in nature, and their prices are subject to fluctuations that may affect our profitability.

Our earnings are, to a large extent, dependent on the prices of the sugar, rice, and oil and fat products that we sell, which are commodities in nature. These prices fluctuate due to factors beyond our control, including, among other things, world supply and demand, supply of raw materials, weather, crop yields, trade disputes between governments of key producing and consuming countries and governmental regulation. Global demand for agricultural commodities may be adversely affected in periods of sustained economic downturn, while supply may be affected due to weather conditions or long-term technological developments, all of which are factors are beyond our control. According to data obtained from Bloomberg Finance L.P., from January 2020 to January 2023, the price of sugar has been on an upward trend, rising from a low of US$0.1141/lb on May 13, 2020 to a high of US$0.2098/lb on December 23, 2022. As of January 11, 2023, the price of sugar was US$0.1964/lb. The price of rice has been on a general upward trend, trading with more volatility than sugar. Rice was traded from US$12.935/hundredweight (“CWT”) from January 1, 2020 to a high of $22.065/CWT on June 4, 2020, before falling to US$11.385/CWT on July 29, 2020. Since then, it has recovered on an upward trend. As of January 11, 2023, the price of rice was US$17.71/CWT. The price of oils and fats, specifically crude palm oil, has been on a general upward trend, trading from 2,211 Malaysian ringgit (“MYR”)/metric ton (“MT”) on May 5, 2020 to a high of 6,209 MYR/MT on April 29, 2022 and a low of 3,349 MYR/MT on September 28, 2022, before recovering to 3,349 MYR/MT on January 11, 2023.

We strive to minimize our commodity price risks by either selling the sugar, rice, and oil and fat products on a cost-plus basis (a pricing method whereby a fixed percentage is added to the cost it takes to produce one unit of a product), or by hedging prices of the sugar products through futures contracts on the commodity exchanges. The rice and oil and fat products and others, specifically tomato puree, together accounted for approximately 25.0% of our revenue for the fiscal year ended December 31, 2022, and we sell all of the rice products and oil and fat products to our customers on a cost-plus basis. The sugar products accounted for approximately 74.9% of our revenue for the fiscal year ended December 31, 2022, and we typically pre-order sugar products from certain suppliers for the upcoming calendar year based on the annual forecasted sugar product demand. While we sell most of our sugar product volume on a cost-plus basis, we have had open positions on sugar product prices for approximately 20% of our annual sugar product volume, historically. These open positions on sugar product prices are a result of the sugar product pricing at the point of purchase from the relevant supplier possibly varying with the sugar product prices at the point of sales to our customers, and may lead to uncertainty in our sugar product margins. We mitigate against this risk by hedging the sugar products which are exposed to open positions by trading sugar futures over the futures exchanges, including the ICE Futures Europe and ICE Futures U.S. Our hedging positions enable us to fix the price of the sell future contracts at the point of purchase for the total purchase amount of the sugar products purchased from certain suppliers against adverse fluctuations in the sugar product prices and, upon maturity of such sell future contract. In addition, a buy future contract is simultaneously executed at sugar product’s spot price in order to close such sell future contract.

Although we have thus far been able to pass on any increased costs to our customers by increasing prices for our products, and may be adequately hedged against adverse fluctuations in commodity product prices through our practice of hedging our purchases, we cannot assure you that we will always be successful in doing so. It is difficult to predict the specific price fluctuations that may occur and the exact impact which they may have on our earnings, and such price fluctuations may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business.

Although some of our clients and producers are located in jurisdictions that use currencies other than US$, S$ or Euros€, the majority of our trades are conducted using US$ and we have minimal trades which are conducted using € and S$. While we follow established risk management practices, we are nevertheless exposed to risks from foreign exchange rate fluctuations, since our business is dependent on imports and exports entailing large foreign exchange transactions, in currencies including the US$, S$ and €. Exchange rates between some of these currencies and the US$ in recent years have fluctuated significantly and may do so in the future, thereby impacting our results of operations and cash flows in US$ terms. However, we do not hedge our exposure to foreign exchange fluctuations through derivatives or any other means. For the fiscal years ended December 31, 2021 and 2022, we recognized a foreign exchange loss of US$30,729 and US$22,379, respectively. Further, given that we rely on the importation of commodity products, any adverse movement in currency exchange rates may result in an increase in the costs of the commodity products that we procure, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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Our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

For the fiscal years ended December 31, 2022 and 2021, our total revenue was approximately US$206.7 million and US$194.2 million, respectively, representing an increase by approximately 6.4%; our net profit was approximately US$4.6 million and US$4.7 million, respectively, representing a decrease by approximately 1.8%. Our inability to manage our expansion effectively and execute our growth strategy in a timely manner, or within budget estimates, or our inability to meet the expectations of our customers and other stakeholders, could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. We intend to continue expanding our business. In this regard, we plan to utilize approximately 75% of the net proceeds from this offering to strengthen our market position, expand the scope of our product offerings, engage in strategic acquisitions and investments, joint venture partnerships, and investing in equipment and technology. Our future prospects will depend on our ability to grow our business and operations, which could be affected by many factors, including our ability to introduce new products and maintain the quality of the products, general political and economic conditions, government policies or strategies in respect of specific industries, prevailing interest rates, price of commodity products we procure, energy supply and currency exchange rates.

In order to manage our growth effectively, we must implement, upgrade and improve our operational systems, procedures and internal controls on a timely basis. If we fail to implement these systems, procedures and controls on a timely basis, or if there are weaknesses in our internal controls that would result in inconsistent internal standard operating procedures, we may not be able to meet our customers’ needs, hire and retain new employees or operate our business effectively. Moreover, our ability to sustain our rate of growth depends significantly upon our ability to select and retain key managerial personnel, maintain effective risk management practices and train managerial personnel to address emerging challenges.

We cannot assure you that our existing or future management, operational and financial systems, procedures and controls will be adequate to support future operations or establish or develop business relationships beneficial to future operations. Failure to manage growth effectively could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

The improper handling or storage of commodity products, spoilage of and damage to such commodity products, or any real or perceived contamination in the commodity products, could subject us to regulatory and legal action, damage our reputation and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

The commodity products that we procure and distribute are subject to risks of contamination, adulteration and product tampering during their processing, transport or storage. In the event that our products fail to meet quality standards, including as prescribed by the Singapore Food Agency, or are alleged to result in harm to our customers, we may be exposed to the risks of product liability or recall claims. For example, any occurrence of negligence and/or oversight in the process of refining by our suppliers, may result in us selling impure oil to our customers which may cause harm to their health. Although we only purchase finished commodity products from our suppliers and have no involvement in the processing, refining or milling of commodities, such incidents may nonetheless expose us to liabilities and claims by our customers, which could adversely affect our reputation, growth and profitability. Additionally, storage of our products entails risks associated with the storage environment, including the risk of moisture, adverse temperature and humidity levels and pests. Excessively high or low levels of moisture, temperature or humidity may result in damage to our stored products, which may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

While such risks may be controlled, albeit not eliminated, by adherence to good manufacturing practices and finished product testing, we have little control over the manufacturing processes of our suppliers or their third-party manufacturers. We cannot assure you that there will not be incidents of contaminated products or ingredients in the future which may result in product liability claims, product recalls and negative publicity. Such product liability claims may also result legal proceedings brought against us by our consumers, distributors and government agencies. If we are made a party to product liability proceedings, we may incur considerable expenses in defending such claims which would also require the diversion of management’s attention and the diversion of significant resources away from our core profitable business areas. For the fiscal years ended December 31, 2021 and 2022, we did not incur any costs associated with product liability claims. We do not maintain product liability insurance coverage for our domestic and international markets. We are, accordingly, not able to claim any losses and/or receive compensation from insurers in connection with any product liability claims. Any product recalls, product liability claims or adverse regulatory action may adversely affect our reputation and brand image, as well as entail significant costs, which could adversely affect our reputation, business, financial condition, results of operations, cash flows and prospects.

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We rely heavily on our existing brands, the dilution of which could adversely affect our business.

Our product portfolio spans various brands which are owned by our Company, including two main brands: Maxwill and Taffy. We distribute sugar products and oil and fat products under these brands to customers both in Singapore and in overseas markets. Additionally, we distribute the Lin brand sugar products in Singapore through our exclusive distributorship with the Thai Roong Ruang Sugar Group. The amount of revenues that are generated through our exclusive distributorship with Thai Roong Ruang Sugar Group was less than 1.0% of our total revenues in each of the fiscal years 2021 and 2022. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand. Similar to our distributorship relationship with Thai Roong Ruang Sugar Group, the amount of revenues that were generated through our exclusive distributorship with Tong Seng Produce Pte. Ltd. was also less than 1.0% of our revenues in each of the fiscal years 2021 and 2022. We have no commitment from any customer to purchase a certain amount of our products, even under these exclusive or established distributorships. Our brands and reputation are among our most important assets and serve in attracting customers to our products in preference over those of our competitors. We believe that continuing to develop awareness of these brands, through focused and consistent branding and marketing initiatives, among retail consumers and institutional customers, is important for our ability to increase our sales volumes and our revenues, grow our existing market share and expand into new markets. Any decrease in product quality due to reasons beyond our control or allegations of product defects, even when false or unfounded, could tarnish the image of the established brands and may cause consumers to choose other products. Our brands and reputation could also be affected by social, health and cultural organizations and any negative publicity campaigns (such as the introduction of low-sugar or low-fat campaigns), which could lead to a decline in our sales volume. Further, the considerable expansion in the use of social media over recent years has compounded the impact of those groups’ negative publicity. Consequently, any adverse publicity involving these brands, our Company or our products may impair our reputation, dilute the impact of our branding and marketing initiatives and adversely affect our business and our prospects. Any adverse publicity involving our brands may result in a substantial impairment to our reputation and negatively affect our business, financial condition, results of operations, cash flows and prospects.

We procure commodity products from our suppliers and utilize the services of certain third-party service providers for our operations. Any deficiency or interruption in their services could adversely affect our business, financial condition, results of operations, cash flows and prospects.

We rely on global suppliers for the supply of finished sugar, rice, and oil and fat products which we purchase. We also utilize and depend on the services of certain third-party service providers for our operations. For instance, we depend on third-party transport providers, such as international haulers, shipping lines and transport companies, for freight forwarding and shipping services. The agreements entered into with such third parties include provisions which may allow the third-party to terminate the agreement with limited prior notice. In the event that any of such third parties determine to terminate or breach their respective agreements, we cannot assure you that we will be able to obtain a replacement in a timely manner, or at all, which may reduce our sales volumes and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We cannot assure you that we will be successful in continuing to receive uninterrupted, high quality service from various third parties on whom we rely for materially all of our current and future products and related services. Any termination or breach of contract, disruption or inefficiencies in the operations of these third parties may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our inability to expand or effectively manage our distribution network may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our customers in Asia, Africa and the Middle East are located in over 20 countries. In addition to traditional distribution channels, we have utilized third-party e-commerce platforms to market and distribute the sugar, rice, and oil and fat products. Our ability to expand and grow our product reach significantly depends on the reach and effective management of our distribution network. We continuously seek to increase the market penetration of our products by appointing new distributors targeted at different customer groups and geographies. We cannot assure you that we will be able to successfully identify or appoint new distributors or effectively manage our existing distribution network. If the terms offered to such distributors by our competitors are more favorable than those offered by us, distributors may decline to distribute our products and terminate their arrangements with us. We may be unable to appoint replacement distributors in a timely fashion, or at all, which may reduce our sales volumes and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Further, our competitors may have exclusive arrangements with certain distributors who may be unable to stock and distribute our products, which may limit our ability to expand our distribution network. Similarly, our competitors may adopt innovative distribution models, which could be more effective than traditional distribution models resulting in a reduction in the sales of our products. We may also face disruptions in the distribution and delivery of the products for various reasons beyond our control, including poor handling by distributors of our products, transportation bottlenecks, natural disasters and labor issues which could lead to delayed or lost deliveries, and any failure to provide distributors with sufficient inventories of our products may result in a reduction in the sales. If our distributors fail to distribute our products in a timely manner, or adhere to the terms of the distribution arrangement, or if our distribution arrangements are terminated, our business, financial condition, results of operations, cash flows and prospects may be adversely affected.

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We may utilize a portion of the net proceeds from this offering for strategic acquisitions or joint venture partnerships. If we pursue strategic acquisitions or joint ventures, we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.

As of the date of this prospectus, we have not identified any such strategic acquisitions. We may evaluate potential acquisitions or joint ventures that would further our strategic objectives, from time to time. However, we may not be able to identify suitable target assets or companies, consummate a transaction on terms that are favorable to us, or achieve the anticipated synergies, expected returns and other benefits as a result of integration challenges or anti-monopoly regulations. Companies or operations acquired, or joint ventures created by us may not be profitable or may not achieve sales levels and profitability that justify the investments made. Our corporate development activities may entail financial and operational risks, including diversion of management attention from its existing core businesses, difficulty in integrating or separating personnel, financial, information technology and other systems, difficulty in retaining key employees, and negative impacts on existing business relationships with suppliers and customers. The potential for future acquisitions could also result in potentially dilutive issuances of equity securities, the incurrence of debt and such issuances or incurrences, or the perception that such issuances or incurrences may occur, could depress the market price of our equity securities. Potential future acquisitions may also increase our contingent liabilities and operating expenses, all of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

Our funding requirements and deployment of the net proceeds from this offering are based on internal management estimates, based on assumptions, current market conditions and our business plan. Our funding requirements may be subject to changes based on various factors such as financial and market conditions, business and strategy, competition, negotiation with vendors, variation in cost estimates on account of factors and other external factors such as changes in the business environment and interest or exchange rate fluctuations, which may not be within the control of our management. We operate in a highly competitive and dynamic industry and may have to revise our estimates from time to time on account of changes in external circumstances or costs, or changes in other financial conditions, business or strategy. This shift may entail rescheduling, revising or cancelling planned expenditure and funding requirements at our discretion, which may increase our overall operating expenses and reliance on third party advisory services to access any material variations, all of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our existing loan agreements contain certain covenants and restrictions that may limit the flexibility of our Company in the way in which we organize our subsidiaries and/or operate our business.

Certain of our Company’s financing agreements contain covenants that limit its ability to undertake or permit, among other things, any re-organization or change of shareholders, without the prior written consent of the relevant lender. Although we have sought consent from the relevant lenders to confirm that the Reorganization (as defined under “Corporate History and Structure”) and the listing of our Ordinary Shares on the Nasdaq Capital market will not cause a breach of the such financing agreements and/or in any way affect their validity or any part thereof, for their waiver of any default on our part of any provision of such financing agreements (including any such default which may have arisen as a result of the restructuring, as of the date of this prospectus, we have not received such confirmation from any of the relevant lenders.

We therefore cannot assure you that we are not in default of or that we are in full compliance with the terms of our financing agreements. If we are unable to obtain such waivers, renegotiate our credit facilities, or repay our borrowings on terms that are acceptable to us, or at all, our lenders may be entitled to declare an event of default which would enable these lenders to demand immediate payment of the outstanding borrowings under the relevant loan agreement and cease commitments to further extend credit to us, amongst other potential financial liabilities. Any of these occurrences could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Notwithstanding the above, the total outstanding debt facilities our Company had with these lenders amounted to approximately US$610,240 as of July 31, 2023. Our cash and cash balances position as of December 31, 2022 amounted to US$2,540,157. In the event that all our borrowings require immediate repayment, our directors and management believe that the total amounts can be repaid without severely affecting our cash flows and/or operations.

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We intend to utilize a portion of the net proceeds from this offering for business expansion, but may face problems in the implementation of such expansion plans and the actual capital expenditure necessary for such expansion may significantly exceed our budgets or we may not be able to maximize returns from the capital expenditure.

We propose to utilize 75% of the net proceeds from this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. While, as of the date of this prospectus, we have not identified any such strategic acquisitions or have any concrete plans for investments in equipment and technology, any future capital expenditure may be subject to the potential problems and uncertainties that such business expansion activities face, including cost overruns or delays. Problems that could adversely affect the implementation of such expansion plans include labor shortages, increased costs of equipment or manpower, inadequate performance of equipment and machinery, delays in completion, the possibility of unanticipated future regulatory restrictions, delays in receiving governmental, statutory and other regulatory approvals, incremental pre-operating expenses, taxes and duties, interest and finance charges, working capital margin, environment and ecology costs and other external factors which may not be within the control of our management. There can be no assurance that our business expansion plans will be completed as planned or on schedule, and any delay could have an adverse impact on our growth, business, financial condition, results of operations, cash flows and prospects.

In addition, if the actual capital expenditure significantly exceeds our budgets and we do not have sufficient financial resources (including the net proceeds from this offering) to meet the requirements of any proposed business expansion plans, we may need to utilize external financing sources to fund the balance at additional finance costs, and the proposed business expansion plans may not be completed as planned or on schedule, if at all. Even if our budgets were sufficient to cover such activities, we may not be able to achieve the intended economic benefits of such capital expenditure, which, in turn, may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. Furthermore, even if we are able to raise adequate capital to fund our capital expenditure in maintaining and growing our business, we cannot assure you that we will be able to maximize the utility and profitability of any businesses that we may acquire or invest in, or equipment and technology that we may invest in. This may occur for various reasons, and we may therefore not be able to fully maximize returns from our capital expenditure.

The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

We propose to utilize 75% of the net proceeds in this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and joint venture partnerships, and investing in equipment and technology. As we have not identified potential acquisition targets nor finalized any acquisition costs, this amount is based on our management’s current estimates, budgets and other relevant consideration and may not be the total value or cost of any such expenditure. In the event the portion of the net proceeds from this offering to be utilized for the business expansion plans are insufficient, we may have to seek alternative sources of funding at additional finance costs which in turn may adversely affect our business, financial condition, results of operations, cash flows and prospects of completing any proposed business expansion plans on schedule, if at all.

If we are unable to introduce new products and respond to changing consumer preferences in a timely and effective manner, the demand for our products may decline, which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. There is no guarantee that we will be successful in the new business segments or products that we plan to expand into.

The success of our business depends upon our ability to anticipate and identify changes in consumer preferences and offer commodity products that consumers require. For example, according to the Frost & Sullivan Report, health awareness of Asian consumers is increasing and is being driven by the rising standard of living in Asia. Consumer inclination towards purchasing healthier food varieties has increased. Consumers are now seeking healthier, less processed, raw sugar varieties such as brown and organic sugar to reduce its negative impact on the body following its consumption. Many sugar manufacturers are developing innovative varieties to keep up with market demand. The growing concerns with regards to lifestyle related health conditions such as obesity and diabetes is expected to further drive demand for healthier sugar varieties. Additionally, such consumer preferences are influenced by a number of factors beyond our control, such as the prices of alternative products and economic conditions. Although we seek to identify such trends and introduce new products, we recognize that customer tastes cannot be predicted with certainty and can change rapidly, and that there is no certainty that these will be commercially viable or effective or accepted by our customers, or that we will be able to successfully compete in such new product segments. Our failure to successfully predict such consumer preferences and trends as they relate to our selection of products in a cost effective and/or timely manner could increase our costs and lead to us being less competitive in terms of our prices or variety of products we sell, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

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Before we can introduce a new product, we must successfully execute a number of steps, including obtaining required approvals and registrations, effective branding and marketing strategies for target customers, while engaging with the relevant third-party suppliers to increase or change the nature and quantities of the finished commodity products supplied. We also depend on the successful introduction of new production and manufacturing processes by our suppliers such as manufacturing facilities and processing plants to create innovative products, achieve operational efficiencies and adapt to advances in, or obsolescence of technology. We cannot assure you that our suppliers will be able to successfully keep up with technological improvements in order to meet our customers’ needs or that the technology developed by others will not render our products less competitive or attractive. Our failure to successfully adopt such technologies in our selection of third-party suppliers and/or service providers in a cost effective and/or timely manner could increase our costs and lead to us being less competitive in terms of our prices or quality of products we sell, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

The commercialization process of a new product would require us to spend considerable time and capital. Delays in any part of the process, our inability to obtain necessary regulatory approvals for the products or failure of a product to be successful at any stage could adversely affect our business. Consequently, any failure on our part to successfully introduce new products may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our inability to accurately forecast demand for our products may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our business depends on our estimate of the demand for the sugar products from our customers. We typically pre-order the sugar products from certain suppliers for the upcoming calendar year based on the annual forecasted demand. We constantly monitor our inventory levels and will place additional orders with the relevant suppliers when inventory levels run low. If we underestimate demand or have inadequate capacity due to conditions for which we are unable to meet the demand for the sugar products, we may place orders for fewer quantities of products than required, which could result in the loss of business. While we forecast the demand for the sugar products and accordingly plan our purchase volumes, any error in our forecast could result in a reduction in our profit margins and/or surplus or insufficient stock, which may result in additional storage cost and any surplus stock may not be sold in a timely manner, or at all. In the event we overestimate demand, we may incur additional costs to secure capacity from suppliers or purchase more products than required. Additionally, our inability to accurately forecast demand for our products may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our suppliers and customers may be subject to extensive government regulations and if they fail to obtain, maintain or renew required statutory and regulatory licenses, permits and approvals required for the import and/or export of the commodity products, our business, financial condition, results of operations, cash flows and prospects may be adversely affected.

Our suppliers and customers may be subject to extensive government regulations and may be required to obtain and maintain a number of statutory and regulatory licenses, permits, certificates and approvals. Customers may also be required to comply with international rules and regulations in respect of the delivery and importation of the commodity products. To ensure that our operations are not disrupted by such regulatory requirements, we seek customers that have the relevant licenses, permits, certificates and approvals required to import the commodity products into their markets and to receive deliveries of such commodity products.

While we have not encountered any incident in the past involving non-compliance by any of our suppliers or customers, we cannot assure you that all our suppliers and/or customers would have obtained or renewed the relevant permits, certificates and approvals prior to entering into any transaction with us. If our suppliers and customers do not receive such approvals or are not able to renew the approvals in a timely manner, our business and operations may be adversely affected. Further, the relevant authorities may initiate penal action against them, restrain their operations, impose fines or penalties, or initiate legal proceedings for their inability to renew/obtain approvals in a timely manner or at all, which will consequently have an adverse impact on our business, financial condition, results of operations, cash flows and prospects.

The approvals required by our suppliers and customers may also be subject to numerous conditions and we cannot assure you that these would not be suspended or revoked in the event of non-compliance or alleged non-compliance with any terms or conditions thereof, or pursuant to any regulatory action. If there is any failure by our suppliers and customers to comply with the applicable regulations or if the regulations governing their businesses are amended, they may incur increased costs, be subject to penalties, have their approvals and permits revoked or suffer a disruption in their operations, any of which would in turn adversely affect our business.

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We engage various third-party suppliers, some of which may operate manufacturing facilities and processing plants. We cannot assure you that the suppliers operating such manufacturing facilities and processing plants will be able to obtain and maintain relevant approvals for continuous operations of such facilities. Failure of such suppliers to maintain requisite government approvals may lead to a disruption at the manufacturing facilities and consequently in the production and supply of the commodity products that we distribute, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may inadvertently deliver genetically modified organisms (“GMOs”) to those customers that request GMO-free products.

Adverse publicity about genetically modified food has led to governmental regulations that limit or prevent sales of GMO products in some of the markets in which we distribute commodity products. It is possible that new restrictions on GMO products will be imposed in major markets for the commodity products or that our customers will decide to purchase lower levels of GMO products or not buy GMO products.

We may not always be able to verify all aspects of how and where the raw materials that are used to produce the finished commodity products that we procure from our suppliers, and under what conditions they are so produced, and it is therefore possible that we may inadvertently deliver products that contain GMOs to those customers that request GMO-free products. As a result, we could lose customers and may incur liability. We may also incur significant expenses related to upgrading procedures to detect GMO-derived materials and/or produce products which are completely GMO-free. GMO products that have not received regulatory approval may also enter the food chain that are used to produce the finished commodity products that we procure. If we encounter incidents of this type, they can be costly and time-consuming to rectify, may damage our reputation and may subject us to litigation. If regulators in the countries that restrict or prohibit the sale of GMO products or customers who request GMO-free products do not have confidence in our products, we could lose customers and could be prohibited from selling our commodity products in those countries, which could, in turn, affect our business, financial condition, results of operations, cash flows and prospects.

Our inability to protect or use our intellectual property rights may adversely affect our business.

We consider our brands and intellectual property to be one of our most valuable assets and we have several trademarks registered in Singapore, Malaysia, Vietnam and the People’s Republic of China. The applications to register trademarks for certain of our brands are still pending, and we have not applied for trademark registration for certain of our other brands. If our trademark registration applications are unsuccessful for reasons which may include our inability to remove objections to our trademark applications, or if any of our unregistered trademarks are first registered in favor of or used by a third-party, we may not be able to claim registered ownership of such trademarks and, consequently, we may not be able to seek adequate remedies for infringement of those trademarks by third parties, which may cause damage to our business prospects, reputation and goodwill.

It is possible that third parties may adopt trade service names that are similar to our trademarks which are registered or pending registration. It is also possible that third parties may register trademarks that are identical or similar to ours overseas which may create barriers to our entry in such markets in the future. If any of our trademarks is infringed or if our trademark applications are challenged or revoked, or if we are unsuccessful in enforcing our intellectual property rights in legal proceedings at a reasonable cost, or at all, or if such legal proceedings result in monetary liability in the form of damages and/or prevent us from further using our trademarks, our business, financial condition and results of operations may be materially and adversely affected.

While we take care to ensure that we comply with the intellectual property rights of others, we cannot determine with certainty whether we will infringe or are infringing upon any existing third-party intellectual property rights, which may force us to alter our product offerings. We may also be susceptible to claims from third parties asserting infringement and other related claims. If such claims are raised in the future, these claims could result in costly litigation, divert management’s attention and resources, subject us to significant liabilities and require us to enter into potentially expensive royalty or licensing agreements or to cease offering certain products. Any of the foregoing could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We are dependent on the strength of brands and reputation of our Company.

Our revenue, results of operation, business and prospects are, to a certain extent, dependent on the strength of the brands and reputation of our Company. While we believe that our Maxwill and Taffy brands are well-recognized, we may be vulnerable to adverse market and customer perception, particularly in an industry where integrity, trust and customer confidence are paramount. The risk of litigation, misconduct, operational failure, adverse publicity (including through social media) or press speculation could adversely affect our brands and reputation. Our reputation could also be affected if the commodity products that we offer under our brands do not meet expected expectations, whether or not the expectations are founded. We may also be exposed to adverse publicity relating to the commodities industry as a whole. An incident related to us, or the conduct of a competitor unrelated to us, may taint the reputation of the industry as a whole and may affect the perception of customers and the attitude of market regulators. Further, adverse publicity may result in greater regulatory scrutiny of our operations and of the industry generally. If we are unable to maintain our brand name and our reputation, or if there is reputational harm to our Company, our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

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Competition could result in a reduction in our market share or require us to incur substantial expenditure on advertising and marketing, either of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

We compete with several regional and local companies, as well as large multi-national companies that are larger and have substantially greater resources than we do, including the ability to spend more on advertising and marketing. We also face competition from new entrants, who may have more flexibility in responding to changing business and economic conditions. Competition in our business can be based on, among other things, pricing, innovation, perceived value, brand recognition, promotional activities, advertising, special events, new product introductions and other activities. It is difficult for us to predict the timing and scale of our competitors’ actions in these areas. We expect competition to continue to be intense as our existing competitors expand their operations and introduce new products. Our failure to compete effectively, including any delay in responding to changes in the industry and market, together with increased spending on advertising, may affect the competitiveness of our products, which may result in a decline in our revenues and profitability.

Some of our competitors may be larger than us, or develop alliances to compete against us, have more financial and other resources and have products with greater brand recognition than ours. Our competitors in certain regions may also have better access or exclusive arrangements to procure similar products as us and may procure them at lower costs than us and are consequently able to sell their products at lower prices. Some of our international competitors may be able to capitalize on their overseas experience to compete in our markets. As a result, we cannot assure you that we will be able to compete successfully in the future against our existing or potential competitors, or that our business, financial condition, results of operations, cash flows and prospects will not be adversely affected by increased competition.

If we are unable to raise additional capital, our business prospects could be adversely affected.

We intend to fund our expansion plans through our cash on hand, cash flow from operations and from the net proceeds in this offering. We will continue to incur significant expenditure in maintaining and growing our existing business. We cannot assure you that we will have sufficient capital resources for our current operations or any future expansion plans that we may have. While we expect our cash on hand and cash flow from operations to be adequate to fund our existing commitments, our ability to incur any future borrowings is dependent upon the success of our operations. Additionally, the inability to obtain sufficient financing could adversely affect our ability to complete expansion plans. Our ability to arrange financing and the costs of capital of such financing are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks, investor confidence, the continued success of our operations and other laws that are conducive to our raising capital in this manner. If we decide to meet our capital requirements through debt financing, we may be subject to certain restrictive covenants. If we are unable to raise adequate capital in a timely manner and on acceptable terms, or at all, our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We are dependent on a number of key personnel, including our senior management, and the loss of, or our inability to attract or retain such persons could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our performance depends largely on the efforts and abilities of our senior management and other key personnel. We believe that the inputs and experience of our key managerial personnel are valuable for the development of business and operations and the strategic directions taken by us. We cannot assure you that we will be able to retain these employees or find adequate replacements in a timely manner, or at all. We may require a long period of time to hire and train replacement personnel if or when such qualified personnel terminate their employment with us. We may also be required to increase our levels of employee compensation more rapidly than in the past to remain competitive in attracting employees that our business requires. Competition for qualified personnel with relevant industry expertise is intense and the loss of the services of our key personnel may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest and other geopolitical risks could disrupt our production, delivery, and operations, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Global pandemics, epidemics, or fear of the spread of contagious diseases, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of materials and services, cause us to incur significant costs to protect our employees and facilities, or result in regional or global economic distress, any of which events may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical risks could have a similar adverse effect on our business, financial condition, results of operations, cash flows and prospects. Such events may cause our customers to suspend their decisions on purchasing our products, as well as giving rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel, physical facilities, and operations, which could materially adversely affect our financial results.

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In February 2022, Russian military forces launched a military action in Ukraine. The ongoing military action between Russia and Ukraine, sanctions and other measures imposed against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic by the U.S. and other countries and bodies around the world, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, has in the past and in the future could continue to adversely affect the global economy and financial markets and could adversely affect our business, financial condition and results of operations. Additional potential sanctions and penalties have also been proposed and/or threatened. Although our operations have not experienced any material and adverse impact on our supply chain or other aspects of our business from the ongoing conflict between Russia and Ukraine, during times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, that could materially disrupt our systems and operations, supply chain of finished commodity products from our suppliers, and ability to produce, sell and distribute our products. Furthermore, travel restrictions and protective measures could cause us to incur additional unexpected labor costs and expenses or could restrain our ability to retain highly skilled personnel we need for our operations. We cannot predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus, as the conflict, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market disruptions could be significant, could result in increases in commodity, freight, logistics and input costs and could potentially have substantial impacts on the global economy and our business for an unknown period of time.

In August 2022, Nancy Pelosi, the Speaker of the U.S. House of Representatives, visited Taiwan despite comments in opposition of the visit from the People’s Republic of China (“PRC”) government. The PRC government subsequently conducted military exercises in the region and imposed a ban on certain exports and imports with Taiwan. Against this backdrop, we cannot assure you that future developments in the relationship between mainland China and Taiwan will not adversely affect our supply chain, our industry and the global economy and our business, financial condition and results of operations.

Risks Related to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “—The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

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We will be a “controlled company” within the meaning of Nasdaq rules and we will qualify for and may rely on exemptions from certain corporate governance requirements in the future.

Upon completion of this offering, our Executive Chairwoman and Executive Director, Ms. Li Peng Leck, will beneficially own approximately 61.87% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the over-allotment option, or 61.45%, assuming full exercise of the over-allotment option. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq Listing Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of independent directors;

•	our director nominees be selected or recommended solely by independent directors; and

•	we have a nominating committee and a remuneration committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Listing Rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq, which could make our Ordinary Shares less attractive to investors or otherwise harm our share price.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase Ordinary Shares offered by us in the offering, upon completion of the offering, you will incur immediate dilution of $3.64 per share, assuming an initial public offering price of $4.00. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

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In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur substantial increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of 23,250,000 Ordinary Shares are issued and outstanding before the consummation of this offering and 24,337,500 Ordinary Shares will be issued and outstanding immediately after the consummation of this offering, assuming no exercise of the over-allotment option by the underwriters. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future and you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. All dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium account, and provided that under no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. We cannot assure you that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

If securities or industry analysts do not publish research or reports about our business, or if the publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to the completion of our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

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Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of the Nasdaq Capital Market, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

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Anti-takeover provisions in our second amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our second amended and restated memorandum of association (the “Memorandum”) and the second amended and restated articles of association (the “Articles of Association”), as amended from time to time (collectively the “Memorandum and Articles of Association”), may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the following:

•	provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders to the extent of available authorized but unissued shares; and

•	provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed on the Nasdaq Capital Market, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with the Depository Trust Company (“DTC”). All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile. See “Implications of Our Being an “Emerging Growth Company.”

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The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than they would as public shareholders of a corporation incorporated in a jurisdiction in the United States.

It is unclear what ramifications, if any, the addition of the Cayman Islands to the “FATF grey list” will have for us.

In 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list”. When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed upon timeframes and is subject to increased monitoring during such timeframes. As of the date of this prospectus, it is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

It is unclear how long the designation of the Cayman Islands to the EU AML High-Risk Third Countries List will remain in place and what ramifications, if any, the designation will have for us.

In March 13, 2022, the European Commission (“EC”) updated its list of “high-risk third countries” (“EU AML List”) identified as having strategic deficiencies in their anti-money laundering/counter-terrorist financing regimes to include, among others, the Cayman Islands. The EC has noted it is committed to greater alignment with the FATF listing process and the addition of the Cayman Islands to the EU AML List is a direct result of the inclusion of the Cayman Islands on the FATF grey list in February 2021. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued shares in the Company entitled to vote at such general meeting of the Company.

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It is not certain if we will be classified as a Singapore tax resident.

Under the Singapore Income Tax Act, a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors, each acting in their own jurisdictions, or where the board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be where the majority of the board of directors are located when they sign such consent or attend such conferences.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes.  However, the tax residence status of the Company is subject to determination by the Inland Revenue Authority of Singapore (“IRAS”), and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Singapore Income Tax Act.

If IRAS determines that the Company is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Singapore Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company is regarded as a Singapore tax resident, any dividends received or deemed received by the Company in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when it is: (i) remitted to, transmitted, or brought into Singapore; (ii) applied in or towards the satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore.

In addition, as Singapore does not impose withholding tax on dividends declared by Singapore resident companies. If the Company is considered a Singapore tax resident, dividends paid to the holders of our ordinary shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our ordinary shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our ordinary shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our ordinary shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our ordinary shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or

•	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2021 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed to be a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were or are determined to be a PFIC, see “Material Income Tax Consideration—United States Federal Income Taxation—Passive Foreign Investment Company.”

Our pre-IPO shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-IPO shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this offering. See “Shares Eligible for Future Sale” below. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following the completion of the offering, to the detriment of participants in this offering. Under Rule 144, before our pre-IPO shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our Company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

Our Company is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Risks Related to Regulations and Litigation

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brands and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies governing the import and export of food products and the distribution and sale of food products vary from jurisdiction to jurisdiction. The application of these types of laws to our operations continues to be difficult to predict but could pose operational challenges for us in the future. Because laws vary from jurisdiction to jurisdiction, our distribution and service processes must be continually monitored for compliance with the various rules and requirements, which may change from time to time. Furthermore, the costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. The applicable laws, regulations, standards and policies relating to the import and export of commodity products and food products in the different jurisdictions in which our customers are located in continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise affect our business.

All sugar, rice, and oil and fat products sold must comply with applicable standards and requirements, including mandated safety standards, in each market where such commodities products are produced by our suppliers and sold to our customers. Failure by the relevant commodities products to satisfy applicable standards and requirements would materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business could be adversely affected by trade tariffs, export control laws or other trade barriers.

Our business could be affected by the imposition of tariffs, export control laws and other trade barriers, which may make it more costly or difficult for us to export the relevant commodities products to the imposing country. We may become subject to additional tariffs, laws and barriers as we enter into new markets. We may experience cost increases as a result of existing or future tariffs, and may not be able to pass on such additional costs to our customers, or otherwise mitigate the costs. In the event that we raise prices to help cover the higher costs, we may face lower demand for the relevant commodities products. A violation of export control laws could subject us to whistle-blower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal penalties, collateral consequences, remedial measures and legal expenses. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our Company may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our Company may be involved in legal proceedings from time to time. For example, in August 2021, BSRAT DMCC, a Dubai Limited Liability Company, which is our customer and is in the business of general trading and distribution of mainly food stuffs, including rice, filed a claim against us in the District Court of Singapore alleging that we had failed to supply the bags of rice in conformity with the contracts of sale and sought compensation for damages amounting up to approximately US$255,000. The claim was dismissed on September 27, 2022. In addition to the related cost, managing and defending litigation can divert our management's attention. We may also need to pay damages to settle the claim with a substantial amount of cash. Any related costs could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Our insurance coverage may not be sufficient or may not adequately protect us against all material hazards and other business risks, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our principal insurance coverage is marine cargo insurance and property all risk insurance. While we believe that the insurance coverage we maintain is reasonably adequate to cover the normal risks associated with the operation of our business, we cannot be certain that our coverage will be sufficient to cover all future claims against us and any other business-related risks, including any losses resulting from accidents that arise out of our operations and/or from any warehouse handling, storage and other logistical services provided to our customers. Such incidences may lead to unforeseen costs and we may have to compensate for any losses or damages suffered by third parties as a result of such incidents and which are not covered by our insurance policies. In the event of personal injuries, fires or other accidents suffered by our employees or other people, we could face claims alleging that we were negligent, provided inadequate supervision or be otherwise liable for the injuries.

In addition, we cannot assure you that any claim under the insurance policies maintained by us will be honored fully, in part or on time, or that we have sufficient insurance to cover all our losses. In addition, our insurance coverage may expire from time to time. We apply for the renewal of our insurance coverage in the normal course of our business, but we cannot assure you that such renewals will be granted in a timely manner, at acceptable cost or at all. To the extent that we suffer loss or damage for which we did not obtain or maintain insurance, and which is not covered by insurance, exceeds our insurance coverage or where our insurance claims are rejected, the loss would have to be borne by us and our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

•	our ability to execute our growth strategies, including our ability to meet our goals;

•	current and future economic and political conditions;

•	our capital requirements and our ability to raise any additional financing which we may require;

•	our ability to attract customers and further enhance our brand recognition;

•	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

•	trends and competition in the agricultural commodity industry;

•	The COVID-19 pandemic and its new variants; and

•	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains data related to the agricultural commodities industry, specifically, sugar, oil and rice. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The agricultural commodity industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the agricultural commodity industry subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Conyers Dill & Pearman Pte. Ltd. that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Singapore

Rajah & Tann Singapore LLP, our counsel with respect to the laws of Singapore, has advised us that there is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

Rajah & Tann Singapore LLP has further advised us that in making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be conclusively made by a Singapore court in a reported decision.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.00 per Ordinary Share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $2.79 million, assuming the underwriters do not exercise their over-allotment option, and $3.41 million, if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

•	approximately 75% for business expansion, including strengthening our market position, expanding the scope of our product offerings, engaging in strategic acquisitions and investments, joint venture partnerships, and investing in equipment and technology;

•	approximately 10% for repayment of bank borrowings with the incurred interest expenses*; and

•	approximately 15% for working capital and general corporate matters.

*	In fiscal years 2021 and 2022, our subsidiary, Maxwill Foodlink, obtained bank loans for funding business expansion and working capital purposes. As of the date of this prospectus, these are the only bank loans outstanding. The total amount of outstanding bank loans as of July 31, 2023 was approximately US$610,240. The effective interest rate on all of such bank loans is 4.5% and each loan will mature between December 2026 and February 2027.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have flexibility and discretion to apply the net proceeds of this offering. See “Risk Factors—Risks Related to this Offering and the Trading Market—Our management has broad discretion to determine how to use the net proceeds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.” To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

34

EXCHANGE RATE INFORMATION

The accompanying consolidated financial statements are presented in U.S. dollars (“US$”), which is the reporting currency of the Davis Commodities. The functional currency of Davis Commodities and its subsidiaries, Maxwill (Asia), LP Grace and Maxwill are the U.S. dollar. Maxwill Foodlink uses the Singapore dollar as its functional currency.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currency including, the Singapore dollar (“S$”), may fluctuate against the US$. Any significant variations of the aforementioned currency relative to the Singapore dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31, 2022	December 31, 2021
US$ to S$ Year End	1.3900	1.3680
US$ to S$ Average Rate	1.3853	1.3448

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DIVIDEND POLICY

The payment of dividends will be determined at the discretion of our board of directors, and is also subject to Cayman Islands law and our articles of association, as amended from time to time. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of profits or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account unless, immediately following the date on which the dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our Ordinary Shares and, as of the date of this prospectus, we do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business. During the fiscal year ended December 31, 2021, our subsidiary, Maxwill (Asia), declared dividends totaling US$5,051,000 to its then shareholders, Tan Choo Kiat and Li Peng Leck, of which, US$2 million was offset against amounts due from our directors and US$3 million was paid in cash by us on January 25, 2022. During the fiscal year ended December 31, 2022, our subsidiary, Maxwill (Asia), declared dividends amounting to US$672,000 to Ms. Leck Li Peng, the ultimate controlling shareholder of our Company.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of dividends and other distributions from our subsidiary, Maxwill. Maxwill will rely on payments made from its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink. Under the Companies Act 1967 of Singapore, no dividend is payable to the shareholders of any Singapore-incorporated company except out of profits. As a result, our ability to pay dividends depends upon dividends paid by Maxwill and its subsidiaries.

Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars. All Singapore-tax resident companies are currently under a “one-tier” corporate tax system, or one-tier system. Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are exempt from income tax in the hands of shareholders, regardless of the tax residence status, shareholding level or legal form of the shareholder. Accordingly, dividends received by our subsidiary, Maxwill, in respect of the shares held by Maxwill in its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink, are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that each of its subsidiaries, Maxwill (Asia), LP Grace and Maxwill Foodlink, are a tax resident of Singapore and under the one-tier system. Likewise, dividends received by Davis Commodities, in respect of the shares held by Davis Commodities in our subsidiary, Maxwill, are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that Maxwill is a tax resident of Singapore and under the one-tier system. See “Material Income Tax Consideration—Singapore Taxation.”

36

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

•	on an actual basis;

•	on an as adjusted basis to reflect the application of the net proceeds of the offering, including the repayment of bank borrowings disclosed under “Use of Proceeds” on page 34; and

•	on an as adjusted basis to reflect the issuance and sale of Ordinary Shares by us in this offering at the assumed initial public offering price of $4.00 per share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	December 31, 2022
	Actual	As adjusted (Over-allotment option not exercised)(1)	As adjusted (Over-allotment option exercised in full)(1)
	$	$	$
Cash and cash equivalents	2,540,157	4,646,420	5,269,557
Short-term loans	–	–	–
Long-term loans, including current portion	685,303	–	–
Finance lease liabilities, including current portion	–	–	–
Shareholders’ Equity:
Ordinary Shares, 232,500,000,000 Ordinary Shares authorized, 23,250,000 Ordinary Shares issued and outstanding*; 24,337,500 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 24,500,625 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	10	4,154,260	4,777,397
Merger reserve	1,112,704	1,112,704	1,112,704
Retained earnings	4,895,352	4,895,352	4,895,352
Accumulated other comprehensive income	4,696	4,696	4,696
Total Shareholders’ Equity	6,012,762	10,167,012	10,790,149
Total Capitalization	6,698,065	10,167,012	10,790,149

*	Retrospectively restated for the effect of a 2,325-for-1 share subdivision.

(1)	Reflects the issuance and sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $2.79 million, assuming the underwriters do not exercise their over-allotment option, and $3.41 million if the underwriters exercise their over-allotment option in full.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, would increase (decrease) each of total shareholders’ equity and total capitalization by $1.04 million if the underwriters’ over-allotment option is not exercised, or $1.19 million if the underwriters’ over-allotment option is exercised in full, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated expenses payable by us. An increase (decrease) of 1,000,000 Ordinary Shares in the number of Ordinary Shares offered by us would increase (decrease) each of total shareholders’ equity and total capitalization by $7.97 million if the underwriters’ over-allotment option is not exercised, or $8.60 million if the underwriters’ over-allotment option is exercised in full, based on an assumed initial public offering price of $4.00 per share, which is the bottom of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and estimated expenses payable by us.

37

DILUTION

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share subdivision of our Ordinary Shares at a ratio of 2,325-for-1 share on June 22, 2023.

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently issued and outstanding Ordinary Shares.

Our net tangible book value as of December 31, 2022, was US$6,012,761, or US$0.26 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts to the underwriters and the estimated offering expenses payable by us.

After giving effect to the sale of Ordinary Shares offered in this offering based on the initial public offering price of $4.00 per Ordinary Share (the bottom of the price range set forth on the cover page of this prospectus) after deduction of the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31 2022, would have been $8.8 million, or $0.36 per issued and outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.10 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $3.64 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions, and full exercise of the Underwriters’ over-allotment option. See “Description of Share Capital” for more details:

	Post- Offering (1)	Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$4.00	$4.00
Net tangible book value per Ordinary Share as of December 31, 2022	$0.26	$0.26
As adjusted net tangible book value per Ordinary Share attributable to payments by new investors	$0.10	$0.12
Pro forma net tangible book value per Ordinary Share immediately after this offering	$0.36	$0.38
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$(3.64)	$(3.62)

(1) Assumes that the underwriters’ over-allotment option has not been exercised.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after the offering would be $0.38, the increase in net tangible book value per Ordinary Share to existing shareholders would be $0.12, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be $3.62.

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The following tables summarize, on a pro forma as adjusted basis as of December 31, 2022, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and non-accountable expense allowance to the underwriters and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share

Existing shareholders	23,250,000	95.5%	$10,000	0.2%	$0.00043
New investors	1,087,500	4.5%	$4,350,000	99.8%	$4.00
Total	24,337,500	100.0%	$4,360,000	100.0%	$0.18

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share

Existing shareholders	23,250,000	94.9%	$10,000	0.2%	$0.00043
New investors	1,250,625	5.1%	$5,002,500	99.8%	$4.00
Total	24,500,625	100.0%	$5,012,500	100.0%	$0.20

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

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CORPORATE HISTORY AND STRUCTURE

Our Corporate History

Our operations commenced on September 11, 1999 through our wholly owned subsidiary, Maxwill (Asia), in Singapore, of which our Executive Chairwoman and Executive Director Ms. Li Peng Leck has been a director since December 2003. On January 15, 2004, Maxwill Foodlink was established as a private company limited by shares in Singapore. On November 1, 2004, Maxwill was established as a private company limited by shares in Singapore. On January 11, 2008, LP Grace was established in Singapore as a private company limited by shares. On July 1, 2022, Ms. Li Peng Leck, our Executive Chairwoman and Executive Director, was appointed as a director to the boards of directors of each of Maxwill, LP Grace and Maxwell Foodlink.

In connection with this offering, we have undertaken a reorganization of our corporate structure (the “Reorganization”) in the following steps:

•	on August 29, 2022, Maxwill acquired 100% of the equity interests in LP Grace and Maxwill Foodlink; and on August 30, 2022, Maxwill acquired 100% of the equity interests in Maxwill (Asia);

•	on September 20, 2022, we incorporated Davis Commodities Limited as an exempted company limited by shares under the laws of the Cayman Islands; and

•	on September 20, 2022, Davis Commodities Limited acquired 100% of the equity interests in Maxwill from its original shareholders. Consequently, Davis Commodities Limited, through a restructuring which is accounted for as a reorganization of entities under common control, became the ultimate holding company of all other entities mentioned above.

Our Corporate Structure

The following chart illustrates our corporate structure upon completion of this initial public offering (this “IPO”) based on 23,250,000 Ordinary Shares issued and outstanding as of the date of this prospectus and 1,087,500 Ordinary Shares to be issued and sold by the Company in this IPO, assuming no exercise of the underwriters’ over-allotment option.

For details of our principal shareholders’ ownership, please refer to the beneficial ownership table in the section captioned “Principal Shareholders.”

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented giving effect to a share subdivision of our Ordinary Shares at a ratio of 2,325-for-1 share on June 22, 2023.

Overview

We are an agricultural commodity trading company based in Singapore which specializes in trading of three main categories of agricultural commodities: sugar, rice, and oil and fat products. We distribute agricultural commodities to various markets, including Asia, Africa and the Middle East. We also provide customers of our commodity offerings with complementary, ancillary services such as warehouse handling and storage and logistics services. We are an asset light business and utilize an established global network of third-party commodity suppliers and logistics service providers in order to distribute sugar, rice, and oil and fat products to customers in over 20 countries as of the fiscal year ended December 31, 2022.

We source and market the commodities we distribute under two main brands: Maxwill and Taffy. We are also the exclusive distributor of the Lin brand in Singapore. The Maxwill brand is owned by us and is used for the sugar products and oil and fat products that we distribute outside of Singapore. We have an exclusive distributorship with the Thai Roong Ruang Sugar Group, a large sugar producer in Thailand, for the exclusive distribution of sugar products under their Lin brand in Singapore. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand.

We specialize in the sourcing and distribution of sugar products, with sugar products contributing to approximately 74.9% and 69.6% of our revenue for the fiscal years ended December 31, 2022 and 2021, respectively. We procure sugar products from various origins in order to offer a wide range of sugar products to our customers in Singapore, as well as in different markets in Asia, Africa and the Middle East regions. We are a member of The Refined Sugar Association in London, which is the trade association for the international white refined sugar trade. We also source and sell a wide selection of rice products and oil and fat products to our customers in Africa and the People’s Republic of China, or the PRC.

We pride ourselves on the quality of our products and our ability to provide a ‘one-stop service’ to customers. We engage third-party service providers for services such as warehouse handling and storage and logistics services (including distribution, freight forwarding and shipping services) to distribute the commodity products from our suppliers to our customers. We also arrange for our customers’ insurance and security coverage, including cargo insurance for the commodities which pass through our supply chain. Our operations are connected to a large network of such service providers, including freight and shipping companies, which are experienced in handling commodities. Their experienced network, in turn, enables us to coordinate, organize and manage our operations efficiently and offer our customers timely and cost-effective services. We are also able to oversee the quality of the products from the point of procurement to the point of distribution to our customers.

We are led by a devoted management team which is highly experienced in the agricultural commodities industry and has a keen understanding of market dynamics through our regional network of customers, suppliers and service providers. Since our establishment in 1999, we have experienced significant growth. For the fiscal years ended December 31, 2021 and 2022, we had total revenue of approximately US$194.2 million and US$206.7 million, respectively, representing an increase by 6.4%. According to Frost & Sullivan Limited, whom we commissioned in June 2022 to produce the Frost & Sullivan Report, we were the largest sugar supplier in Singapore, based on revenue in 2021, with an approximate market share of 7.5% in the sugar market in Singapore.

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Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

•	our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions. In addition, import or export restrictions by other countries on the commodity products may have a material adverse impact on our business, financial condition, results of operations, cash flows and prospects.

Our business operations are concentrated in Asia, Africa and the Middle East regions. Due to this geographic concentration, our results of operations and financial conditions are subject to greater risks from changes in general economic and other conditions in these countries, than the operations of more geographically diversified competitors. These risks include:

•	changes in economic conditions and unemployment rates;

•	changes in laws and regulations;

•	changes in competitive environment; and

•	adverse weather conditions and natural disasters (including weather or road conditions that limit access to our stores).

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects, in the event that any of the countries to which we sell our products is more severely impacted by any such adverse condition, as compared to other countries.

In addition, official and unofficial policies implemented by other countries or international organizations to limit imports from certain countries and/or exports of sugar, rice, and oil and fat products (such as the imposition of qualitative or quantitative restrictions, increased inspections and quarantines or additional requirements for sales) may affect our ability to sell such products abroad. For example, we procure raw and white sugar products from India and in May 2022, the Indian government implemented an export quota for sugar to curb overseas sales and protect food supplies. Such export restrictions by countries from which we procure sugar or any import restrictions implemented on the commodity products by other countries or international organizations that we sell to may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects. While import or export restrictions implemented by countries have not affected our ability to procure and export commodity products into the markets where our customers are based in the past, we cannot assure you that we will not encounter such disruptions in the future, which may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

•	Our operations are dependent on the availability and price of raw materials such as sugar, rice, palm oil, palm olein, and coconut oil. Unfavorable global weather conditions, the lack of long-term contracts at fixed prices with our suppliers, and the seasonal nature of crops, may have an adverse effect on the price and availability of such raw materials. Any increase in the cost of or shortfall in the availability of such raw materials could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. Seasonable variations could also result in fluctuations in our results of operations. We also depend significantly on the procurement of finished products, and various factors may result in an inadequate supply or result in an increase in our costs in order to secure sufficient products to meet our deliverable requirements to customers.

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We source our finished package commodity products from global suppliers, which are predominantly sugar products from Brazil, India, Malaysia, Thailand and Indonesia, rice products from Thailand, India, Vietnam and Pakistan, and oil and fat products from Indonesia and Malaysia. We are not involved in the milling, processing and/or refining of raw materials used to produce the finished package commodity products that we sell to our customers. We purchase finished packaged commodities from our suppliers, after which we engage with third-party freight and/or shipping companies for the transportation of these products, and then distribute these products to our customers. Nevertheless, our business is highly dependent on the price reasonability and availability of high quality raw agricultural commodity materials which serve as inputs that our suppliers use to manufacture the commodity products that we distribute to our customers.

The price and availability of such raw materials depend on several factors beyond our control, including overall economic conditions, production levels, market demand and competition for such raw materials, production and transportation costs, duties and taxes and trade restrictions. Unfavorable global weather conditions, including extreme weather, such as drought, floods and natural disasters, may have an adverse effect on the availability of raw materials. There is growing concern that carbon dioxide and other greenhouse gases in the atmosphere will have an adverse impact on global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. The availability of raw materials used to manufacture the finished commodity products for our business, which include, among others, sugar, rice, palm oil, palm olein, and coconut oil, may be adversely affected by longer than usual periods of heavy rainfall in certain regions or a drought caused by weather conditions such as El Niño. For example, excessive rainfall may lead to poor pollination of palms, decrease the effectiveness of fertilizers and affect harvesting. Adverse weather conditions may also result in decreased availability of water, which could impact the processing and refining of the raw materials. Such events may have an adverse impact on the availability and prices of raw materials used in our suppliers’ manufacturing operations, which may consequently increase the costs of our operations, as well as negatively affect our business, financial condition, results of operations, cash flows and prospects.

Additionally, we do not have long-term supply contracts with any of our suppliers. We typically place orders with them in advance of our anticipated requirements for some of our products. For example, we typically pre-order sugar products based on the annual forecasted demand, purchasing approximately 50% of total forecasted demand. We will place additional orders with the relevant suppliers when inventory levels run low. The absence of long-term contracts at fixed prices exposes us to volatility in the prices of raw materials that are used to manufacture the sugar, rice, and oil and fat products and we cannot assure you that we will always be able to pass on any consequential cost increases from our suppliers to our customers, nor that volumes purchased by our customers can be maintained should selling prices to our customers increase.

Furthermore, the supply of raw materials used by our suppliers to manufacture our commodity products is subject to seasonal variations. For example, the supply of raw materials is generally dependent on the harvesting season of various crops such as sugar cane, rice and palm. As a result of such seasonal fluctuations, and given that we do not have access to storage infrastructure such as warehouses for off-season sales, our sales and results of operations may vary by financial quarter, and the sales and results of operations of any given financial quarter may not be relied upon as indicators of the sales or results of operations of other financial quarters or of our future performance. Such seasonal fluctuations may also result in a shortfall in the availability of the raw materials required by our suppliers to manufacture the commodity products during certain periods, which could lead to a shortage in production of the finished commodity products we distribute to our customers, and, consequently, have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Although all the finished commodity products are imported from global suppliers which are typically reliable, it is nevertheless possible for there to be an inadequate supply of finished commodity products, due to a breach in performance obligation(s) by a certain supplier, by export restrictions imposed by governments of foreign countries from which we export the finished commodity products, or for any other reason, any of which could hamper our business and operations. Additionally, we have to estimate the transportation time for the export of the finished commodities several months in advance of the actual time that they are required by our customers, and any error in our estimate or any change in market conditions by the time the products are delivered may lead to a shortfall in the relevant sugar, rice, and oil and fat products to meet the orders placed by our customers. Even in situations where it is possible to meet our customers' requirements or demands, our costs may increase if we are required to secure sufficient products from alternative sources or suppliers. Although we may seek to pass on some or all of any such additional costs to customers, we cannot assure you that we will be successful in doing so. This may adversely affect our business, financial condition, results of operations, cash flows and prospects.

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It is also possible that one or more of our existing suppliers may discontinue their supply of finished commodity products to us, and any inability on our part to procure the commodity products from alternative suppliers in a timely fashion, or on commercially acceptable terms, may adversely affect our operations. If, for any reason, primary suppliers curtail or discontinue their delivery of the commodity products to us in the quantities we need, or on commercially acceptable terms, our delivery schedules could be disrupted, and our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

•	We have a diverse range of products in three main categories of agricultural commodities and our inability to manage our diversified operations may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We offer a diverse range of products across three main categories of agricultural commodities: sugar, rice, and oil and fat products. Accordingly, our management requires considerable expertise and skill to manage and allocate an appropriate amount of time and attention to each category of commodity products. Merchandizing a diverse range of products also makes forecasting future revenue and operating results difficult, which may impair our operations and your ability to assess our prospects.

•	We derive a significant portion of our revenue from sugar products and any reduction in demand or in the production of sugar products could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

We derive a significant portion of our revenue from the sale and distribution of sugar products. For the fiscal years ended December 31, 2022 and 2021, our revenue from the sale of sugar products amounted to approximately US$154.8 million and US$135.1 million, or approximately 74.9% and 69.6% of our revenue, respectively. Consequently, any reduction in demand or a temporary or permanent discontinuation of manufacturing of the sugar products by any of our suppliers could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

•	Our products are commodities in nature, and their prices are subject to fluctuations that may affect our profitability and fluctuation in the exchange rate between the US$ and foreign currencies may have an adverse effect on our business.

Our earnings are to a large extent dependent on the prices of the sugar, rice, and oil and fat products that we sell, which are commodities in nature. These prices fluctuate due to factors beyond our control, including, among other things, world supply and demand, supply of raw materials, weather, crop yields, trade disputes between governments of key producing and consuming countries and governmental regulations. Global demand for agricultural commodities may be adversely affected in periods of sustained economic downturn, while supply may be affected due to weather conditions or long-term technological developments, all of which are factors are beyond our control. According to data obtained from Bloomberg Finance L.P., from January 2020 to January 2023, the price of sugar has been on an upward trend, rising from a low of US$0.1141/lb on May 13, 2020 to a high of US$0.2098/lb on December 23, 2022. As of January 11, 2023, the price of sugar was US$0.1964/lb. The price of rice has been on a general upward trend, trading with more volatility than sugar. Rice was traded from US$12.935/hundredweight (“CWT”) from January 1, 2020 to a high of $22.065/CWT on June 4, 2020, before falling to US$11.385/CWT on July 29, 2020. Since then, it has recovered on an upward trend. As of January 11, 2023, the price of rice was US$17.71/CWT. The price of oils and fats, specifically crude palm oil, has been on a general upward trend, trading from 2,211 Malaysian ringgit (“MYR”)/metric ton (“MT”) on May 5, 2020 to a high of 6,209 MYR/MT on April 29, 2022 and a low of 3,349 MYR/MT on September 28, 2022, before recovering to 3,349 MYR/MT on January 11, 2023.

Although we have thus far been able to pass on any increased costs to our customers by increasing prices for our products, and may be adequately hedged against adverse fluctuations in commodity product prices through our practice of hedging our purchases, we cannot assure you that we will always be successful in doing so. It is difficult to predict the specific price fluctuations that may occur and the exact impact which they may have on our earnings, and such price fluctuations may adversely affect our business, financial condition, results of operations, cash flows and prospects. We have, nevertheless, managed to record gross profits with respect to all of our products for the fiscal years ended December 31, 2021 and 2022, being sugar, rice and oil and fat products, as a result of our cost-plus pricing and hedging strategy.

The results from our operations are generally in line with the prices of these commodities, as we sell our products on a cost-plus basis. As the prices of these goods increase, our revenues, as well as cost of revenues, would similarly increase in tandem and our margins have been fairly consistent for the fiscal years ended December 31, 2022 and 2021.

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We primarily utilize our cost-plus pricing as well as derivative instruments to manage our exposure to movements associated with sugar prices. In terms of derivative instruments, we generally use futures contracts to minimize the effects of changes in the prices of commodities held as inventories or subject to purchase and sale contracts, which are settled in cash at maturity or termination based on quoted futures prices. Changes in fair values of futures contracts, representing the unrealized gains and/or losses on these instruments, are settled on specific dates, generally through a well-established brokerage firm.

Although we follow established risk management practices, we are nevertheless exposed to risks from foreign exchange rate fluctuations, since our business is dependent on imports and exports entailing large foreign exchange transactions, in currencies including the US$, S$ and €. Exchange rates between some of these currencies and the US$ in recent years have fluctuated significantly and may do so in the future, thereby impacting our results of operations and cash flows in US$ terms. However, we do not hedge our exposure to foreign exchange fluctuations through derivatives or any other means. For the fiscal years ended December 31, 2021 and 2022, we recognized a foreign exchange loss of US$30,729 and US$22,379, respectively. Further, given that we rely on the importation of commodity products, any adverse movement in currency exchange rates may result in an increase in the costs of the commodity products that we procure, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Impact of the COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies were also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

As of the date of this prospectus, the impact of COVID-19 on our business has been limited, but prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus. However, as a whole, our business and operations have not been affected by the pandemic-related lockdowns in China. As sugar is a key staple commodity, demand for our products, including sugar, rice and oil and fat products, remain strong in China, and we have not experienced a decline in consumer demand for our products in China. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the agricultural commodities industry.

The extent to which the COVID-19 pandemic continues to impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	new variant of disease which may emerge concerning the severity of such diseases in Southeast Asia (or “SEA”);

•	the duration and spread of the pandemic;

•	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;

•	regulatory actions to be taken in response to the pandemic, which may impact supplier operations, supplier pricing, consumer purchase patterns and our product offerings;

•	other business disruptions that affect our workforce, such as work from home arrangement;

•	continuing challenges to onboard new customers through on-ground marketing events;

•	the impact on capital and financial markets; and

•	action taken throughout the world, including in markets in which we operate, to contain the COVID-19 pandemic or dampen its impact.

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Supply Chain Disruptions

Although there have been global supply chain disruptions as a result of the COVID-19 pandemic that may have affected the operations of some of our suppliers, these disruptions have not had a material adverse effect on our business as of the date of this prospectus. We will continue to monitor the effects of supply chain disruptions on our business in future periods.

Results of Operations

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2021 and 2022

The following table sets forth certain operational data for the fiscal years ended December 31, 2021 and 2022, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the fiscal years ended December 31,
	2021	2022	Variances
	US$’000	US$’000	US$’000%

Revenues	194,239	206,717	12,478	6.4%
Cost of revenues	(181,994)	(193,840)	11,846	6.5%
Gross profit	12,245	12,877	632	5.2%

Operating expenses:
Selling and marketing expenses	(5,396)	(5,307)	(89)	(1.6%	)
General and administrative expenses	(1,871)	(2,287)	416	22.2%
Total operating expenses	(7,267)	(7,594)	327	4.5%
Income from operations	4,978	5,283	305	6.1%

Other income/(expense):
Other income	671	285	(386)	(57.5%	)
Interest expense	(48)	(33)	(15)	(31.3%	)
Total other income	623	252	(371)	(59.6%	)

Income before tax expense	5,601	5,535	(66)	(1.2%	)
Income tax expense	(901)	(920)	19	2.1%
Net income	4,700	4,615	(85)	(1.8%	)

Other comprehensive income
Foreign currency translation loss, net of taxes	(3)	(2)	(1)	(33.3%	)
Total comprehensive income	4,697	4,613	(84)	(1.8%	)

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Revenue

For the fiscal years ended December 31, 2021 and 2022, we derived our revenue from the sales of sugar, rice and oil and fat products, and others, specifically, sales of tomato puree. Our breakdown of revenue in terms of products for the fiscal years ended December 31, 2021 and 2022 is summarized below:

	For the fiscal years ended December 31,
	2021	%	2022	%	Variance	Change (%)
	US$’000		US$’000		US$’000
Sale of sugar	$135,140	69.6	$154,757	74.9	$19,617	14.5
Sale of rice	35,064	18.0	34,200	16.5	(864)	(2.5)
Sale of oil and fat products	24,035	12.4	17,568	8.5	(6,467)	(26.9)
Sale of others	–	–	192	0.1	192	100
Total revenue	$194,239	100.0	$206,717	100.0	$12,478	6.4

Our breakdown of revenue in terms of geographic regions for the fiscal years ended December 31, 2021 and 2022 is summarized below:

	For the fiscal years ended December 31,
	2021	%	2022	%	Amount	Change (%)
	US$’000		US$’000		US$’000

Africa	$63,231	32.6	$56,863	27.5	(6,368)	(10.0)
China	13,809	7.1	16,629	8.0	2,820	20.4
Indonesia	18,971	9.8	79,645	38.5	60,674	319.8
Vietnam	75,563	38.9	28,663	13.9	(46,900)	(62.1)
Other countries	22,665	11.6	24,917	12.1	2,252	9.9
Total revenue	$194,239	100.0	$206,717	100	12,478	6.4

Our total revenue increased by approximately US$12.5 million, or 6,4%, from approximately US$194.2 million in the fiscal year ended December 31, 2021 to approximately US$206.7 million in the fiscal year ended December 31, 2022. This increase was mainly attributable to an increase in demand for sugar from our customers in Southeast Asia, notably, Indonesia, and an increase in the prices of sugar and oil, in the fiscal year ended December 31, 2022 compared to the same corresponding period in 2021

The material change in revenue from Indonesia was mainly due to a significant increase in the country’s demand for sugar. Indonesia is one of the world’s largest sugar importers. With the easing of COVID restrictions in the country, consumer consumption in Indonesia had rebounded significantly, leading to significant increase in demand from the sugar refineries in Indonesia in 2022 compared to 2021.

The material change in revenue from Vietnam was mainly due to the imposition of duties and a quota restriction by the Vietnamese government, to regulate the impact of the price of imported sugar on their domestic sugar industry, leading to a fall in demand for imported sugar.

Our revenue from sales of sugar increased from approximately US$135.1 million in the fiscal year ended December 31, 2021 to approximately US$154.8 million in the fiscal year ended December 31, 2022, representing an increase of approximately US$19.6 million, or 14.5%. The increase in revenue from the sales of sugar is attributable to an increase in volumes of sugar sold and an increase in the average price of sugar in the fiscal year ended December 31, 2022 compared to 2021. The increase in volumes of sugar sold accounted for 86.2% of the increase in revenue from sales of sugar. The increase in the average price of sugar in the fiscal year ended December 31, 2022, compared to the fiscal year ended December 31, 2021, accounted for 13.8% of the increase in revenue from sales of sugar.

Our revenue from sales of rice decreased from approximately US$35.1 million in the fiscal year ended December 31, 2021 to approximately US$34.2 million in the fiscal year ended December 31, 2022, representing a decrease of approximately US$864,000, or 2.5%. The decrease in revenues from the sales of rice is mainly attributable to a slight increase in volume but offset with a decrease in prices.

Our revenue from sales of oil and fat products decreased from approximately US$24.0 million in the fiscal year ended December 31, 2021 to approximately US$17.6 million in the fiscal year ended December 31, 2022, representing a decrease of approximately US$6.5 million, or 26.9%. The decrease in revenues from the sales of oil and fat products is due to the declining volume of products, as demand had decreased due to the increased volatility in prices.

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Our revenue from sales of other products amounted to US$0.2 million or 0.1% of total revenue in the fiscal year ended December 31, 2022. The sales of other products were random sales during the year, specifically, sales of tomato puree.

The increase in demand for our sugar was due to the easing of global COVID-19 lockdowns and global supply chains, and the opening up of international borders, all of which led to an increase in revenue. Accordingly, our cost of revenue has increased correspondingly.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the fiscal years ended December 31, 2021 and 2022, respectively:

	For the fiscal years ended December 31,
	2021	%	2022	%	Variance	Change (%)
	US$’000		US$’000		US$’000

Raw materials cost – sugar	$126,855	69.7	$145,071	74.8	18,216	14.4
Raw materials cost – rice	31,900	17.5	32,099	16.6	199	0.6
Raw materials cost – oil and fat products	23,239	12.8	16,489	8.5	(6,750)	(29.0)
Raw materials cost - others	-	-	181	0.1	181	100
Total cost of revenue	$181,994	100.0	$193,840	100.0	11,846	6.5

Our cost of revenue increased by US$11.8 million, or 6.5%, from US$182.0 million in the fiscal year ended December 31, 2021 to US$193.8 million in the fiscal year ended December 31, 2022, in tandem with the increase in revenue as stated above. The increase in our cost of revenue was primarily due to the increase in revenues as stated above, due to a higher demand for our products from our customers. Accordingly, our cost of revenues has increased correspondingly.

Gross Profit and Gross Margin

Our gross profit and gross margins in terms of products for the fiscal years ended December 31, 2021 and 2022 is summarized below:

	For the fiscal years ended December 31,
	2021	%	2022	%	Variance	Change (%)
	US$’000		US$’000		US$’000

Gross profit - sugar	$8,285	67.7	$9,686	75.2	1,401	16.9
Gross profit - rice	3,164	25.8	2,100	16.3	(1,064)	(33.6)
Gross profit - oil and fat products	796	6.5	1,079	8.4	283	35.5
Gross profit - others	-	-	12	0.1	12	100
Total gross profit	$12,245	100.0	$12,877	100.0	632	5.2

	For the fiscal years ended December 31,
	2021	2022	Change
	%	%	%

Gross margin - sugar	6.1	6.3	0.1
Gross margin - rice	9.0	6.1	(2.9)
Gross margin - oil and fat products	3.3	6.1	2.8
Gross margin - others	-	6.1	6.1
Total revenue	6.3	6.2	(0.1)

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Due to the increase in revenues and corresponding increase in cost of revenues, our gross profit increased by US$632,000, or 5.2%, from US$12.2 million in the fiscal year ended December 31, 2021 to US$12.9 million in the fiscal year ended December 31, 2022. We have managed to record gross profits with respect to all of our products for fiscal years ended December 31, 2021 and 2022, being sugar, rice and oil and fat products, as a result of our cost-plus pricing and hedging strategy. Gross profit and gross margin for sugar had improved in the fiscal year ended December 31, 2022 and 2021, due to the easing of global COVID-19 lockdowns and global supply chain disruptions and an increased demand for sugar in Southeast Asia, as mentioned above. Similarly, gross profit and gross margin for oil and fat products had also increased in the fiscal year ended December 31, 2022, compared to fiscal year 2021, as the prices of oil and fat products increased. However, gross profit and gross margins for rice had decreased in the fiscal year ended December 31, 2022, compared to fiscal year 2021, due to the decrease in rice prices.

Operating expenses

The total operating expenses increased by US$327,000, or 4.5%, from US$7.3 million in the fiscal year ended December 31, 2021 to US$7.6 million in the fiscal year ended December 31, 2022. The increase was mainly due to an increase in general and administrative expenses by US$416,000, or 22.2% from US$1.9 million in the fiscal year ended December 31, 2021 to US$2.3 million in the fiscal year ended December 31, 2022. The increase was attributable to an increase in employee benefits by US$0.2 million, or 19.3%, from US$1.1 million in the fiscal year ended December 31, 2021 to US$1.4 million in the fiscal year ended December 31, 2022, and by the increase in bonuses paid due to the improved performance of the Company.

Other income and interest expense

Other income decreased by US$386,000, or 57.5%, from US$671,000 in the fiscal year ended December 31, 2021 to US$285,000 in the fiscal year ended December 31, 2022. This was primarily due to gains recognized from waiver of debts from creditors during the fiscal year ended December 31, 2021.

Interest expense decreased by US$15,000, or 31.2%, from US$48,000 to US$33,000, as we had a lower amount of bank borrowings in the fiscal year ended December 31, 2022 compared to fiscal year 2021. During the fiscal year ended December 31, 2021, the Company repaid certain outstanding bank loans and took up 2 new bank borrowings during the same fiscal year.

Profit before tax and income tax expense

As a result of the above, profit before tax decreased by US$66,000, or 1.2%, from US$5.6 million in the fiscal year ended December 31, 2021 to US$5.5 million in the fiscal year ended December 31, 2022. The decrease was mainly due to higher operating cost and a decrease in other income compared to fiscal year ended December 31, 2021. Income tax increased from US$901,000 in the fiscal year ended December 31, 2021 to US$920,000 in the fiscal year ended December 31, 2022.

Profit for the year

Taking into account all of the above, the profit of the year decreased by US$85,000 from US$4.7 million in the fiscal year ended December 31, 2021 to US$4.6 million in the fiscal year ended December 31, 2022.

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Consolidated Balance Sheets

	As of December 31, 2021	As of December 31, 2022
	US$’000	US$’000
Assets
Current assets:
Cash and cash equivalents	7,087	2,541
Accounts receivable, net	12,868	4,656
Prepaid expenses and other current assets, net	4,167	7,001
Deferred financing costs	–	1,129
Inventory	95	2,176
Total current assets	24,217	17,502

Property, plant and equipment	406	399
Right-of-use asset	37	–
Total non-current assets	443	399
TOTAL ASSETS	24,660	17,901

Liabilities
Current liabilities:
Bank loans - current	47	157
Lease payable - current	38	–
Accounts payable	15,341	5,096
Accruals, and other current liabilities	6,013	4,749
Amount due to related parties	*	–
Income taxes payable	939	1,357
Total current liabilities	22,378	11,359

Bank loans – non-current	209	528
Deferred tax liabilities	1	1
Total non-current liabilities	210	529

TOTAL LIABILITIES	22,588	11,888

Commitments and contingencies	–	–

Shareholders’ equity
Ordinary shares US$0.000000430108 par value per share; 232,500,000,000 authorized as of December 31, 2021 and 2022; 23,250,000 shares issued and outstanding**	*	*
Additional paid-in capital	1,113	–
Merger reserve	–	1,113
Retained earnings	952	4,895
Accumulated other comprehensive income	7	5
Total shareholders’ equity	2,072	6,013

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,660	17,901

* denotes amount less than US$1,000

** Retrospectively restated for the effect of a 2,325-for-1 share subdivision

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Non-current asset

Current assets

Current liabilities

The total non-current assets, comprised of only property, plant and equipment, decreased by US$7,000 from US$406,000 as of December 31, 2021 to US$399,000 as of December 31, 2022, mainly due to depreciation and a decrease in our right-of-use asset amounting to US$37,000, being fully depreciated over the lease term during the fiscal year ended December 31, 2022.

Current assets

The current assets decreased by US$6.7 million from US$24.2 million as of December 31, 2021 to US$17.5 million as of December 31, 2022, mainly due to a decrease in net account receivables of US$8.2 million, and cash and cash equivalents of US$4.5 million, offset by an increase in prepaid expenses and other current assets by US$2.8 million, mainly comprising an increase in prepayment by US$2.8 million and loan to related party of US$966,000; deferred offering costs by US$1.1 million for the costs incurred directly related to the intended IPO; and inventories increased by US$2.1 million, mainly due to inventory in transit during the fiscal year ended December 31, 2022. Decrease in net accounts receivable contributed to better collection rate during the year.

Current liabilities

The current liabilities decreased by US$11.0 million from US$22.4 million as of December 31, 2021 to US$11.4 million as of December 31, 2022, mainly due to a decrease in accounts payable of US$10.2 million and accruals and other liabilities of US$1.3 million, such as dividend of US$3 million declared in the fiscal year ended December 31, 2021 and reduction in accruals expenses. The decrease of current liabilities was offset by an increase in income tax payables of US$419,000 and an increase of bank borrowings that due within a year by US$111,000.

Non-current liabilities

The non-current liabilities increased by US$319,000 from US$209,000 as of December 31, 2021 to US$528,000 as of December 31, 2022 due to additional bank borrowings taken up during the year.

Liquidity and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

We were incorporated in the Cayman Islands as a holding company and did not have active business operations as of December 31, 2022 and as of the date of this prospectus. Our consolidated assets and liabilities and consolidated revenue and net income are the operation results of our subsidiaries in Singapore. Our Singaporean subsidiaries’ ability to transfer funds to us in the form of loans or advances or cash dividends is not materially restricted by regulatory provisions in accordance with laws and regulations in Singapore. Our subsidiaries in Singapore are free to remit divestment proceeds, profits, dividends, or any income arising from our investment in Singapore.

Our Company has been financed through a combination of: (a) net cash generated from operations; and (b) shareholders’ equity (including retained earnings). Our principal uses of cash in the short-term have been for: (a) financing of working capital, (b) repayment of bank borrowings with the incurred interest expenses, and (c) lease payments. In the short-term, net cash generated from operations as well as our shareholders’ equity is expected to be sufficient to generate adequate amounts of cash to meet our required uses of cash.

In the long-term, net cash generated from operations as well as our shareholders’ equity, including the funds raised from the proposed initial public offering, is expected to be sufficient to generate adequate amounts of cash to meet our long-term requirements, of which the uses include: (a) the financing of working capital, (b) repayment of certain bank borrowings with the incurred interest expenses, (c) lease payments, and (d) funding all our long-term growth plans.

Our main financial objectives are to prudently manage financial risks, ensure consistent access to liquidity and minimize cost of capital in order to efficiently finance our business and maintain balance sheet strength. We generally finance our ongoing operations with cash flows generated from operations and term loans.

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Working Capital

	December 31,
	2021	2022
	US$’000	US$’000
Cash and cash equivalents	7,087	2,540
Accounts receivables, net	12,868	4,656
Inventories	95	2,176
Other current assets	4,167	7,001
Total current assets	24,217	16,373
Current portion of long-term debt	47	157
Accounts payables	15,341	5,096
Current operating lease obligations	38	–
Other current liabilities	6,952	6,106
Total current liabilities	22,378	11,359
Working capital	1,839	5,014
Current ratio	1.08	1.44

Our working capital was approximately US$5.0 million at December 31, 2022, representing an increase of approximately US$3.2 million, or 172.6% from working capital of approximately US$1.8 million at December 31, 2021.

Current assets

Our cash and cash equivalents were approximately US$2.5 million, a decrease of approximately US$4.5 million from approximately US$7.1 million at December 31, 2021, primarily as a result of dividend paid and prepayment of expenses during the fiscal year ended December 31, 2022.

Our accounts receivables, net were approximately US$4.6 million at December 31, 2022, a decrease of approximately US$8.2 million from approximately US$12.9 million at December 31, 2021. The decrease was primarily attributed to better collection and an increase of revenue.

Our inventories were approximately US$2.2 million at December 31, 2022, an increase of approximately US$2.0 million from approximately US$95,000 at December 31, 2021. We endeavor to increase inventories in the course of business to meet customers demand as revenue increased.

Our other current assets were approximately US$7.0 million at December 31, 2022, an increase of approximately US$2.8 million from approximately US$4.2 million at December 31, 2021. The increase was primarily attributed to the increase in prepayment of expenses and loan granted and interest charged to a related party, Carfax Commodities (Asia) Pte. Ltd.

Current liabilities

Our current portion of long-term debt was approximately US$157,000 at December 31, 2022, an increase of approximately US$110,000 from approximately US$47,000 at December 31, 2021. The higher short-term debt was primarily associated with two additional bank borrowings in the fiscal year ended December 31, 2022.

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Our account payables were approximately US$5.1 million at December 31, 2022, a decrease of approximately US$10.2 million from approximately US$15.3 million at December 31, 2021. The decrease in account payables was primarily due to the timing of payments.

Our other current liabilities were approximately US$6.1 million, a decrease of approximately US$845,000 from approximately US$7.0 million at December 31, 2021. The decrease was primarily due to a dividend of US$3 million declared and payable in January 2022, a decrease in accruals and offset by an increase in income tax payable of US$419,000.

Debt

Financing arrangements – We conduct the financing activities through funds from short-term and long-term debt obtained from financial institutions. The short-term and long-term debt increased by approximately US$0.4 million at December 31, 2022, compared to that as of December 31, 2021, primarily due to two new additional bank borrowings. These bank borrowings are required to fund the increased working capital requirements throughout the year. During the fiscal year ended December 31, 2022, Maxwill Foodlink Pte. Ltd. obtained bank borrowings for funding the expansion and working capital purposes.

The following table summarizes our short-term and long-term debt activity at December 31, 2021 and 2022.

Bank loans	Currency	Period	Effective Interest rate	Third Party guarantee	Directors’ joint and several guarantee	Carrying amount
						SGD’000
Secured fixed rate bank loan	SGD	2026	4.5%	NIL	Yes	256
December 31, 2021						256

Secured fixed rate bank loan	SGD	2026	4.5%	NIL	No	205
Secured fixed rate bank loan	SGD	2027	4.5%	NIL	No	120
Secured fixed rate bank loan	SGD	2027	4.5%	NIL	No	360
December 31, 2022						685

Bank loans	Carrying amount	Within 1 year	2023	2024	2025	2026	Thereafter
	US$’000
Secured fixed rate bank loan	256	47	49	51	53	56	–
December 31, 2021	256	47	49	51	53	56	–

	Carrying amount	Within 1 year	2024	2025	2026	2027	Thereafter
Secured fixed rate bank loan	205	48	50	52	55	–	–
Secured fixed rate bank loan	120	27	29	30	31	3	–
Secured fixed rate bank loan	360	82	86	90	94	8	–
December 31, 2022	685	157	165	172	180	11	–

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In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments. However, we may incur additional capital needs in the long term and we may use part of the proceeds from this offering to support our long-term business expansion. We may also seek additional financing, to the extent required, and there can be no assurance that such financing will be available on favorable terms, or at all. All of our business expansion endeavors involve risks and will require significant management, human resources, and capital expenditure. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

Cash Flows for the Fiscal Year Ended December 31, 2021 Compared to the Fiscal Year Ended December 31, 2022

As of December 31, 2022 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiaries in Singapore, in terms of loans or advances or cash dividends.

As of December 31, 2022, we had US$2.5 million in cash and cash on hand as compared to US$7.1 million as of December 31, 2021. We also had US$4.7 million and US$12.9 million in accounts receivable as of December 31, 2022 and December 31, 2021, respectively. Our accounts receivable primarily included balances due from customers for sales of goods and services rendered, where our performance obligations had been satisfied and our charges had been billed but had not been collected as of the balance sheet date. The December 31, 2022 accounts receivable balance has been fully collected. The following table summarizes our outstanding accounts receivable and subsequent collection by aging bucket:

	December 31,
	2021	2022
	US$’000	US$’000
Within 30 days	12,680	4,526
Between 31 and 60 days	115	74
Between 61 and 90 days	28	52
More than 90 days	45	4
	12,868	4,656

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Consolidated Statement of Cash Flows

	For the years ended December 31,
	2021	2022
	US$’000	US$’000

Net income	4,700	4,615
Adjustments:
Depreciation and amortization	54	58
Unrealized (gain)/loss on derivative contracts at fair value	(389)	218
Interest expense	46	33
Interest expense on lease liability	2	*
Interest income	(53)	(56)
	4,360	4,868
Changes in operating assets:
(Decrease)/increase in inventories	241	(2,082)
(Increase)/decrease in margin deposits	(599)	559
(Increase)/decrease in accounts and other receivables	(11,140)	4,146
Increase in deferred offering costs	–	(1,129)
Increase/(decrease) in accounts and other payables, and accruals	10,433	(8,727)
Decrease in amount due from directors	(990)	*
Increase in income tax payable	910	419
Cash provided by/(used in) operating activities	3,215	(1,946)

Interest received	53	56
Purchase of property, plant and equipment	(11)	(14)
Cash provided by investing activities	42	42

Amount due to related parties	(157)	*
Issued of share capital	–	*
Dividend paid	–	(3,001)
Proceeds from bank borrowings	256	575
Repayment of bank borrowings	(2,039)	(146)
Interest paid	(46)	(33)
Principal payment of lease liabilities	(38)	(38)
Payment of interest on lease liabilities	(2)	*
Cash used in financing activities	(2,026)	(2,643)

Net change in cash and cash equivalents	1,231	(4,547)
Cash and cash equivalents as of beginning of the year	5,856	7,087
Cash and cash equivalents as of the end of the year	7,087	2,540

Supplementary Cash Flows Information
Cash refunded/(paid) for taxes	9	(9)
Cash paid for dividend that was offset against loan assumed by shareholder/director	(2,051)	(671)

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For the fiscal year ended December 31, 2022, our net change in cash and cash equivalents was approximately negative US$4.5 million, compared to approximately US$1.2 million for the fiscal year ended December 31, 2021.

Operating: Cash used by operating activities was approximately US$1.9 million for the fiscal year ended December 31, 2022, a decrease of approximately US$5.1 million compared to cash provided by operating activities of approximately US$3.2 million for the fiscal year ended December 31, 2021. The decrease in cash provided was primarily due to higher cash required to fund the increase in working capital, driven by increased sales during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, the Company incurred US$1.1 million deferred offering cost for the IPO. Cash used by operating activities, adjusted for unrealized loss from derivative contracts of approximately US$0.2 million for the fiscal year ended December 31, 2022, associated with a decrease in margin deposits, compared to unrealized gain of approximately US$0.40 million for the fiscal year ended December 31, 2021.

Investing: Cash provided by investing activities was approximately US$42,000 and US$42,000 for the fiscal years ended December 31, 2022 and December 31, 2021, respectively. There was minimum movement whereby interest income of US$56,000 and US$53,000 for the fiscal years ended December 31, 2022 and 2021, respectively, from a convertible loan granted to a related party, Carfax Commodities (Asia) Pte. Ltd was offset by payments for capital expenditure of US$14,000 and US$11,000 for the fiscal years ended December 31, 2022 and 2021, respectively.

Financing: Cash used by financing activities was approximately US$2.6 million for the fiscal year ended December 31, 2022, representing a decrease of approximately US$617,000, compared to cash used in financing activities of approximately US$2.0 million for the fiscal year ended December 31, 2021. The decrease was primarily due to proceeds of US$575,000 obtained by one of our subsidiaries for funding working capital purposes, compared to certain repayment of bank borrowings of approximately US$2.0 million in the fiscal year ended December 31, 2021. The cash used was offset by payment of dividends by a such subsidiary of US$3 million and repayment of bank borrowings of US$146,000 in the fiscal year ended December 31, 2022.

Capital Expenditures, Divestments

Commitments and Contingencies

Capital Expenditures

Capital expenditures made by our Company in the fiscal years ended December 31, 2021 and 2022 were as follows:

	For the year ended December 31,
	2021 (US$)	2022 (US$)
Furniture and fittings	–	4,902
Office equipment	–	4,182
Computers	10,823	5,081
Total	10,823	14,165

The above capital expenditures were primarily financed by internally generated resources and were all made in Singapore. All capital expenditures have been paid in full as of the date of this prospectus.

Divestments

Our Company did not make any divestments during the fiscal years ended December 31, 2021 and 2022, and through to the date of this prospectus.

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Capital Commitments

Save as disclosed above, no other capital commitments were made by our Company during the fiscal years ended December 31, 2021 and 2022, and through to the date of this prospectus.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or, to the knowledge of management, threatened claims and litigation as of December 31, 2021 and 2022 and through the date of this prospectus.

Critical Accounting Policies and Estimates

Summary of significant accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

(a) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The financial statements of the Company were prepared by applying the pooling of interest method. Under this method, the Company has been treated as the holding company of the subsidiaries for the financial years presented. Accordingly, the results of the Company include the results of the subsidiaries for two-year period ended December 31, 2022 and 2021. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

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(b)  Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include the allowance for uncollectible accounts receivable, useful lives for property, plant and equipment and impairment of long-lived assets, revenue recognition, fair value of financial instruments and deferred taxes and uncertain tax position. Actual results could vary from the estimates and assumptions that were used. Actual results could differ from these estimates.

Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. As of the date of this prospectus, we are not aware of any specific event or circumstance that would require us to update our estimates, our judgments, or the carrying value of our assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to our consolidated financial statements.

(c)  Accounts Receivable

Account receivable include trade accounts due from clients. Accounts are considered overdue after 30 days. Management reviews our receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance for impairment loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the customers’ ability to pay. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss. There are no allowances made for doubtful debts during the fiscal years ended December 31, 2022 and 2021.

(d) Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Investment property	40 years
Right-of-use asset	4 years
Furniture and fittings, office equipment, renovation and computer and software	3 years

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2021 and 2022, no impairment of long-lived assets was recognized.

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(e)  Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company currently generates its revenue from the following main sources:

Revenue from goods sold and services provided

Revenue from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (‘‘PO’’) by transferring control of a promised good or service to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual stand-alone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with an observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of sugar, rice and oil products, the Company typically receives purchase orders from its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is the delivery of the finished product to the customer at their location, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by transport documents such as bill of lading or delivery order. Typical payment terms set forth in the purchase order range from 30 to 90 days from the date of delivery. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 14 in our consolidated financial statements.

Revenue from rental of investment property

In accordance with ASC 842 Lease Topics, the Company accounts for the rental of investment property as direct finance leases where, lease income from the perspective of lessor is recognized on the Company’s statement of income on a straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to lease the investment property to the lessee, and to ensure that the investment property is available for use over the life of the lease contract.

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(f) Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

•	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

•	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, other current assets, amount due from directors, financial instruments, bank loans, leases payable, accounts payables, amount due to related parties, accruals and other current liabilities are financial assets and liabilities. Cash and cash equivalents, accounts receivable, other currents, amount due from directors, accounts payables, amount due to related parties, accruals and other current liabilities are subject to fair value measurement; however, because of their being short term in nature management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for as under Level 3 under the above hierarchy except for derivative instruments that are marked to fair value and are accounted for as under Level 2. The Company accounts for bank loans and leases payables at amortized cost and has elected not to account for them under the fair value hierarchy.

(g) Income Tax

The Company is not subject to tax on income or capital gains under the current laws of the Cayman Islands. In addition, upon payments of dividends by the company and our subsidiaries in Singapore, to our shareholders, no Cayman Islands withholding tax will be imposed.

Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended December 31, 2022 and 2021. We do not believe there was any uncertain tax provision as of December 31, 2022. We do not expect that our assessment regarding unrecognized tax positions will materially change over the next 12 months.

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Our operating subsidiaries in Singapore are subject to the income tax laws of Singapore. No income was generated outside Singapore for the fiscal years ended December 31, 2022 and 2021.

(h) Foreign currency translation and transaction and Convenience translation

The accompanying consolidated financial statements are presented in U.S. dollar (“US$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiaries, Maxwill (Asia), LP Grace and Maxwill are the U.S. dollar. Maxwill Foodlink uses the Singapore dollar as its functional currency.

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currency including, the Singapore dollar (“S$”), may fluctuate against the US$. Any significant variations of the aforementioned currency relative to the Singapore dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2021	2022
US$ to S$ Year End	1.3680	1.3900
US$ to S$ Average Rate	1.3448	1.3853

(i) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(j) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

There were no estimates adopted for inventories during the fiscal years ended December 31, 2021 and 2022.

(k) Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the JOBS Act. Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from January 1, 2019.

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In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Concentrations and Risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Customer A	N/A(i)	40,824
Customer B	N/A(i)	38,821

(i) Revenue from the relevant customer was less than 10% of the Company’s total revenue for the respective year.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2021	2022
	US$’000	US$’000
Customer C	8,881	N/A(ii)
Customer D	N/A(ii)	1,345

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(ii) Accounts receivable from relevant customers was less than 10% of the Company’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Supplier A	18,074	N/A(iii)
Supplier B	24,861	N/A(iii)
Supplier C	21,200	N/A(iii)
Supplier D	N/A(iii)	36,928
Supplier E	N/A(iii)	35,071

(iii) Purchases from relevant supplier was less than 10% of the Company’s total purchase for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2021	2022
	US$’000	US$’000
Supplier A	1,992	575
Supplier B	2,471	N/A(iv)
Supplier C	3,935	N/A(iv)
Supplier D	1,707	N/A(iv)
Supplier E	N/A(iv)	683
Supplier F	N/A(iv)	1,781

(iv) Accounts payable from relevant supplier was less than 10% of the Company’s total accounts payable for the respective year.

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Risks

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), financial instrument and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2021 and December 31, 2022.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily indicative of future operating results or financial condition.

Inflation

We do not believe that inflation has had a material adverse effect on our business as of December 31, 2022, but we will continue to monitor the effects of inflation on our business in future periods.

Seasonality

The supply of raw materials used by our suppliers to manufacture our commodity products is subject to seasonal variations. For example, the supply of raw materials is generally dependent on the harvesting season of various crops such as sugar cane, rice and palm. As a result of such seasonal fluctuations, and given that we do not have access to storage infrastructures, such as warehouses for off-season sales, our sales and results of operations may vary by financial quarter, and the sales and results of operations of any given financial quarter may not be relied upon as indicators of the sales or results of operations of other financial quarters or of our future performance. Such seasonal fluctuations may also result in a shortfall in the availability of the raw materials required by our suppliers to manufacture the commodity products during certain periods, which could lead to a shortage in production of the finished commodity products we distribute to our customers, and, consequently, have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us in June 2022 entitled “The Agricultural Commodity Market Independent Market Research Report” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Market Overview of Agricultural Commodities

Agricultural commodities are crops and livestock that are raised and harvested to provide for human or livestock consumption, and can be both raw and processed commodities. Broad categories may include livestock, crops, edible forestry products, dairy, fish farming and other miscellaneous products. Among them, the crop category includes products such as sugar, rice, edible oil, soybeans and hay.

•	Sugar: a sweet material that consists essentially of sucrose obtained from sugarcane or sugar beets, is typically colorless or white when pure, and is commonly used to sweeten foods and beverages.

•	Rice: is the seed of the monocot plants and as a cereal grain, it is the most widely consumed staple food for a large part of the world’s human population.

•	Edible Oil: is a fatty liquid that is physically extracted from several vegetables and also some animal tissues.

•	Others: examples including soybeans, wheat and barley

The value chain of the agricultural commodity market consists of upstream raw material providers, midstream manufacturers, and downstream end-customers.

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Market size of Sugar in Asia

The sugar market size in Asia reached US$16.4 billion in 2021. The COVID-19 pandemic has had a dramatic market impact, with sugar witnessing lower-than-anticipated demand across Asia compared to pre-COVID-19 levels. The sugar market in Asia recorded a decline from US$17.5 billion in 2019 to US$15.7 billion in 2020.

The market is projected to rise from US$16.6 billion in 2022 to US$18.6 billion in 2026, reflecting an anticipated compound annual growth rate (“CAGR”) of 2.9% during 2022 to 2026. The sugar market in Asia is expected to witness prominent growth due to the expansion of food processing activities in Indonesia and Malaysia. The growing demand for alcoholic and non-alcoholic beverages has contributed to the market growth. The increasing demand for baked goods, sugar confectioneries, and dairy products, namely milk-based drinks, yogurt, and ice cream, is forecasted to increase the market demand for sugar in the future.

Source: The Frost & Sullivan Report

Market size of Sugar in Singapore

The market size of sugar in Singapore is projected to reach US$137.1 million by 2026, primarily due to the extensive application of sugar in various industries such as bakery, confectionery, canned foods, frozen foods, and pharmaceuticals.

Together with the rising consumption of sweet dishes and desserts, increasing investment and product innovation by major players, coupled with new product launches, may further bolster the growth of the market.

Source: The Frost & Sullivan Report

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Market size of Sugar in Vietnam

The market size of sugar in Vietnam increased from US$354.9 million in 2016 to US$458.6 million in 2021, reflecting a CAGR of 5.3%, as a result of growing urbanization and consumers’ disposable income.

The market size of sugar in Vietnam is forecasted to reach US$584.1 million in 2026, at a CAGR of 4.9% from 2022 to 2026. Expected growth of the domestic economy and improved quality of living will continue to underpin the development of sugar market in the future.

Source: The Frost & Sullivan Report

Market size of Sugar in Indonesia

The market size of sugar in Indonesia reached a positive CAGR of 1.5%, from US$2,495.8 million in 2016 to US$2,683.2 million in 2021, primarily due to the introduction of affordably priced foreign brands to the local market.

Supported by the increasing income levels, rising imported brands and development of distribution channel, the market size of sugar market in Indonesia is estimated to reach US$2,919.1 million in 2026, at a CAGR of 1.7%.

Source: The Frost & Sullivan Report

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Market Size of Oil in Asia

The change in lifestyle, the increase in the disposable income and the rise in awareness regarding the benefits of the nutrition plan positively affect the oil market. The oil market was valued at US$41.3 billion in 2021 and is expected to reach US$60.2 billion by 2026, reflecting a CAGR of 7.8% during 2022 to 2026. The increase in the consumer preference for dietary improvements acts as one of the major market drivers. The increase in the functional food products further drives the market growth. Also, increase in consumers seeking healthy and sustainable food options along with growing number of sports and gym enthusiasts assist in the expansion of the market.

Source: The Frost & Sullivan Report

Market size of rice in Asia

The market size of rice in Asia was valued at US$ 220.1 billion in 2021 and is projected to expand at a CAGR of 2.5% from 2022 to 2026. Rice is the staple food of the population in Asia and continued development in rice mill machinery and improved packaging increase the product demand in Asia. Additionally, the growing population, coupled with increasing disposable income, is translating into the growth of the global market. The growing demand for specialty rice varieties has increased the trade for long grain rice. Changing lifestyles and food habits among consumers are accelerating the fast-food industry market, which, in turn, drive significant growth of the market.

Going forward, the expanding food and restaurant sector is forecasted to promote market growth in Asia. As the manufacturers are offering a wide range of products, such as jasmine, basmati, white, brown, and wild rice, among many other products, rice is expected to be further promoted as a staple food.

Source: The Frost & Sullivan Report

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Market Drivers Analysis

Booming of E-commerce and enhanced logistics network: E-commerce in Asia has been rapidly growing, recently. E-commerce has greatly enhanced the connectivity between the retailers and customers which allows the consumers to access various types of agricultural products on the same e-commerce platform. On the other hand, the enhanced logistic networks in Asia have greatly reduced the delivery time, allowing timely delivery of products. As a result, the rapid e-commerce development enables the agricultural commodity to reach broader customer groups, which in turn boosts the sales value.

Expansion in distribution channels: At present, agricultural commodity products can be distributed through different online and offline channels. In addition to conventional supermarkets, hypermarkets and convenience stores, the rapid logistic development and the prevalence of online shopping has created a driving force for agricultural commodity retail market as the way of distribution channel is more improved and diversified. More downstream customers can be reached through the internet and it has enabled retailers to sell their products in more cities, which potentially further boosts the sales.

Growing demand for healthier products: Driven by the rising living standard in Asia, the health awareness of customers is increasing. Consumer inclination toward purchasing healthier food varieties has increased. Currently, consumers are seeking healthier, less processed and raw sugar varieties, such as brown and organic sugar, to reduce its negative impact on the body after consumption. Many sugar manufacturers are developing innovative varieties to keep up with market demand. The growing concerns regarding lifestyle-related health conditions such as obesity and diabetes are expected to further drive the demand for healthier sugar substitutes.

Increasing utilization in processed food and beverages: The food and beverage industry is driven by the continued innovation and development of new products, and evolution of consumer demand. Thanks to its vast array of applications, sugar has become one of the major ingredients in food processing. The growing demand for processed food and beverages among consumers is the primary driver for the market growth. In addition, sugar is increasingly used in alcoholic and non-alcoholic beverages. The rising trend of consuming drinks has increased the demand for various beverages, including dairy-based drinks, soft drinks and functional beverages. On the other hand, the intensifying demand for desserts among consumers is projected to fuel the demand for sugar in the upcoming years.

Rising affluence in regions across the globe: According to the International Monetary Fund (the “IMF”), the nominal gross domestic product (“GDP”) of ASEAN-5, the major economies in the South-East Asia including Indonesia, Malaysia, the Philippines, Singapore, and Thailand, has grown at a CAGR of approximately 5.0% during 2016 to 2021, while it is projected by the IMF that the CAGR is estimated to be 8.2% during 2022 to 2026. The nominal GDP similarly in Sub-Saharan Africa has grown at a CAGR of approximately 4.4% from 2016 to 2021 and is expected to grow at a CAGR of approximately 8.5%. The rising affluence and accelerated urbanization in these regions serve as a pivotal and direct impetus to the increasing consumption of agricultural commodities such as sugar, rice, and oil as well as other secondary products made of these agricultural commodities.

Competition Overview

As estimated, the sugar supplying market in Singapore is relatively fragmented. In 2021, the Company’s revenue was US$ 9.0 million, which represents 7.5% of market share in the sugar market in Singapore.

Rank	Company	Estimated Revenue (US$ million)	Approximate Market Share (%)
1	Our Company	9.0	7.5%
2	SIS '88 Pte. Ltd.	5.3	4.4%
3	Cheng Yew Heng Candy Factory Pte Ltd	3.5	2.9%
	Others	102.1	85.2%
	Total	119.9	100.0%

Source: The Frost & Sullivan Report

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Entry Barriers

Strong business network and established relationships with suppliers and customers: New market entrants will need to establish strong business relationships with stakeholders across the entire supply chain. For instance, the relationships with manufacturers and upstream raw material providers are particularly vital as it directly affects the profit margins and the sustainability of the business. Downstream sales channels also contribute significantly to business continuity. A diversified, solid and long-standing relationship is required. Without mature setups and established networks, new entrants will find it difficult to build close customers relationships within a short time.

Capital requirements: High capital requirements for procuring products, maintaining a large product portfolio and offering marketing and promotion of products may form an entry barrier for new participants in the agricultural commodity manufacturing and distribution industry. In order to build a comprehensive product portfolio, sufficient capital is required for product procurement and warehousing. New entrants with limited capital may not be able to source enough products for building a large product portfolio, and therefore may fail to approach certain end customers.

Procurement and integration capabilities: Industry-leading companies can standardize and streamline the inner operational procedure to implement procurement of raw material and manufactured goods in an efficient and cost-effective manner. Leading companies can also benefit from a digitalized and vertically integrated supply chain and are able to provide customers with efficient and comprehensive services, including direct sourcing, efficient logistics, and customized solutions. New market entrants without related experience and capability are relying on manual efforts in providing limited services with constrained capacity and capability.

Factors of Competitions

Market know-how and response to shifts in demand: The ability of effectively synchronize demand, logistics and production has become a challenge to survival of participants in the manufacturing and distribution of agricultural commodities. The agricultural commodity market, particularly in Asia, is highly associated with economic circumstance, government policies, weather conditions, production capacity and technology advancement, where these factors apply on both upstream production and downstream demand. Particularly in recent years, political and economic instabilities, owing to global events such as the trade war between the U.S. and the PRC since 2018, the COVID-19 pandemic since 2020 and the Russian-Ukraine crisis in 2022, could lead to significant disruptions along the supply chain from local production and logistics transportation to downstream demand, which subsequently could lead to the rise of prices in agricultural commodities and disrupt the business modeling of industry players. Successful manufacturers and distributors of agricultural commodities with in-depth understanding and abundant experience in the industry may provide flexible solutions to customers and ensure the supply is adequately meeting the demand by geographical region.

Economies of scale: Benefitting from the large scale of business and operation, established and sizable agricultural manufacturers and distributors can have more working capital for bulk purchases, enjoy higher bargaining power to negotiate with suppliers, and may benefit from cost synergies to provide comprehensive and ancillary services to customers in different locations. Therefore, economies of scale can be a major setback for the new entrants with limited scale of operations, products and service offerings.

Comprehensive brand portfolio: A comprehensive brand portfolio is the embodiment of a company’s comprehensive competitiveness, which may enhance the recognition of the products among customers. Leading companies could enhance brand awareness and enjoy price premiums by creating a brand portfolio. In addition, leading companies may be able to replicate their successful track records in developing new brands, thereby further enhancing their market positions.

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BUSINESS

Overview

We are an agricultural commodity trading company based in Singapore which specializes in trading of three main categories of agricultural commodities: sugar, rice, and oil and fat products. We distribute agricultural commodities to various markets, including Asia, Africa and the Middle East. We also provide customers of our commodity offerings with complementary, ancillary services such as warehouse handling and storage and logistics services. We are an asset light business and utilize an established global network of third-party commodity suppliers and logistics service providers in order to distribute sugar, rice, and oil and fat products to customers in over 20 countries as of the fiscal year ended December 31, 2022.

We source and market the commodities we distribute under two main brands: Maxwill and Taffy. We are also the exclusive distributor of the Lin brand in Singapore. The Maxwill brand is owned by us and is used for the sugar products and oil and fat products that we distribute outside of Singapore. We have an exclusive distributorship with the Thai Roong Ruang Sugar Group, a large sugar producer in Thailand, for the exclusive distribution of sugar products under their Lin brand in Singapore. We have also appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand.

We specialize in the sourcing and distribution of sugar products, with sugar products contributing to approximately 74.9% and 69.6% of our revenue for the fiscal years ended December 31, 2022 and 2021 respectively. We procure sugar products from various origins in order to offer a wide range of sugar products to our customers in Singapore, as well as in different markets in Asia, Africa and the Middle East regions. We are a member of The Refined Sugar Association in London, which is the trade association for the international white refined sugar trade. We also source and sell a wide selection of rice products and oil and fat products to our customers in Africa and the People’s Republic of China, or the PRC.

We pride ourselves on the quality of our products and our ability to provide a ‘one-stop service’ to customers. We engage third-party service providers for services such as warehouse handling and storage and logistics services (including distribution, freight forwarding and shipping services) to distribute the commodity products from our suppliers to our customers. We also arrange for our customers’ insurance and security coverage, including cargo insurance for the commodities which pass through our supply chain. Our operations are connected to a large network of such service providers, including freight and shipping companies, which are experienced in handling commodities. Their experienced network, in turn, enables us to coordinate, organize and manage our operations efficiently and offer our customers timely and cost-effective services. We are also able to oversee the quality of the products from the point of procurement to the point of distribution to our customers.

We are led by a devoted management team which is highly experienced in the agricultural commodities industry and has a keen understanding of market dynamics through our regional network of customers, suppliers and service providers. Since our establishment in 1999, we have experienced significant growth. For the fiscal years ended December 31, 2021 and 2022, we had total revenue of approximately US$194.2 million and US$206.7 million, respectively, representing an increase by 6.4%. According to Frost & Sullivan, whom we commissioned in June 2022 to produce the Frost & Sullivan Report, we were the largest sugar supplier in Singapore, based on revenue in 2021, with an approximate market share of 7.5% in the sugar market in Singapore.

Our Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

Strong Relationships across the Value Chain

Our operations are supported by a network of third-party commodity product suppliers, as well as logistics service providers which have expertise in handling commodities, with whom we have established long-standing relationships. We have developed a strong network across the value chain: from procurement of the commodity products from various refineries and millers in Asia, to transport and warehouse handling and storage of the finished products through third-party service providers, and then distribution to our customers across the Asia Pacific region and other distributors in the Middle East and Africa regions. Our access to this extensive sales and distribution networks enables us to procure and distribute the sugar, rice and oil and fat products in an efficient manner, and enjoy certain cost savings from economies of scale and efficiencies in the transportation and logistics of the commodity products. Accordingly, we believe we are well positioned to take advantage of the growth in the respective markets in which we operate to further increase our sales and revenue.

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Established relationships with certain suppliers and distributors have also supported our successful distribution of the commodity products. We have been granted an exclusive distributorship with the Thai Roong Ruang Sugar Group, a large sugar producer in Thailand, for the distribution of sugar products under their Lin brand in Singapore. In addition, we have appointed Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore, for the exclusive distribution of certain sugar products under our Taffy brand in Singapore. The sugar supplying market in Singapore is relatively fragmented, according to the Frost & Sullivan Report. As a result of the strong relationships that we have established across the value chain, we are the largest sugar supplier in Singapore by revenue in 2021, according to the Frost & Sullivan Report.

Diversity in Product Range and Established Distribution Network

While we focus only on agricultural commodities, we do so in a highly diversified manner, covering various product categories of some of the world’s most traded agricultural commodities, namely, sugar, rice, and oil and fat products, according to the Frost & Sullivan Report. Our sugar product offerings include cane sugar, coconut sap sugar, natural brown sugar, refined sugar and liquid sugar. We also offer a wide selection of rice products from different origins including long grain rice, round rice, jasmine rice, white rice and glutinous rice. Our oil and fat products include palm oil and coconut oil.

The various products are packaged and branded depending on the relevant export market, with the Maxwill brand products packaged and exported to overseas customers, the Taffy brand sugar products distributed in Singapore, and the Lin brand products being marketed as a retail brand and distributed to local retail and commercial customers in Singapore. The diversity of our product offerings contributes to our de-concentration risk, both on the market side and in terms of spreading credit risk among a wider base of market counterparties.

Since our establishment in 1999, we have built up an extensive distribution network in Asia, Africa and the Middle East regions. We distributed our sugar, rice and oil and fat products globally to customers in more than 20 countries in the fiscal year ended December 31, 2022. We believe that we can take advantage of our extensive and long-standing product sourcing capacities globally to further develop our distribution network in the growing markets of Asia and Africa. Our involvement at the local agri-business level through our suppliers, as well as our distribution network in the different geographical regions may afford us unique insight into the macro-drivers, such as foreign exchange fluctuations, farming activities, weather and government policies. Over the years, we have also developed a keen understanding of market dynamics through our regional network of customers, suppliers and service providers, and have become more attuned to market needs. When new market opportunities are identified, we expect to work closely with our suppliers on product improvement and packaging design for new market penetration and development. After leveraging market information and insights from our stakeholders, we believe we are able to manage supply and demand information, craft solutions to overcome distribution challenges and provide ancillary services to ensure timely delivery of products to fulfil the needs of our customers. Accordingly, we believe that our diversity in terms of product offerings and the geographical reach of our established distribution network is a key strength that allows us to improve access to evolving global commodity demands, while helping to mitigate regional risks.

An Experienced Management Team

Our management team has a proven track record of developing and growing the business. Since our establishment in 1999, our management team has overseen the expansion of our business into new markets and geographical areas such as the Africa and Middle East regions. We also have an experienced sales team which over the years has demonstrated the ability to identify new business opportunities, develop the business by growing our global distribution networks and manage volatility in prices and currencies. As a result, we have grown over the last 20 years to become the largest sugar supplier in Singapore today, according to the Frost & Sullivan Report.

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Well-Managed and Flexible Financial Model

Our historical funding model has been based on our ability to use cash generated from our operations to meet our financial needs. As of the date of this prospectus, we do not have any material bank loans; as of July 31, 2023, we have accounts with three outstanding bank facilities with an aggregate principal balance of approximately US$610,240. As we have established relationships with local banks, we believe such relationships may enable us to have access to diversified potential sources of funding options that may permit us to expand while managing our liquidity position, should such financing become necessary. As of December 31, 2022, our cash and cash equivalents position was approximately US$2.5 million. We believe that our liquidity position and access to diverse funding sources has significantly contributed to our global expansion and business growth and has allowed us to remain flexible and resilient over the years.

Risk Management Capabilities

We believe that the ability to manage risk is one of our key strengths. Risk management is a core function under the supervision of our senior leadership structure. Risk is also a crucial consideration in our overall strategy, which is based on bulk sourcing, and managing transportation and delivery to our customers. We capture margins from the high volumes of the sugar, rice, and oil and fat products procured and sold. We believe that our sound risk management practices have contributed to our positive performance through the volatile market environment over recent years and helped to mitigate earnings volatility.

In particular, our profits from the sale of sugar products are relatively isolated from large market fluctuations, due to proactive and prudent risk management through our stringent hedging practice and because we purchase part of the sugar product volume based on forecasted demand. While we sell most of our sugar product volume on a cost-plus basis, historically, we have maintained open positions on sugar product prices for approximately 20% of our annual sugar product volume. These open positions on sugar product prices are a result of the sugar product pricing at the point of purchase from the relevant supplier possibly varying with the sugar product prices at the point of sales to our customers, and may lead to uncertainty in our sugar product margins. We also mitigate against this risk by hedging the sugar products which are exposed to open positions by trading sugar futures over the future exchanges, including the ICE Futures Europe and ICE Futures U.S. These hedged positions enable us to fix the price of the sell future contracts at the point of purchase for the total purchase amount of the sugar products purchased from certain suppliers against adverse fluctuations in the sugar product prices and, upon maturity of such sell future contract, a buy future contract is simultaneously executed at the spot price in order to close such sell future contract.

Our Strategies

Strengthen our Edge in Merchandizing

We believe that our success is derived from our knowledge of the markets in which we operate, and we have drawn on our knowledge of local markets and their specific characteristics to inform our distribution and risk management strategies. Supported by regional know-how over our diverse product range and from our distribution network, we have utilized such “on the ground” knowledge to obtain critical information, build and maintain sales volume, and support the supply chain management, in order to enjoy the synergies and economies of scale in our end-to-end operations, which is comprised of procuring commodity products, managing logistics through third-party providers, and delivery to our customers. We intend to further improve our core business by building up our sales team with a focus on market intelligence and by using innovative data science.

We plan to expand our sales team by hiring market researchers and traders. We aim to expand the team of market researchers who will be focused on conducting in-depth market research, including analysis of external reports and other data, and supply and demand projections, and to continuously monitor the markets to ensure that the local market knowledge is utilized effectively.

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We also plan to increase the number of traders on our sales team, who will utilize our market research to assist with our arbitraging activities and to maximize the arbitrage opportunities. Apart from our five current traders as of the date of this prospectus, we also have two marketing personnel on our sales team. Each trader covers all the different commodity products within a different geographical location and the expansion of our sales team will allow us to potentially expand into more markets. Our traders also participate in various regional and global exhibitions and conventions, such as the Gulfood trade fair, the Salon International de l'alimentation (SIAL) Paris trade fair, the Food & Hotel Asia (FHA) trade event and the THAIFEX tradeshow, which are also usually attended by our customers. The Gulfood trade fair is an annual food and beverage trade fair held in Dubai which is also attended by customers from Africa. The SIAL Paris trade fair is a biennial food exhibition held in Paris which is also attended by customers from North Africa. The FHA trade event is a biennial Asia-focused food and hospitality industry trade fair held in Singapore. The THAIFEX tradeshow is an annual Asia-focused trade exhibition held in Bangkok, Thailand, for the food and beverage industry.

We only merchandize our products at a single point in our value chain – to our customers. We believe this reduces complexity and mitigates risks, all of which are crucial to enable us to take advantage of market opportunities and effectively address demand and supply imbalances. We believe that our ability to procure supply chain and logistics services also support arbitraging activities because our ability to move products quickly and efficiently from one place to another will facilitate the optimization of geographical activities and allow us to capitalize on favorable market opportunities and ensure optimal pricing. To support the sales team, we also plan to invest in information technology to enhance information flow, better manage risks arising from our trading activities, and to ensure that the estimates and information gathered by our team are accurate and up-to-date. Our investment in information technology will also allow our traders to be better utilize data science and algorithms in their trading activities.

Expanding our Business by Strengthening our Market Position and Pursuing Strategic Acquisitions

While we are involved in various aspects of the value chain, we operate in an asset light manner, and engage third-party suppliers to produce and package the sugar, rice, and oil and fat products which we sell and distribute to our customers. We aim to strengthen our market position by expanding the scope of our product offerings and investing in equipment and technology to develop better products.

For example, we currently export liquid sugar to the People’s Republic of China, which is then further processed into rock sugar by third parties for sale and distribution to end consumers. We are in the early stages of studying the feasibility of developing our own facility for sugar products in the People’s Republic of China. We believe this will enable us to increase our sugar product offerings and expand our market share and brand awareness and other nearby regions by leveraging on our presence and our ability to distribute our products directly in the People’s Republic of China.

We also intend to pursue strategic acquisitions, both upstream and downstream in the value chain, when suitable opportunities arise. We expect to expand our geographic presence by pursuing upstream acquisitions or form partnerships or joint ventures with sugar mills and refineries and manufacturing facilities in Southeast Asia and/or the People's Republic of China. We also intend to pursue potential downstream acquisitions to strengthen our downstream portfolio across the three commodities products and solidify our presence in the relevant markets, or to consolidate market share through acquisitions of regional players. We may also seek to acquire brands and businesses from food and fast-moving consumer goods (“FMCG”) companies to expand our product and brand portfolios and to further increase our food and FMCG distribution access. We also hope to improve our overall business performance in terms of our top line and margins through such acquisitions. Apart from pursuing strategic acquisitions, we may also seek to form joint ventures with suitable partners.

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Our Main Business Activities

We have over 20 years of experience as a physical commodities merchant. This has allowed us to develop and build upon our expertise in the diversified commodities portfolios which we merchandize and to cultivate long-term relationships with an established base of suppliers, logistics providers and customers across diverse industries and in several geographic regions. Merchandizing occurs at the end of the value chain, where we distribute products to our customers. We source a diversified range of sugar, rice, and oil and fat products from third-party suppliers, which process the raw materials and package the finished products based on our specifications. These finished sugar, rice, and oil and fat products are sold, usually with ancillary services such as warehouse handling and storage and logistics services (including freight services and arranging for insurance and security coverage) to a broad range of consumers and industrial commodity end users in Asia, the Middle East and Africa. The ability to store and transport the products efficiently and cost-effectively using third-party service providers provides an ancillary service which we believe enhances our product offerings.

Our products are sold under the Maxwill and Taffy brands. We own the Maxwill and Taffy brands and we distribute sugar products and oil and fat products under these brands to customers in Singapore and overseas markets, as the case may be. Through our exclusive distributorship with the Thai Roong Ruang Sugar Group, we also distribute their Lin brand sugar products in Singapore.

With a presence in the value chain in the commodities markets of our product categories, we regularly do business with various counterparties in a number of geographic locations. Counterparties vary to some extent depending on the particular commodity, but generally include:

•	on the product sourcing side: manufacturers and refineries;

•	in the area of logistics: warehouse handling and storage, freight forwarding and shipping services; and

•	in our merchandizing activities: wholesalers, food or industrial corporations.

We engage third-party service providers that have access to a global network of logistics assets, including international haulers, shipping lines and transport companies, to provide logistics services as part of the one-stop-service for customers of our commodities products, in order to ship cargo efficiently and cost-effectively, while maintaining control and quality of the products throughout the entire value chain.

All our customers may generate a credit and performance risk. We operate principally with short-term transactions on fixed pricing terms. Our customers may be required to pay 100% of the total contract value upon receipt of the shipping documents, or may be required to make payment of a deposit (which is calculated as a certain percentage of the total contract value) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the shipping documents. We have not entered into long-term contracts with any of our customers and suppliers.

In line with the industry in which we operate, the customer base is fragmented and there is no significant customer concentration in any of the areas in which we operate. Two customers accounted for more than 10% of our total revenue for the fiscal year ended December 31, 2022. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Concentrations and Risks – Concentrations” and page F-24 of notes to the consolidated financial statements for fiscal years 2021 and 2022. The majority of our customers have contracts for one product line only, and crossover between our customer base and our supplier base is limited. Our business is not dependent on any patents or licenses, commercial or financial contracts or new manufacturing processes.

As part of our merchandizing business activities, our marketing team also undertakes both online and offline marketing efforts to maximize our brand awareness to end consumers in Singapore and overseas. Marketing efforts are mainly focused on reaching out to retail and commercial customers in Singapore and overseas. We utilize social media to advertise our products online, on platforms such as Facebook and Instagram. We also actively participate in trade fairs annually, such as Gulfood, an annual trade show held in Dubai, United Arab Emirates, and the biennial Salon International de l'Alimentation (SIAL) Paris, one of the largest food trade shows in the world held in France. We do not use any other marketing channels in our business. We buy and sell directly with our suppliers and customers. We do not utilize any special sales methods such as installment sales. We believe that doing so is a convenient and cost-effective channel into the FMCG market and enables our Company to build relationships with such stakeholders and partners.

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Sugar

Sugar products contribute most significantly to our revenue and accounted for 74.9% and 69.6% of our revenue in the fiscal year ended December 31, 2022 and 2021, respectively. We currently procure raw and white sugar mainly from Brazil and India and sell to customers in Africa. We also buy from suppliers in Malaysia, Thailand and Indonesia and distribute our sugar products to Singapore as well as to the rest of Asia.

Our sugar product offerings include cane sugar, coconut sap sugar, natural brown sugar, refined sugar, and liquid sugar. We also distribute speciality sugar, such as organic certified low glycemic index (GI) coconut-sap sugar, made only from the pure nectar of the coconut plant. The sugar that we procure is already processed and refined depending on its intended end use and is sold to us as finished packaged commodities from our suppliers, including in sugar sachets and sticks for commercial retail use and small packs for end consumers. Large wholesale packs of 25 kilograms or 50 kilograms are also exported for distribution overseas under our Maxwill brand for use by commercial customers such as food and beverage companies, restaurants and other food and beverage establishments. We also distribute sugar products in Singapore under the Lin brand, which is licensed to us under our exclusive distributorship with the Thai Roong Ruang Sugar Group, and the Taffy brand to Tong Seng Produce Pte. Ltd., an established distributor of rice, oil, sugar, flour and fiber products in Singapore. The Taffy and Lin sugar products are distributed to leading local supermarket chains, as well as mini-marts and traditional provision stores in the heartlands.

According to the Frost & Sullivan Report, retail sales value in Singapore was maintained at approximately S$45 billion between 2016 to 2019. Due to the COVID-19 pandemic, where stringent quarantine and lockdown measures were imposed, retail sales value plummeted 14.8% year-on-year in 2020. Retail sales value declined at a CAGR of approximately 1.2% between 2016 to 2021. Going forward, retail sales value is expected to grow at CAGR of approximately 2.6% between 2022 to 2026, as the COVID-19 pandemic is expected to be gradually and effectively controlled. Additionally, the market size of sugar in Singapore is projected to reach US$137.1 million by 2026, primarily due to the extensive application of sugar in various industries such as baked goods, confectioneries, canned food, frozen foods, and pharmaceuticals, etc. The anticipated sugar market growth will be further bolstered by the rising consumption of sweet dishes and desserts, increasing investment and product innovation by major players, coupled with new product launches. As such, we expect demand for sugar in Singapore to remain robust.

We pre-order our sugar products from certain suppliers for the upcoming calendar year, based on forecasted annual demand. We constantly monitor our inventory levels and will place additional orders with the relevant suppliers when inventory levels run low. We arrange logistics services through third-party service providers such that arrangements can be made for the sugar products to be delivered from the sugar refineries and factories directly to the customers. We engage a third-party warehouse handling and storage service provider in Singapore to store sugar products for certain customers upon import into Singapore, prior to collection or delivery to such customers in Singapore

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We offer a wide selection of sugar products under the Maxwill, Lin and Taffy brands:

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Rice

Rice products are our second largest revenue contributor, accounting for approximately 16.5% and 18.0% of our revenue in the fiscal year ended December 31, 2022 and 2021, respectively. We currently source rice primarily from trusted suppliers in Thailand, India, and Vietnam, and our rice products are exported for distribution in Africa and China, mainly to customers who are wholesalers and merchants selling to wholesalers. The rice products are purchased and sold on a cost-plus basis. We place orders for the rice products with the rice mills and manufacturing facilities, which are then delivered directly to our customers.

According to the Frost & Sullivan Report, the market size of rice in Asia was valued at US$220.1 billion in 2021 and is projected to expand at a CAGR of 2.5% from 2022 to 2026. Rice is the staple food of the population in Asia and continued development in rice mill machinery and improved packaging increases the product demand in Asia. Additionally, the growing population coupled with increasing disposable income is expected to enhance the growth of demand for rice the global market. The growing demand for specialty rice varieties has increased the trade for long grain rice. Changing lifestyles and food habits among consumers are accelerating the fast-food industry market, which in turn drives significant growth of the market. Going forward, the expanding food and restaurant sector is forecasted to promote market growth in Asia. As manufacturers are offering a wide range of products such as jasmine, basmati, white, brown, and wild rice, among many other products, rice is expected to be further promoted as a staple food.

We source rice from various sources, which may go through various stages of post-harvest handling, and are able to offer our customers a wide selection of rice products:

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Oil and Fat Products

We procure and sell a range of oil and fat products. Our oil and fats products include palm-based cooking oil, coconut oil, shortening and margarine. Our oil and fat products are mainly used in human food consumption, such as cooking oils and for food processing. We merchandize a spectrum of oilseeds products, including refined palm oil and coconut oil. Our activities span the entire value chain - from procuring finished packaged products from our suppliers, to managing transportation and logistics provided by third parties, and finally downstream distribution to our customers. We source our oil and fat products from Malaysia and Indonesia, and transport and market these products under our proprietary brands, such as Maxwill Gold, to customers in Africa. Similar to rice products, we purchase and sell the oil and fat products on a cost-plus basis.

According to the Frost & Sullivan Report, the change in lifestyle, increase in disposable income and rise in awareness with regard to the benefits of nutrition plans has positively affected the oil market. The oil market in Asia was valued at US$41.3 billion in 2021 and is expected to reach US$60.2 billion by 2026, reflecting a CAGR of 7.8% between 2022 to 2026. The increase in consumer preference for dietary improvements is one of the major market drivers. The rise in functional food products further drives market growth. In addition, the increase in consumers seeking healthy and sustainable food options, along with the growing number of sports and gym enthusiasts, further supports the anticipated expansion of the market.

The key oil and fat product merchandized by us is palm-based cooking oil, which can be packaged in polyethylene terephthalate (PET) bottles, jerry cans, tins, pails, drums, bag-in-box (BIB) containers, intermediate bulk containers (IBC), ISO tanks and flexibags, such as the following:

Supply Chain Management

To support our core business of merchandizing commodities, we provide services (through third-party service providers) such as warehouse handling and storage services in Singapore, and logistics services (including distribution, freight forwarding and shipping services). We also arrange for our customers’ insurance and security coverage for the commodity products which pass through our supply chain. As part of our integrated supply chain operations, we engage third-party service providers that have access to a global network of logistics services to provide the supply chain management services as an ancillary service to customers of our commodities products. Integration allows us to control costs, protect against non-availability risks and enhance synergies within the value-chain.

Quality Management

We believe that quality control is important to our business, and we have quality control measures in place to ensure that our products consistently meet the standards that our customers demand from us. Commodity orders include grade and quality specifications, and we have product quality measures in place in each product category to meet these customer requirements.

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Each of our product categories has quality management personnel who are responsible for ensuring the quality of the products. Our quality management personnel engage external surveyors that inspect all our shipments which typically ship out on a weekly basis. The external surveyors we engage for our products monitor and conduct checks on the quantity and quality of the products on a random sampling basis, including monitoring for infestation, odor, packing and quality. For example, the surveyors will monitor the consistency of the packing size and quality of package material used. Upon completion of such inspections, a certificate will be issued by the relevant external surveyor indicating the specifications of the shipment inspected, including the condition, quantity and type of packaging of the relevant commodity products that were inspected.

Furthermore, we are a member of The Refined Sugar Association in London, which has established rules and regulations required for the proper conduct of the white refined sugar trade in the United Kingdom and international markets.

Information Technology

We consider information technology development aimed at improving systems, processes and security to be of importance, and invest in information technology systems and process improvements from time to time. We are mindful of the need to progressively replace legacy applications with better-integrated systems in the areas of commodity trading and risk management. Our aim is to implement systems which allow for better monitoring of processes and increased efficiency. We currently run a number of programs, including accounts-related software.

Environment, Health and Safety

Our operations may involve occupational health and safety risks. Our sites are monitored, both internally and externally, for product safety, compliance with applicable laws and regulations, safety and integrity of our office, equipment, processes, employee actions and those of our third-party contractors and suppliers, occupational health and safety and employee exposure, transportation safety, asset security, environmental protection, and operating loss and damage.

Brands and Intellectual Property

Since our establishment, we have focused on building established brand names for our commodities products to achieve brand recognition and to increase our market share. We believe that increased brand awareness will assist to increase sales and sales margins, and improve customer loyalty. We have consistently marketed our products under two brands: Maxwill and Taffy. The Maxwill and Taffy brands are owned by us, and we have registered trademarks for these two brands. We have also been appointed as the exclusive distributor of the Lin brand sugar products in Singapore. We rely on our intellectual property rights to protect our brand names by registering trademarks in Singapore, Malaysia, Vietnam and China, as well as through confidentiality agreements and procedures with our employees, partners and others.

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As of the date of this prospectus, we have registered 11 trademarks in Singapore, Malaysia, Indonesia and the People’s Republic of China. We are in the process of applying for two trademarks in Malaysia and two trademarks in Vietnam. The following table sets for the details of our trademarks which have been registered or applied for:

No.	Description	Place of registration / application	Class	Registered proprietor / Applicant	Registration / Application No.	Registration / Application Date	Status	Expiry date
1.		Singapore	30	Maxwill Foodlink	T0408706G	June 1, 2004	Registered	June 1, 2024
2.		Singapore	30	Maxwill Foodlink	T0515234B	August 26 2005	Registered	August 26, 2025
3.		Singapore	29	Maxwill Foodlink	40201518831W	October 29, 2015	Registered	October 29, 2025
4.		Singapore	30	Maxwill Foodlink	T0619501J	September, 18 2006	Registered	September 18, 2026
5.		Singapore	29	Maxwill (Asia)	40201401085T	December 1, 2014	Registered	December 1, 2024
6.		Singapore	30	Maxwill Foodlink	T1204031G	March 23, 2012	Registered	March 23, 2032
7		China	30	Maxwill (Asia)	61540246	July 14, 2022	Registered	July 13, 2032
8.		Malaysia	30	Maxwill (Asia)	TM2021035671	December 20, 2021	Registered	December 20, 2031
9.		Malaysia	30	Maxwill (Asia)	TM2021035668/1	December 20, 2021	Registered	December 20, 2031
10.		Indonesia	30	Maxwill (Asia)	DID2021091558	December 23, 2021	Registered	December 23, 2031
11.		Indonesia	30	Maxwill (Asia)	DID2021091566	December 23, 2021	Registered	December 23, 2031
12.		Vietnam	30	Maxwill (Asia)	4-2021-50988	December 21, 2021	Accepted	-
13.		Vietnam	30	Maxwill (Asia)	4-2021-50990	December 21, 2021	Accepted	-

Domain Names

As of the date of this prospectus, we have registered three domain names, being maxwillgroup.com, maxwill.com.sg and https://daviscl.com.

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Employees

As of July 31, 2023, December 31, 2022 and December 31, 2021, we had 18, 15 and 13 employees, respectively, who are all based in Singapore. The following table sets forth a breakdown of our employees categorized by function as of July 31, 2023:

	Number of Employees	Percentage
Management	3	18%
Trading	4	24%
Sales	2	11%
Research	1	6%
Warehouse Management	1	6%
Logistics Services	4	18%
Marketing	1	6%
Administration	2	11%
Total	18	100%

We have developed various methods to ensure that employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. No collective bargaining agreement has been put in place.

We enter into standard labor contracts with our employees. We also enter into standard confidentiality agreements with all of our employees.

Facilities

Our headquarters are located in Singapore. We are an asset light business and we are renting the office space that we currently use for our headquarters and day-to-day operations. We also own one office space in Singapore which has been fully paid for, and which is currently being leased to a third-party. We believe that the income we receive from leasing our office space and expenses paid for office rental are both immaterial. The office space that we are leasing comprises 131.0 square meters with monthly rent of approximately US$2,200, while the office space that we are renting for use comprises 143.0 square meters, with monthly rent of approximately US$3,400.

Insurance

We have limited liability insurance coverage for our products and business operations, which comprises marine cargo insurance and property all risks insurance. We do not maintain third-party liability insurance or product liability insurance. We believe that our insurance coverage is consistent with industry standards and is adequate to cover our key assets, facilities and liabilities. Please see “Risk Factors – Our insurance coverage may not be sufficient or may not adequately protect us against all material hazards, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.”

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

We were involved in a legal proceeding involving BSRAT DMCC, a Dubai Limited Liability Company, which is our customer and is in the business of general trading and distribution of mainly food stuffs, including rice. BSRAT DMCC filed a claim against us in the District Court of Singapore alleging that we had failed to supply bags of rice pursuant to 4 contracts of sale in conformity with the terms of such contracts, and sought compensation for damages amounting up to approximately US$255,000. The claim was dismissed on September 27, 2022. In addition to the related cost, managing and defending litigation can divert our management’s attention. We may also need to pay damages to settle claims with a substantial amount of cash. Please see “Risk Factors – Risks Related to Regulation and Litigation – Our Company may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.”

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REGULATIONS

Our operations and products are subject to stringent and comprehensive national and local laws and regulations governing matters including the import and export of agricultural commodities, the sale of food, and intellectual property. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and the issuance of orders enjoining some or all of our operations in affected areas.

We are also subject to permit, registration, and other government approval requirements under import and export laws and regulations applicable in the jurisdictions in which we operate. Those requirements obligate us to obtain permits, registrations, and other government approvals from one or more governmental agencies to conduct our operations and sell our products. The requirements vary depending on the location where our regulated activities are conducted.

Singapore

Regulations on Food Sales

We sell and distribute sugar products in Singapore. The Sale of Food Act 1973 of Singapore (“Sale of Food Act”) regulates food to ensure that food for sale is safe and suitable for human consumption and to promote public health, for ensuring the provision of information relating to food to enable consumers to make informed choices and for preventing misleading conduct in connection with the sale of food. Under the Sale of Food Act, “food” includes, among other things, any substance or thing of a kind used, capable of being used, or represented as being for use, for human consumption, whether it is live, raw, prepared or partly prepared and any substance or thing of a kind used, capable of being used, or represented as being for use, as an ingredient or additive therein.

Pursuant to the Sale of Food Act, the Minister may make regulations, among other things, to prescribe the standard of strength, weight, quality or quantity of any food or of any ingredient or component part thereof; regulating the identification and labelling of food or food contact articles for sale, including specifying the matter that must or must not be contained in any such label and the manner of labelling; and setting out requirements that apply to imported food or food contact articles to ensure that the food or food contact article is safe and suitable and to support a secure and reliable supply of imported food in Singapore, including keeping of records in relation to the source or traceability and handling of the food or food contact article imported.

The Sale of Food Act prohibits the sale of any food that is packaged or labelled in a manner that does not comply with all applicable requirements therein relating to identification and labelling of that food. Pursuant to the Food Regulations (the “Food Regulations”), which is a subsidiary legislation to the Sale of Food Act, no person shall, among other things, import, advertise, sell, consign or deliver any prepacked food if the package of the prepacked food does not bear a label containing all the particulars required under the Food Regulations. Such label must, among other things, be marked on or securely attached in a prominent and conspicuous position with the prescribed particulars being clearly legible and appearing conspicuously and in a prominent position on the label. The Sale of Food Act also prohibits the sale of any food which is labelled or advertised in a manner that is false, misleading or deceptive or is likely to create an erroneous impression regarding its value, merit or safety. The Food Regulations further specify that false, misleading or deceptive statements, words, brands, pictures or marks whether in written, pictorial or other descriptive matter on food labels are generally prohibited. There are also limitations on the making of particular statements or claims on labels, such as statements claiming or suggesting that a food is a source of energy, or an excellent source of protein. The Food Regulations also regulate sugar and sugar products, including that sugar shall be the food chemically known as sucrose, and if sold as granulated, loaf cut, cube, milled or powdered shall contain not less than 99.5% (weight by weight) sucrose.

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Regulations on Imports and Exports

Registrations and Permits

Pursuant to the Food Regulations, no person shall import any food that has not been registered with the Director-General, Food Administration and imported food is deemed registered if it is imported under a permit to import issued under the Regulations of Imports and Exports Regulations, which is a subsidiary legislation to the Regulations of Imports and Exports Act 1995 of Singapore and the prescribed particulars appear on the permit to the satisfaction of the Director-General.

Pursuant to the terms of the Registration to Import Processed Food Products and Food Appliances issued by the Singapore Food Agency to the Company, the Company must obtain a permit from the Director-General, Food Administration for the import of each consignment of processed food and food appliances, which is issued under the Regulation of Imports and Exports Regulations. All commercial food imports that enter Singapore must originate from sources approved by the Singapore Food Agency. Processed food products, which include sugar products, must be obtained from establishments regulated by the overseas competent authorities. Only traders who are licensed or registered with the Singapore Food Agency can bring commercial shipments of food into Singapore.

As we import sugar products into Singapore for certain customers, the sugar products may be stored at the warehouse of a third-party warehouse handling and storage services provider in Singapore that we engage for our business and operations, prior to collection or delivery by such customers in Singapore. Accordingly, we are required to register with the Singapore Food Agency to import processed food products and food appliances and Maxwill (Asia) has obtained the Registration to Import Processed Food Products and Food Appliances issued by the Singapore Food Agency.

United Nations Securities Council Sanctions

Singapore gives effect to various resolutions of the Security Council of the United Nations including in relation to sanctions against designated persons from certain jurisdictions. These are contained in various pieces of subsidiary legislation to the United Nations Act 2001 of Singapore, such as the United Nations (Sanctions – Democratic People’s Republic of Korea) Regulations 2010, which when read with the Regulation of Imports and Exports Regulations, prohibits the export of any goods that are for the purposes of trade with any person the Democratic People's Republic of Korea.

Regulations on Intellectual Property Rights

We have registered various trademarks, including the trademarks for our Maxwill and Taffy brands in Singapore. The Intellectual Property Office of Singapore is the national authority that registers and is responsible for the administration of IP rights in Singapore, which includes copyrights, trademarks and patents. Singapore is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization's Agreement on Trade Related Aspects of Intellectual Property Rights.

Trademarks

Singapore operates a first-to-file system in respect of registered trademarks under the Trade Marks Act 1998 of Singapore, and the registered proprietor is granted a statutory monopoly of the trademark in Singapore in relation to the product or service for which it is registered. The proprietor of a registered trademark may also authorize other persons to use the trademark in relation to the goods or services for which it is registered. In all legal proceedings relating to a registered trademark or any right thereunder, the registration of a person as proprietor of a registered trademark is prima facie evidence of the validity of the original registration in any subsequent assignment or other transmission of the registration. In the event of any trademark infringement, the registered proprietor will be able to rely on the registered trademark as proof of his right to the mark, and the infringement of a trademark may give rise to civil and criminal liabilities. Goods and services are classified, for the purposes of the registration of trademarks, according to a prescribed system of classification. Statutory protection of a registered trademark can last indefinitely, as long as the registration is renewed every 10 years. Unregistered trademarks are also protected under the common law of passing off, provided that the owner is able to prove that there is goodwill or reputation in the mark; misrepresentation on the part of the infringer; and damage to the mark as a result.

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Regulations on Labor

The Employment Act

The Employment Act 1968 of Singapore (the “Employment Act”) is administered by the Ministry of Manpower of Singapore and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. It generally extends to all local and foreign employees under a contract of service with an employer, with the exception of certain groups of employees, including seafarers, domestic workers and statutory board employees or civil servants. Part 2 of the Employment Act applies generally and relates to certain aspects of contracts of services, including termination of employment contracts, notice of such termination and liability on any breach of an employment contract. Part 4 of the Employment Act sets out requirements for rest days, hours of work and other conditions of service, and applies only to workmen with salaries not exceeding S$4,500 a month and employees (other than workmen or persons employed in managerial or executive positions) who receive salaries not exceeding S$2,600 a month. Among others, Part 4 of the Employment Act prohibits employees from working more than 12 hours per day, except for specified circumstances, and limits the extent of overtime work that an employee can perform to 72 hours a month. Employers who require their employees to work more than the prescribed limit of hours per day or per month must seek the prior approval of the Commissioner for Labor.

The Employment of Foreign Manpower Act

The employment of foreign manpower in Singapore is also governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “Employment of Foreign Manpower Act”), which is administered by the Ministry of Manpower and prescribes the responsibilities and obligations for employing foreign employees in Singapore. The Employment of Foreign Manpower Act prohibits the employment of a foreign worker unless such foreign worker has obtained a valid work pass from the Controller of Work Passes. Under the Employment of Foreign Manpower (Work Passes) Regulations 2012, which is a subsidiary legislation to the Employment of Foreign Manpower Act, employers of an “S pass” and work permit holders (issued for mid-level skilled staff and semi-skilled foreign workers in the construction, manufacturing, marine shipyard, process or services sectors, respectively) must, among other things, bear the costs of such worker’s medical treatment (unless in excess of the minimum mandatory coverage in certain instances) and purchase and maintain medical insurance for inpatient care and day surgery, with coverage of at least S$15,000 per every 12-month period (or for such shorter period where the foreign employee’s period of employment is less than 12 months). The minimum required coverage will increase to S$60,000 per year for all policies with a start date effective on or after 1 July 2023. In addition, with effect from 1 July 2023, a co-payment element will be introduced, of 75% by insurers and 25% by employers for claim amounts above the first S$15,000 up to the annual claim limit (of at least S$60,000).

The Central Provident Fund Act

Aside from minimum benefits in respect of the aforesaid terms of employment in the Employment Act, employees in Singapore are entitled to contributions to the central provident fund by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore (the “CPF Act”). The CPF Act is administered by the Central Provident Fund Board and governs the contributions made by employers and employees into the central provident fund. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector and the age group and wage band of the employee. Generally, for employees who are Singapore citizens in the private sector or non-pensionable employees in the public sector, 55 years old or below and that earn more than or equal to S$750 a month, the employer's contribution rate is 17% of the employee’s wages and the employee’s contribution rate is 20% of the employee’s wages.

Regulations on Safety and Health of Our Employees

The Workplace Safety and Health Act 2006 of Singapore (the “WSH Act”) is the principal legislation governing the safety, health and welfare of persons at work in all workplaces. Among other things, the WSH Act imposes a duty on every employer and every principal to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees, and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work. These measures include, among other things, developing and implementing procedures for dealing with emergencies that may arise while the employees are at work and ensuring that the employee at work has adequate instruction, information, training and supervision as is necessary for that employee to perform his work. More specific duties imposed by the Ministry of Manpower on employers are laid out in the Workplace Safety and Health (General Provisions) Regulations (the “WSHR”). Some of these duties include, among other things, preventing the workplace from being overcrowded and ensuring adequate ventilation of the workplace.

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People’s Republic of China

Regulations on Food Safety and Food Import

We export and sell sugar products and rice products in the PRC. The PRC has adopted comprehensive legislation governing food safety and food import.

Food Safety

Pursuant to the Food Safety Law of the PRC, or the Food Safety Law, which was promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on February 28, 2009, and last amended on April 29, 2021 and made effective the same day, and the Implementing Rules on the Food Safety Law of the PRC, or the Implementing Rules on the Food Safety Law, which was promulgated by the PRC State Council on July 20, 2009 and amended on February 6, 2016 and October 11, 2019, in effect since December 1, 2019, food producers shall inspect the food produced by themselves in accordance with food safety standards established by the Food Safety Law. Food producers may either carry out inspection on the food on their own or entrust the inspection to a food inspection institution complying with the provisions of relevant PRC laws.

Food Recall System

Under the Food Safety Law, as well as the Implementing Rules on the Food Safety Law, the Administrative Measures for Food Recall was promulgated by the China Food and Drug Administration (the “CFDA”) on March 11, 2015 and entered into force on September 1, 2015, and last amended on October 23, 2020. The Administrative Measures for Food Recall provides the detailed rules on the food recall system. Where a food producer finds that the food produced by it does not comply with the food safety standards, it shall immediately stop the production, recall the food on the market for sale, notify the relevant producers and traders, as well as consumers, and record the recall and notification. Where a food trader finds that the food traded by it does not comply with the food safety standards, it shall immediately stop the trading, notify the relevant producers and traders, as well as consumers and record the cessation of trading and the notification. Where the food producers or traders fail to recall or stop trading of the food failing to comply with the food safety standards in accordance with the provisions of the Food Safety Law, as well as the Implementing Rules on the Food Safety Law, the food safety supervision and administration departments at or above the county level shall order them to recall or stop trading.

Food Import

Under the Food Safety Law, as well as the Implementing Rules on the Food Safety Law, the imported food, food additives and food-related products shall meet the national food safety standards of the PRC. A food importer shall apply for inspection with the entry and exit inspection and quarantine institution at the place of customs declaration by presenting necessary vouchers and relevant approval documents such as contract, invoices, packing note, bill of lading, etc. The imported food shall pass the inspection conducted by the entry and exit inspection and quarantine institution. For any food that is imported that is not regulated by the requirements of the national food safety standards, the overseas exporter, overseas food producer or its entrusted importer shall file and submit the applicable standards of relevant countries (regions) or international standard to the health administration department under the PRC State Council. The imported pre-packed food and food additives shall be accompanied with labels and instructions (if the instructions are required under relevant PRC laws and regulations) written in Chinese. The labels and instructions shall be consistent with the provisions of the Food Safety Law as well as the Implementing Rules on the Food Safety Law and other relevant laws and administrative regulations of the PRC and the requirements of the national food safety standards, and indicate the origin of food and name, address and contact methods of the domestic agent. Where any pre-packed food is not accompanied with labels or instructions in Chinese or the labels or instructions are not consistent with the requirements, the pre-packed food shall not be imported. The importer shall establish a food and food additives import and sale record system to truthfully record the names, specifications, quantities, dates of production, batch numbers of production or import, shelf life, names, address and contact methods of exporters and purchasers, dates of delivery, etc. of the food and food additives. Such import and sale records shall be true, and shall be kept for at least six months after the expiration of the shelf life; if there is no explicit shelf life, the records shall be kept for at least two years.

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Regulations on Product Quality and Product Liability

Product Quality

In accordance with the Product Quality Law of the PRC (the “Product Quality Law”), as promulgated by the SCNPC on February 22, 1993, which became effective on September 1, 1993 and was last amended on December 29, 2018, producers and sellers are liable for the quality of the products they produce or sell. Where anyone produces or sells products that do not comply with the relevant national or industrial standards and requirements safeguarding the health and safety of persons and property, they shall be ordered by the relevant authorities to stop production and/or sale of the products; the products illegally produced and/or sold shall be confiscated; a fine not less than the equivalent of, but not more than three times, the value of the products illegally produced or sold (including those already sold and those not yet sold, hereinafter the same) shall be imposed concurrently; if there are illegal proceeds, such proceeds shall be confiscated concurrently. If the case constitutes a crime, criminal liability shall be investigated in accordance with relevant law.

As of the date of this prospectus, we are not aware that any of our products sold to the PRC are in violation of the Product Quality Law.

Protection of Consumer Rights and Interests

The Law of the PRC on the Protection of Consumer Rights and Interests, as passed by the SCNPC on October 31, 1993 and last amended on October 25, 2013, contains the code of conduct for business operators when dealing with consumers, including but not limited to the requirement that: (i) the goods and services shall comply with the Product Quality Law and other relevant laws and regulations; (ii) accurate information about the goods and services and the quality and use of such goods and services; (iii) invoice shopping vouchers or service documents shall be issued to consumers in accordance with relevant national regulations, business practices or at the request of consumers; (iv) the actual quality and function of the goods or services shall be consistent with the quality of the goods or services indicated by advertising data, product descriptions, samples or other means; (v) business operators assume responsibility for repair, replacement, refund or other liability under national regulations or any agreement with consumers; and (vi) business operators shall not create terms that are unreasonable or unfair to consumers, or exempt themselves from civil liability when they damage consumers’ legitimate rights and interests.

Regulations on Intellectual Property Rights

As of the date of this prospectus, we have one registered trademark in the PRC. The PRC has adopted comprehensive legislation governing intellectual property rights, including trademarks.

Trademarks

According to the Trademark Law of the PRC promulgated by the SCNPC in August 1982 and recently amended in April 2019, and its Implementation Regulation promulgated in August 2002 and amended in April 2014 by the PRC State Council, the period of validity for a registered trademark is ten years, commencing from the date of registration. The registrant must go through the formalities for renewal within twelve months prior to the expiry date of the trademark if continued use is intended. Where the registrant fails to do so, a grace period of six months may be granted. The validity period for each renewal of registration is ten years, commencing from the day immediately after the expiry of the preceding period of validity for the trademark. In the absence of a renewal upon expiry, the registered trademark will be cancelled. The Trademark Law and its Implementation Regulation also stipulate rules regarding trademark infringement and compensation. Industrial and commercial administrative authorities have the authority to investigate any alleged infringement of the exclusive right under a registered trademark. If there is a suspected criminal offense, the case shall be timely referred to and decided by a judicial authority. As of the date of this prospectus, we are not aware of any infringement claims asserted or threatened against us in the PRC.

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Vietnam

Regulations on Imports and Exports

Under Circular 12/2018/TT-BCT (as amended by Circular 08/2023/TT-BTC), refined sugar is not in the list of goods prohibited from import into Vietnam; it is instead in the list of commodities under import tariff quotas. Under the Law on Foreign Trade Management 2018, commodities under import tariff quotas are goods which have the tax rate applicable while within the quota portion lower than that while outside of the quota portion. However, under Circular No. 23/2019/TT-BCT, import tariff quotas shall not be applied to sugar commodities (HS Code 1701) of the Association of Southeast Asian Nations (“ASEAN”) member states’ origin. The quantities of sugar imported from the ASEAN member states shall not be counted as the annual import tariff quotas announced by the Ministry of Industry and Trade of Vietnam, according to the World Trade Organization’s schedule of commitments applicable to its member states. Import duty rates applied to sugar commodities of the ASEAN member states' origin shall be subject to the regulations of Vietnam Government.

Aside from the above, under the trading contracts based on Cost and Freight basis (CFR) of Incoterms, we are only responsible for delivering the goods to the destination port and provide the commercial invoice and transport document i.e., the Bill of Lading to purchasers for their customs clearance; thus, the importation of the goods does not fall within our responsibility. As such, there are no other material regulations on importation in Vietnam that are applicable to us. The purchasers, being the local entities, shall be responsible for carrying out the custom clearance and all other relevant import procedures, including, but not limited to, quota registrations, if required.

Regulations on Distributions

The distribution of products in the destination jurisdictions are the responsibility of the buyers. We do not have any entity, representative office of a foreign trader or branch of a foreign trader in Vietnam. As such, there are no material regulations that are applicable to us.

Notwithstanding the above, the customers, under the Law on Protection of Consumers’ Rights, are able to make compensation claims for damage caused by defective goods against the followings: (i) the entities producing goods, (ii) the entities importing goods, (iii) the entities attaching a trade name to goods or using a trademark or commercial indications, by which entities producing or importing goods could be identified, and/or (iv) the entities directly providing defective goods to consumers in case of failure to identify the entities to be held accountable for damages under items (i), (ii) and (iii) as aforementioned.

In addition, the Law on Protection of Consumers’ Rights also imposes responsibility for recalling defective goods to both the entities producing goods and the entities importing goods, which include the following steps: (i) promptly taking all necessary measures to stop the supply of defective goods in the market; (ii) informing the public about the defective goods and the recovery of the goods according to statutory timelines; (iii) implementation of the recovery of the defective goods in line with the publicly-informed content and bearing the expenses incurred in the recalling process; and (iv) reporting the results to the competent authority after completion of the recall.

Regulations on Intellectual Property Rights

We filed applications for registration of the following two (2) trademarks “MAXWILL, Device” and “taffy” in Vietnam and have been granted Decisions of Official Acceptance of Application No. 22251/QD-SHTT dated March 23, 2022 and No. 22252/QD-SHTT dated March 23, 2022, respectively, issued by the Intellectual Property Office of Vietnam. The Intellectual Property Office of Vietnam is an organization directly under the Ministry of Science and Technology, with the function of advising and assisting the Minister in unifying the state management of intellectual property, and directly managing the state and organizing the implementation of non-business activities on industrial property according to the provisions of law. Vietnam is a member of the main international conventions regulating intellectual property matters, and the World Trade Organization's Agreement on Trade Related Aspects of Intellectual Property Rights.

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The above granted decisions indicate that we have completed the initial registration stage for our trademarks in Vietnam. If the applications are not denied, the Intellectual Property Office of Vietnam will grant Trademark Registration Certificates and record our trademarks in the national register of industrial property within, by law, 12 months from the date of such decisions.

Trademarks

The industrial property right to a trademark is established on the basis of a decision on grant of a Trademark Registration Certificate by the Intellectual Property Office of Vietnam to the applicant. The proprietor of a registered trademark is entitled to protection within the scope stated in the Trademark Registration Certificate, throughout the territory of Vietnam, with indefinite statutory protection, as long as the registration is renewed every 10 years. In all legal proceedings, the proprietor of a registered trademark is able to use the Trademark Registration Certificate as prima facie evidence for their rights without need of any other evidence. Any infringement of a registered trademark may give rise to civil and criminal liabilities. Goods and services are classified, for the purposes of the registration of trademarks, according to a published system of classification.

Indonesia

Import Prohibitions

According to Ministry of Trade of Republic of Indonesia (the “MOT”), Regulation No. 18 of 2021 on the Goods Prohibited for Export and Import, as amended by MOT Regulation No. 40 of 2022 (“MOT Regulation No. 18”), the Government of Indonesia prohibits the following commodities from being imported to Indonesia, among others:

•	certain types of sugar, inter alia, (i) raw sugar; (ii) refined sugar; (iii) plantation white sugar, all in the solid form of cane or beet sugar and chemically pure sucrose with ICUMSA (International Commission for Uniform Methods of Sugar Analysis) below 600 IU (International Unit); and

•	certain types of rice, inter alia, (i) glutinous rice; (ii) hom mali rice; (iii) basmati rice; and (iv) malys rice, half-milled or wholly milled (whether or not polished or glazed), with certain regulated solidity or breakage level.

The above prohibitions are stipulated in relation to and consideration of: (i) the protection of health, safety of living beings (humans, animals, fishes, and plants), and the environment; (ii) national security and interests or public interests, including social, cultural and public morals; and/or (iii) the preservation of natural plants and wildlife. Violation by the importer to import any of the above prohibited commodities may result in the imposition of administrative sanctions by the MOT in the form of: (i) a written reprimand; (ii) withdrawal of goods from distribution; (iii) temporary suspension of business activities; (iv) closure of warehouse(s); (v) a fine in the amount of IDR (Indonesian rupiah) 5,000,000 for each day of delay in rectifying the violation (the maximum of delay is 30 calendar days from the date imposition of the initial fine); and/or (vi) revocation of business license.

The raw cane sugar we sell to Indonesia has the ICUMSA above 600 IU and, as of the date of this prospectus, we have been in compliance with MOT Regulation No. 18.

Regulations on Intellectual Property Rights

Trademarks

In 2016, the Indonesian House of Representatives enacted Law No. 20 of 2016 on Trademark and Geographical Indication (the “Trademark Law”). The Trademark Law has expanded the scope of trademark protection and adopted the 1989 Protocol to the Madrid Agreement Concerning the International Registration of Marks (the “Madrid Protocol”) provisions for trademark registration in Indonesia. Pursuant to the Trademark Law, registration of a trademark will give protection and an exclusive right granted by the state to the owner of a registered trademark for a certain period of time to use the trademark by itself or give permission to other parties to use it. The right of a trademark is obtained after the trademark application is registered with the Directorate General of Intellectual Property (the “DGIP”). A registered trademark will obtain legal protection in the territory of Indonesia for a period of 10 years as of the filing date and it can be renewed for 10 year periods indefinitely. The protection of a registered trademark is limited to the class and type of goods and/or services covered in the relevant trademark registration.

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As of the end of 2020, the enactment of Law No. 11 of 2020 on Job Creation (which has been amended by Government Regulation in Lieu of Law No. 2 of 2022 on Job Creation juncto Law No. 6 of 2023 on the Stipulation of Government Regulation in Lieu of Law No. 2 of 2022 on Job Creation into Law) shortens the trademark registration process and inserts an additional basis for the trademark examiner to reject a trademark application, namely, if such trademark consists of a shape that is functional. In addition, the Trademark Law recognizes two types of international trademark registration applications under the framework of the Madrid Protocol: (i) an application originating from Indonesia to a foreign country’s trademark office (“International Bureau”) which is filed through the DGIP, and (ii) an application addressed to Indonesia as the receiving office from an International Bureau. To be able to file an application in Indonesia for the international registration of a trademark through the Madrid Protocol, the applicant either must have applied for registration of the trademark in Indonesia or already own the trademark in Indonesia.

As of the date of this prospectus, we have registered two trademarks in Indonesia.

Ghana

Importation of food products into Ghana by either foreign or national companies is regulated for safety, quality and conformity with nationally prescribed standards. Imported food products follow strict documentation processes and must adhere to Ghana’s internal laws. Ghana has established regulatory institutions mandated by law to ensure that imported goods, including food products consumed in Ghana, are wholesome and safe. These institutions have, acting based on enabling laws, laid down standards and regulations to promote and protect the public health of Ghanaians in relation to the consumption of food products, whether imported or locally produced.

Legal Framework for Regulation of Food Safety and Quality in Ghana

The principal laws regulating safety and quality are the Food and Drugs Act (PNDCL 305B), later amended by the Food and Drugs Act of 1996, and the Public Health Act 2012, (Act 851). The primary institutions mandated with the responsibility to ensure the safety and quality of food products in Ghana are the Food and Drugs Authority (GFDA) and the Ghana Standards Authority (GSA). In practice, the functions of these two agencies are sometime cross-cutting and overlapping. The GFDA is the national regulatory body responsible for the regulation of food, drugs, food supplements, herbal and homoeopathic medicines, veterinary medicines, cosmetics, medical devices, household chemical substances, tobacco and tobacco products, blood and blood products, as well as the conduct of clinical trials protocols. The GSA was established by the Ghana Standards Act 1973 and is overseen by the Ministry of Trade and Industry. The GSA is responsible for establishing and promoting standards to ensure that goods and services manufactured or imported into Ghana are of the highest quality and are safe for consumers.

Food and Drugs ACT (PNDCL 305B)

The Food and Drugs Act 1992 (PNDCL 305B) - amended by the Food and Drugs Act of 1996 (ACT 523) (the “Food and Drugs Act”) contains provisions relating to importing, manufacturing, packaging, labelling, storage, distribution and trading of food and drugs in Ghana. Section 1 of the Food and Drugs Act prohibits and criminalizes the sale or offer for sale of unwholesome, poisonous or harmful food and drugs. Section 3 proscribes the deception of consumers with respect to food and drugs. It provides that a person who manufactures, labels, packages, sells or advertises a food in a manner that is false, misleading or deceptive with regard to its character, nature, value, additives, substance, quality, composition, merit or safety, commits an offence. Section 4 provides for standards of food. It states that where a standard is prescribed under an enactment for food, a person who manufactures, labels, packages, sells or advertises food in a manner that the food is likely to be mistaken for food of the prescribed standard commits an offence. Generally, Sections 1 to 8 provide for offences relating to food safety, Section 9 provides for penalties in respect to offences and Section 10 provides for summary closure of premises where food is manufactured, prepared or sold, if the Food and Drugs Board (now the GFDA) has reason to believe that the food is exposed to the risk of contamination.

Public Health Act 2012 (Act 851)

The Public Health Act 2012 (Act 851) (the “Public Health Act”) regulates public health in Ghana. It contains general provisions relating to food safety and public health. The Public Health Act established the Food and Drugs Authority (GFDA) which took over the functions of the Food and Drugs Board established by PNDCL 305B. The GFDA is overseen by the Ministry of Health. Notably, Part 7 of the Public Health Act is dedicated to food regulation. Specifically, Section 80, under Part 7 establishes the GFDA, while Section 81 provides that the object of the GFDA is to provide and enforce standards for the sale of food, herbal medicinal products, cosmetics, drugs, medical devices and household chemical substances. Further, Section 97 (1), provides that a person shall not manufacture, import, export, distribute, sell or supply food or expose food for sale unless the GFDA has registered the food. However, Subsection 2 exempts from this general prohibition the importation of samples for purposes of registration of the food.

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Regulations Specific to Importation and Sale of Food

Registration

All food products imported, advertised, sold or distributed in Ghana must first be registered with the GFDA under Sections 18 and 25 of the PNDCL 305B, Section 4 (b) of the Foods and Drugs (Amendment) Act 523, 1996 and Section 118 and 124 of the Public Health Act 851 of 2012. After registration, a certificate with a registration number is then issued with respect to the product. Only companies duly registered with the Registrar General’s Department shall be permitted to import food and drugs. Hence, failure to register any food item with the GFDA means the product cannot be imported. The GFDA may either re-export, destroy, confiscate, prosecute or enforce compliance with the law. It is important to note that; imported goods must conform with the national standards. Therefore, any consignment that does not comply with the laws shall be detained under modalities determined by the GFDA.

Labelling

According to Section 3 of the Ghana Standard Board (Food, Drugs and other Goods) General Labelling Rules, 1992 (L.I No. 1541), no person shall offer for sale, sell, distribute, or dispose of pre-packaged food or drugs unless the food or drug amongst others is labelled, there is an indication of code marks, date of manufacture and expiry. In addition, Section 3 of the Food and Drugs ACT (PNDCL 305B), with respect to the deception of consumers, provides that a person who manufactures, labels, packages, sells or advertises a food in a manner that is false, misleading or deceptive as regards its character, nature, value, additives, substance, quality, composition, merit or safety, commits an offence. Notably, under the Ghana Standards (Food Drugs and Other Goods) General Labelling Rules 1992, the GSA can seize improperly labelled food products when carrying out its market surveillance activities and such products may be forfeited and disposed of by the GSA.

Labelling plant-based foods – All vegetable oils, both imports and locally produced, are to bear the plant source of the oil and labelled, such as corn oil, ground-nut oil, sunflower oil, rapeseed oil, etc. Labels bearing ‘No/low Cholesterol’ or Cholesterol Free’ on edible vegetable oils are prohibited. According to the GFDA, the declaration of “No/low cholesterol” in the labelling of edible vegetable oils is considered a misleading claim unless it is stated on the label that all vegetable oils are cholesterol free. The GFDA will either remove products from the shelf or ask the importer to re-label the vegetable oil as required. The GFDA enforces the labelling laws at the ports of entry and manufacturing sites in the country. In addition, GFDA officials carry out routine inspections of imported goods at retail stores and outlets to ensure that labelling regulations are followed. There are no exceptions to the labelling regulations. Failure to comply with the labelling regulations will compel the GFDA to prohibit the importation, distribution, sale or use of any food product, temporarily or permanently, as well as impose a fine.

Packaging and Container

Under Section 7 of PNDCL 305B, “food should be stored and conveyed in such a manner as to preserve its composition, quality and purity and to minimize the dissipation of its nutritive properties from climatic and other deteriorating conditions”. GFDA officials carry out routine inspection and analysis of imported foods at the ports of entry and at the retail level. The GFDA has the mandate to seize and destroy any product found to be contaminated. The GFDA has no specific regulations on packaging, waste disposal laws or product recycling regulations that impact imported food products. The GFDA does not impose any specific restrictions on packaging materials.

Vitamin-Enrichment Requirements

Ghana’s Legislative Instrument (L.I.) (Act 523) on the amendment of the food law was enacted on November 6, 2009, makes it mandatory for vegetable oils, imported or produced locally, to be fortified with micronutrients in order to address nutrient deficiencies.

Sanctions and Penalties

Generally, any person or company found to be in violation of any provision of PNDCL 305B will be subjected to a court penalty or imprisoned for not more than two years or both. Also, the fine options provided under PNDCL 305B, have been increased by the amendment Act (ACT 523). Further, the GFDA has very broad powers to impose fines on entities in breach of Ghana food regulations. In respect of import, the GFDA has broad powers to ensure compliance with Ghana’s food law. As of the date of this prospectus, we are not aware of any violations of PNDCL 305B by our Company.

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Other Relevant Legislations and Legal Considerations

Sale of Goods Act

The Sale of Goods Act 1962 (Act 137) seeks to protect sellers and consumers by requiring that goods sold by description shall correspond to their descriptions and goods sold by sample shall correspond to their samples under Sections 11 and 12. This is because the buyer relies on the description and samples provided by the seller. This is an implied condition under the laws of Ghana, and it applies to the sale of food and food products.

Consumer Protection in Ghana

There is no single overarching consumer protection legislation in Ghana. Hence, the regulatory framework for consumer protection is fragmented and consists of both public and private law mechanisms. These cover various pieces of legislation and common law protections. From a common law perspective, consumers can rely on contract and tort law principles to address consumer protection issues. For example, the Sale of Goods Act 1962, contains general provisions relating to fitness of purpose of goods sold in Ghana.

Notably, the Drafting Department of the Attorney General’s office is currently involved in producing a consumer protection bill. The bill, among other things, proposes to introduce a single and more comprehensive consumer protection statute and a dedicated consumer protection authority to ensure that consumer protection efforts are coordinated coherently and given adequate attention.

Angola

Angola does not currently have a specific food safety law. However, a Public Health Bill which addresses food safety, among many other topics, is pending approval in the Angolan parliament. This Bill is an integral component of Angola’s broader National Health Development Plan (Plano Nacional de Desen volvimento de Saúde) 2012-2025, which sets strategic goals and priorities for the public health sector for the short, medium, and long term.

Plant Health Law No. 05/21

The Plant Health Law No. 5/21 approving the Plant Health Act repeals the Legislative Decree No. 3001/59 approving the Plant Health Regulation of Angola. The Law establishes the norms that aim to guarantee the phytosanitary protection of agricultural and forestry production and exploitation, as well as the transit, trade, import and export of plants, parts of plants intended for commercialization and consumption. This Law applies to vegetables, products of plant origin, and forestry articles. This Law also applies to natural and legal persons, public and private, engaged in agricultural and forestry activities, scientific studies, handling, production, transport, marketing, import and export of vegetables, storage, plant packaging, forestry, and other products.

Food Regulations

The principal regulatory authorities for food import into Angola, are (a) The Ministry of Agriculture and Forestry and (b) The Ministry of Industry and Commerce (note: the Ministry of Commerce merged with Ministry of Industry on April 1, 2020). These two ministries are responsible for the regulation and development of standards and administration of food sales, safety, and quality in Angola. In practice, the responsibilities of these ministries are sometimes overlapping and may cause ambiguities in the development and implementation of food import regulations.

Specific Regulatory Requirements Relating to Food Import and Sales

Labelling Requirements

According to Ministry of Industry and Commerce, certain information must appear on an imported food product label, as regulated by Consumer Protection Law No. 15/03, including type of product and name, producer’s name, batch reference, conditions of preservation and storage, production and expiration dates – the remaining shelf life must be at least 25 percent of the total shelf life of the product at the time of importation, fat content, volume and import eligibility.

Importers of food must note that Portuguese language labelling is mandatory on all agricultural products. Unlabelled or incorrectly labelled products can be confiscated. Stickers must be applied no later than at point of sale to the end user, with the supplier and importer coming to an agreement as to who will affix the sticker.

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Packaging and Container Regulations

Generally, except for regulations affecting packaging of eggs, Angola does not have any specific packaging and container regulations. Also, Angola does not have any specific packaging sustainability measures, such as single-use bans, recycling regulations, recycled content, or other design requirements, nor does the government have any national strategies for reducing packaging waste.

Other relevant regulatory requirements

Sanitary and Phytosanitary Testing

Sanitary and phytosanitary laboratory testing is regulated by Presidential Decree No. 140/16 of 2016, which states that all products intended for human consumption shall be subject to laboratory testing. The decree also created a national network of laboratories for quality and control and defines rules that must be observed for the coordination of the laboratories tasked with conducting testing. It repealed all previous legislation that contradicts the law’s provisions.

Consumer Protection Laws

Chapter 3 of the Constitution of the Republic of Angola guarantees Economic, Cultural and Social rights of all Angolans. Article 78 (1), under Chapter 3, states that consumers shall have the right to good quality goods and services, information, and clarification, guarantees for products and protection with regard to consumer relations. Article 78 (2) provides that consumers shall have the right to be protected against the manufacture and supply of goods and services that are harmful to health and life and must receive compensation for any damages suffered. Further, Article 78 (30) provides that advertising of consumer goods and services shall be regulated by law and all forms of concealed, indirect, or misleading advertising shall be prohibited. Article 78 (4) stipulates that the laws of Angola shall protect consumers and guarantee to defend their interests.

In furtherance of the principles enunciated in Article 78 of the Constitution of the Republic of Angola, Consumer Protection Law No 15/03 of June 22, 2013 (“Law No. 15/03”), was enacted. Article 2 of Law No. 15/03 restates the responsibility of the Angolan government for protecting consumers, supporting the constitution and operation of consumer associations, as well as the implementation of the provisions in the Law No. 15/03. Article 4 of the Law No. 15/03 provides that the protected rights cover the following aspects: the quality of goods and services, protection of life, health and physical safety, freedom of choice and equality in contracts, the protection of economic interests and protection from misleading and abusive advertising, the prevention and repair of property, moral and individual damage.

Notably, under Article 10 of Law No. 15/03, the producer, manufacturer, and importer are, as a rule, responsible jointly, regardless of the existence of guilt, for repairing the damage caused to consumers, except where it has been proven that it has not placed the goods on the market or that, although it has been placed, the defect does not exist or is the sole fault of the consumer or a third party. Further, infringements of consumer protection standards are subject to administrative penalties such as fines, seizure of goods, destruction of goods, prohibition of the manufacture of goods or services, suspension of the supply of goods or services and temporary suspension of activity and/or prohibition of establishment.

Further, the National Institute for Consumer Protection (INADEC) was established by the Governmental Decree No. 9/03 of the Council of Ministers. INADEC has legal jurisdiction over consumer related issues, as stated in its Law No. 15/03. INADEC is also responsible for safeguarding consumer rights, and for coordinating and implementing measures for their protection, including providing information, education, and support for Consumer Protection Associations. By this mandate, INADEC undertakes the legal, administrative, technical facilitation of the protection of rights in legal proceedings.

As of the date of this prospectus, we are not aware that any of our products sold in Angola have been subject to consumer protection claims or administrative penalties in respect of Law No. 15/03.

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Nigeria

Edible commodities, such as sugar, rice, oil and fat products, and other consumables, are strictly regulated in Nigeria to ensure their quality and safety for consumption. Some of the existing legislation relating to food safety are outdated and characterized with overlaps and gaps. The following laws impose product liability on importers of food commodities and consumables into Nigeria:

•	The Federal Competition and Consumer Protection Act, 2018 (the “FCCPA”);

•	Consumer Protection Council Act, Chapter C25 of the Laws of the Federation of Nigeria 2004 (the “CPCA”);

•	Food, Drugs and Related Products (Registration, etc.) Act of 1993 (now known as CAP F.33 LFN 2004);

•	The Sale of Goods Law 2015(the “SGL”);

•	Federal Competition and Consumer Protection Act, 2018 (the “FCCPA”);

•	Standards Organisation of Nigeria Act 2015;

•	The National Agency for Food and Drug Administration and the Control Act, Chapter N1 of the Laws of the Federation of Nigeria 2004.

Consumer Protection Laws

The Federal Competition and Consumer Protection Act

The Federal Competition and Consumer Protection Act, 2018(the “FCCPA”) imposes product liability on manufacturers supplying defective or hazardous products or goods to consumers. In this regard, where a manufacturer of food products produces defective or hazardous commodities, which consumers buy and consume, such manufacturer may become liable under the FCCPA.

Product liability cannot be restricted or excluded by any contract with a supplier, intermediary, or consumer. Product liability may exist when consumer buys the goods directly from the manufacturer or enters into any form of contract with the manufacturer of such goods. Manufacturers may also be subject to liability where they misrepresent facts and such misrepresentation lead to pecuniary loss or health hazards on the part of the consumers. A manufacturer may not restrict or exclude any form of liability which it may be subject to.

Under the FCCPA, contravention of consumer rights incurs criminal liability, on the part of both the manufacturing company and the director of a company. The punishment for contravention for a director of a company found liable is a term of imprisonment not exceeding five years or a fine of up to N10, 000,000 (ten million naira), or a combination of both. Suppliers of the product, if found liable, are subject to the same punishment. As of the date of this prospectus, we are not aware that any of our products sold in Nigeria have been claimed or determined to be in violation of the FCCPA.

Consumer Protection Council Act, Chapter C25 of the Laws of the Federation of Nigeria 2004 (the “CPCA”)

The CPCA established the Consumer Protection Council (the “CPC”) to provide speedy redress for consumer or community complaints through negotiation, mediation, and conciliation. The CPC also seeks to remove hazardous products from the market and ensures the offenders replace such products with safe and appropriate alternatives. The CPC publishes lists of products of which the consumption and sale have been banned, restricted, or have not been approved by Nigerian or foreign governments. The CPC may also require offenders to protect, compensate and provide relief and safeguards for injured consumers suffering adverse effects of harmful, violent, or hazardous products.

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A consumer or community that has suffered loss, injury, or damage as a result of the use of any goods, product, or service may make a complaint in writing and seek redress through a state committee. Upon investigation, if it is established that the consumer’s rights have been violated or a wrong has been committed by way of trade, provision of services, or advertisement, which has caused injury or loss to the consumer, the CPC may take such action as it deems necessary, in addition to the right of the consumer to pursue legal action. The CPCA provides relief that is supplemental to redress by way of litigation.

Food, Drugs and Related Products (Registration, etc.) Act of 1993 (now known as CAP F33 LFN 2004)

The Food, Drugs and Related Products (Registration, etc.) Act of 1993 (now known as CAP F.33 LFN 2004) (“F.33 LFN 2004”) imposes product liability on manufacturers of processed food, drugs, drug products, cosmetics, medical devices or water. F33 LFN 2004 states that an item listed above shall not be manufactured, imported, exported, advertised, sold or distributed in Nigeria unless it has been registered in accordance with the provisions of F.33 LFN 2004 or regulations made under it. After a successful registration, a permit is issued. Where any individual contravenes a provision of F33 LFN 2004 or a regulation made under it, such individual shall be guilty of an offence and liable on conviction to a fine not exceeding N50, 000 or to imprisonment for a term not exceeding two years or to both fine and imprisonment. Where a company contravenes any provision of F33 LFN 2004, such company shall be liable to a fine not exceeding N100, 000.

A person convicted of an offence under F33 LFN 2004 or the related regulations may also get a forfeiture order of its asset to the federal Government i.e. any asset or property constituting, or derived from any proceeds the person obtained, directly or indirectly, as a result of the offence or any of the person's property or instrumentalities used in any manner to commit or to facilitate the commission of the offence. As of the date of this prospectus, we are not aware of any claims or determinations that any of our products sold in Nigeria have been in violation of the Food and Drug Related Products (Registration, etc.) of 1993 (now known as CAP F33 LFN 2004).

The Sale of Goods Law (the “SGL”) 2015

Originally, the Sale of Goods Act 1893 had force throughout Nigeria. As of the date of this prospectus, the operation of the Sale of Goods Act 1893 Act is confined only to Lagos State, where it was domesticated into a state law. The Western region of Nigeria, particularly Lagos state, repealed the Sale of Goods Act 1893 and replaced it with the Sale of Goods Law 1959, then later replaced it with the Sales of Goods Law 2015. Despite the change, the Sale of Goods Law 1959 is still an exact copy of the Sale of Goods Act, 1893.

The Sale of Goods Law Chapter S1 of the Laws of Lagos State 2015 stipulates that, where a contract provides for sale of goods by specification, an implied condition that the goods shall correspond with said specification arises. Also, where the buyer has expressly or impliedly made known to the seller the particular purpose for which the goods are required, an implied condition arises that the goods shall be reasonably fit for such purpose and that the goods are of merchantable quality. If the seller breaches any of the implied warranties or conditions, the buyer may maintain an action against the seller for damages for breach of warranty or condition. It provides a supplementary cause of action to the rights of the consumer under common law. The SGL, however, expressly permits the insertion of exclusion clauses in contracts of sale with negatively implied warranties or conditions.

On an overall basis, every product imported for sale, especially within Lagos state, must match its specification. Companies must ensure that their entire products listed for import and sale in Nigeria and especially Lagos state match their specification in other to avoid liability under this law.

Consumer Protection Agency Law (the “CPAL”)

The Consumer Protection Agency Law of Lagos State is a state domesticated version of the Federal Competition and Consumer Protection Act, 2018 (the “FCCPA”) and is applicable only in Lagos state. The Consumer Protection Agency Law of Lagos State in Chapter C13) established the Lagos State Consumer Protection Agency (the CPA).

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Additionally, the CPAL sets out the following functions of the CPA, among others: (1) to ensure the replacement of hazardous products with safe products and seek ways and means of eliminating hazardous products from the market in conjunction with the relevant government agencies, (2) to initiate investigation in its own name, whether upon the receipt of a complaint or not, (3) to cause an offending company, firm, trade association or individual to compensate or provide relief to injured consumers or communities as a result of adverse effects of harmful products, (4) to cause, where necessary, quality tests to be concluded on a consumer product; and (5) to apply to a court to prevent the circulation of any product that constitutes an imminent public hazard, enforce and protect the rights of consumers, or seek relief or compensation for injured consumers where negotiation, conciliation or mediation fails. Where a manufacturer or seller sells defective or hazardous products within Lagos state which consumers use, such manufacturer may become liable.

Laws Concerning the Quality of Products Imported to Nigeria

Standards Organisation of Nigeria Act 2015

The Standards Organisation of Nigeria Act (No. 14 of 2015) empowers the relevant government agency to formulate and apply standards in the regulation of both imported and domestically manufactured goods.

In 2005, the Standard Organisation of Nigeria (the “SON”) introduced the Standard Organisation of Nigeria Conformity Assessment Program (the “SONCAP”) to prevent the importation of substandard and unsafe goods into Nigeria. A pre-shipment verification process is used to verify that the products to be imported into Nigeria are in conformity with the applicable Nigerian Industrial Standards (the “NIS”) or approved equivalents, and technical regulations before shipment.

All goods to be imported into Nigeria are required to be verified and tested at the country of supply (i.e. the exporting country), and a SONCAP Certificate or SONCAP Import Permit must be issued demonstrating that the products to be imported meet the applicable standards and regulations. Otherwise, where the goods do not comply with the set standards and regulations, a Non-Conformity Report (the “NCR”) may be issued; therefore, each shipment of goods or products subject to the SONCAP arriving at any Nigeria port must be accompanied by a SONCAP Certificate.

All products, except those specifically exempted in the list below, are regulated under the SONCAP program. Products exempt from the SONCAP program include the following: food products, drugs (medicines), chemicals used as raw material by bona fide manufacturers, military wares and equipment, goods classified as contraband by the Federal Government of Nigeria, used products other than automobiles, machinery or related spare parts for bona fide manufacturers who intend to use them for their own manufacturing purposes are advised to apply to the SON for a SONCAP import permit. The compliance process for obtaining the SONCAP Certificate must occur in the exporting country.

All regulated products arriving at Nigerian entry points (ports, airports, land borders) without the SONCAP Certificate will be rejected at the entry point and the Customs release will be refused. The importer/exporter will then be required to re-export the goods or it will face delays while the goods are sampled and tested for compliance with the Nigerian requirements. The exporter/importer will bear all the costs related to this (sampling, testing, delay at the border point).

As of the date of this prospectus, we believe that none of our products sold in Nigeria have been in violation of the SONCAP program or Standards Organisation of Nigeria Act.

The National Agency for Food and Drug Administration and the Control Act, Chapter N1 of the Laws of the Federation of Nigeria 2004

The National Agency for Food and Drug Administration and the Control Act Cap N1 Laws of the Federation of Nigeria (the “LFN”) 2004 regulate and control the manufacture, importation, exportation, distribution, advertisement, sale, and use of food, drugs, cosmetics, medical devices, packaged water, chemicals, and detergents (collectively known as regulated products). The National Agency for Food and Drug Administration was officially established in October 1992.

For the purposes of the LFN, sugar, rice and oil and fat products are all regarded as food commodities. The only obligation owed by importers or manufacturers under the LFN is to ensure all products are harmless and in perfect condition, before they are imported into Nigeria.

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Madagascar

Food Legal and Regulatory Framework

The food regulatory framework in Madagascar is mainly organized by the Health Act and the Law No. 2017-048 regulating health and safety of food intended for human consumption and animal feedstuffs. It is essentially grounded on authorizations and agreements from competent authorities and monitoring procedures.

Health Act and the Law Regulating Health and Safety of Food intended for Human Consumption and Animal Feedstuffs

The Health Act is the main legal instrument regulating the protection of food products intended for human consumption. To ensure the safety of food products, Article 42 imposes the legal obligation to obtain a certificate of suitability for human consumption (Certificat de consommabilité) issued by the National Agency for Food Health and Safety (Agence de Contrôle de la Sécurité Sanitaire et de la Qualité des Denrées Alimentaires). In the same vein, Article 43 of the Law regulating food provides that each operator is liable and responsible for the quality, health and safety of foods provided by it.

Subsidiary Legal and Regulatory Framework for the Food Sector

Decree No. 2013-260 establishes the national agency for food health and safety. This Decree came into force on April 9, 2013, and it provides the legal and organizational framework for the functioning of the National Agency for food, health and safety. The functions of the agency as provided under Article 1 is for the monitoring of food health, quality and safety in Madagascar.

Decree No. 2004-1072 established the National Nutrition Council. Article 1 of the Decree endows the National Nutrition Council with the legal power and responsibility for the implementation of the National Nutrition Policy, technical coordination, monitoring and evaluation, research and development of specific nutrition activities carried out by the various health care agencies in the country.

Other Relevant Laws Affecting the Sale and Distribution of Food Products

Consumer Protection Act

The Madagascar Consumer Protection Act aims at protecting consumers from risks related to health and safety of goods and services. The Madagascar Consumer Protection Act applies to the food industry, providing for, among other things, i) the protection of consumers against health risks related to hygiene and the quality of the goods, products and services placed on the market, ii) allowing consumers access to the information they want to make freely informed choices, according to their wants and needs, iii) educating consumers, particularly regarding their rights, and informing as to the socio-economic and environmental impact of the choices they make, iv) giving consumers the opportunity to obtain effective redress with the justice system with respect to what they purchase or consume, and v) granting consumers the right to form themselves into groups or consumer organizations and to giving these organizations the opportunity to put forward their views within the framework of the decisions made.

The Consumer Protection Act of Madagascar also has direct provisions affecting the importation of food into the country. According to Article 45, the import of a product likely to present a health hazard can be suspended by the Ministry of Industrialisation, Trade and Consumer Affairs, being ministry responsible for the supervision of enforcement of the Consumer Protection Act, which can cause the destruction of any amount of nonconforming products already in the national market.

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Regulations Affecting Food Imports to Madagascar

General Food Import

In Madagascar, the registration of all food importers is a requirement. An importer is a natural or legal person exercising import operations, domiciled in the country, and registered on the Commercial Register under the tax administration and foreign exchange policies. From this registration, a unique tax registration number is assigned to the importer.

Imports of Rice, Sugar, and Oil and Fats Products

Rice is the most widely consumed product in Madagascar. Accordingly, the import of rice is exempt from any import duty, according to the Law No. 2005-015 - exemption from Customs Duty (DD) on the importation of rice. Further, specific attention is given to food products derived from vegetables, such as sugar and palm crude oil. Article 3 of Order No. 4736/2002 regulating the import of vegetables or products derived from vegetables imposes the following additional requirements:

•	prior issuance by the Plant Quarantine Service (Service de la Quarantaine Végétale) to the importer of a permit of import mentioning the conditions and phytosanitary measures imposed on the plants and plant products concerned;

•	the presentation of a trustworthy phytosanitary certificate issued by the National Organization of the Plant Protection of the sending country, certifying that the plants, plant products and packaging have been carefully examined before shipment and certifying the conditions imposed in the import permit;

•	submission to phytosanitary control on arrival, at the end of which a report of inspection will be issued by the accredited agent for this purpose of the Plant Quarantine Service;

•	the delivery of an import permit by the Plant Quarantine Service (Service de la Quarantaine Végétale) with mention of specific plant health requirements;

•	the presentation of a Health Certificate provided by the export country’s national organization in charge of plant protection in good faith; and

•	phytosanitary control on arrival leading to the issuance of a report established by an accredited agent from Plant Quarantine Service.

Kenya

The Kenyan Constitution 2010 expressly provides for consumer protection rights which place great importance on consumers’ protection and observance. Article 43(1) of the Constitution of Kenya 2010 (referred to hereinafter as the “Constitution”) provides for economic and social rights, including the right to be free from hunger and to have adequate food of acceptable quality. Equally, Article 46 of the Constitution provides for consumer rights, exclusively. It provides that consumers have the right to goods and services of reasonable quality, to the information necessary for them to gain the full benefit from goods and services to the protection of their health, safety and economic interests and to compensation for loss or injury arising from defective goods or services. It further established the groundwork for legislation to protect consumer rights, culminating in the Consumer Protection Act No. 46 of 2012 (referred to hereinafter as the “Kenyan Consumer Protection Act”).

The Kenyan Consumer Protection Act, as well as other laws, such as the Food, Drug and Substance Act, the Sale of Goods Act and the Standards Act Cap No. 496 (referred to hereinafter as the “Standards Act”), provide that importers of goods have to comply with several regulations before they can comply with the Kenyan legal framework and successfully carry out trade in the country.

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Consumer Protection Provisions

Kenyan Consumer Protection Act

The Constitution establishes the foundation for the protection of consumer’s rights through Articles 43 and 46. The Kenyan Consumer Protection Act was enacted in compliance with Article 46(2) of the Constitution. One of the Kenyan Consumer Protection Act’s objectives is to protect consumers and to establish a market that is generally fair to consumers, with a focus on protecting consumers from being exploited by suppliers.

The key provisions of the Kenyan Consumer Protection Act include the provision that consumers can institute class action suits against suppliers. The class action suits are flexible and do not require any rigid procedure to institute against a supplier. It is worth noting that any settlement entered on behalf of the class of represented people is binding upon the rest. The Kenyan Consumer Protection Act further imposes a provision requiring that the quality of goods is of merchantable quality. The Kenyan Consumer Protection Act also makes provisions defining unfair practices. It lists conduct such as the making of false and unconscionable representations as unfair under the Kenyan Consumer Protection Act. The definition of unfair practices includes making representations that goods supplied are of a standard, quality or grade that they are not, and that the goods contain ingredients that do not necessarily make up the composition of the good in question.

One of the remedies available to consumers provides a right to rescind the contract and demand damages (both exemplary and punitive) from the supplier as well as the option for litigation to resolve the dispute. Further, a disgruntled consumer can institute proceedings against a supplier for breach of their consumer rights.

Under the provisions on unfair practices, the Kenyan Consumer Protection Act waives the potential possibility that notice needs to be given by a consumer before instituting proceedings in a court and will allow a consumer who has been subject to the practices defined as unfair unfettered access to the courts.

Sale of Goods Act

Section 15 of the Sale of Goods Act Cap. No. 31 provides that goods shall match the description that was made for their sale and it is irrelevant that the bulk of the goods match the description if some goods do not conform with their description.

The Competition Act

Section 55 of the Competition Act No. 12 of 2010 expressly prohibits sellers from making false or misleading representations, such as goods are of a particular standard, quality, grade, benefits and uses when they are not. It further lists that a false representation includes the making of representations that goods are sponsored or affiliated or of a particular quality when they are not.

Food, Drugs and Substances Act

The Food, Drugs and Substances Act Cap No. 254 imposes conditions specific for Foods and Cosmetics. Section 5 and 7 of the Act provides for the standards of food and preparation of food under sanitary conditions. Section 5 imposes a sanction if someone does not comply and produce food according to those prescribed standards. Section 7 imposes a condition that goods need to be produced under sanitary conditions making them fit for human consumption.

The Public Health Board established for enforcement under the Food, Drugs and Substances Act Cap No. 254 is required to ensure compliance with all the requirements for Kenyan consumers. The Minister of Health and the board of Public Health may make regulations regarding the conditions for the importation of foods and cosmetics. The Food, Drugs and Substances Regulations (General and Food Labeling, Additives and Standards) of 1978 are lengthy and contain with greater detail standards for extracts used in foods, the manner of labeling and packaging, description of ingredients etc.

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Standards and Quality of Substances Provisions

Standards Act

The Standards Act aims to provide standardization of commodities and establishes the Kenya Bureau of Standards (KEBS) to achieve its objective. As has been demonstrated above, the protection of consumers in Kenya is multi-faceted, perhaps because of it being entrenched in the country’s Supreme Law. The import of foodstuffs therefore goes through several stages before the arrival of the product to the market.

At the primary stage, importers have to contend with the Kenya Revenue Authority (KRA), which will require several conditions to be met before finally allowing goods into the market. The KRA needs a valid Certificate of Conformity (CoC) from the Pre-Verification of Conformity (PVoC) agent for regulated products, as well as an Import Standardization Mark (ISM) in addition to several tax compliances.

These certificates are obtained from KEBS. KEBS’ role includes providing standards, metrology, and conformity assessments (SMCA), and examining foods for microbial and chemical contamination. The Ministry of Agriculture’s Draft Food Safety Policy 2021 reiterates that KEBS controls food imports at several ports of entry, including Mombasa, Jomo Kenyatta International Airport (JKIA) and various official border posts. It states that certification programmes are conducted on all processed food products destined both for export and domestic markets in accordance with the Standards Act.

The Standards (Verification of Conformity to Standards and other Applicable Regulations) Order, 2020 (the “Order”), is a subsidiary legislation to the Standards Act. It expressly provides that it applies to all imported products to Kenya. The Order imposes an obligation upon all importers to ensure that their products conform with all the standards in place in Kenya. Conformity with the Standards Act results in the importer being issued a CoC. KEBS adopted the Pre-Verification of Conformity (PVoC) program with specific listed countries. The program enables KEBS to contract testing and physical inspection of goods to third-party companies. After testing, a qualified third-party companies may issue the importers with a PVoC, which then vitiates the need for a CoC. KEBS issued a PVoC manual, which guides importers seeking a PVoC.

The PVoC manual provides for countries from which goods can have PVoCs issued with the companies. KEBS also makes public notices designating contracted PVoC agents for a period of time. The most recent notice was issued on July 27, 2022, stating that several inspection companies have been contracted to offer PVoC services for general goods for the next three (3) years, effective from June 23, 2022. The companies include: 1. China Certification & Inspection Group Company Ltd, 2. China Hansom Inspection & Certificate Co. Ltd, 3. Societe Generale de Surveillance, 4. TUV Austria Turk and 5. World Standardization Certification & Testing Group (Shenzhen) Co. Ltd.

The PVoC manual also alludes to three routes towards obtaining the CoCs. Food such as animal and fishery products, fresh dairy products, and bulk shipments of cereals such as rice shall be tested and physically inspected to demonstrate conformity to the relevant standards. Further, Guideline 8 of the PVoC manual stresses that goods from countries not eligible for the PVoC process shall be subject to the destination inspection process.

After all the relevant physical inspection and testing has been carried out, KEBS shall issue a local CoC. The importer can then apply for an Import Standardization Mark (ISM) using the local CoC. It is worth noting that goods with CoCs can be re-tested upon entry at the port in Mombasa or the various international airports at the discretion of KEBS. However, in the absence of CoCs, KEBS formulated destination inspection for all arriving goods in order to comply with the Standards Act.

Tanzania

The Tanzanian food import and sales policy is predicated on the need to control import and sale of food consumed within the country. The Tanzanian regulatory regime includes licencing requirements, compliance regulations and quality standards for imported foods. It also restricts food importation to individuals or businesses duly registered as importers and lays out specific requirements for the importation of food.

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General Food Regulations

The principal legislation for the regulation of importation and sale of food and food products in Tanzania is the Food, Drugs and Cosmetics Act, 2003. The Food, Drugs and Cosmetics Act, 2003, under Section 4, established the Tanzania Food and Drugs Authority (TFDA) with the responsibility of ensuring safety and quality of food, drugs and cosmetics consumed or used in Tanzania. Section 5.1 (a) of the Act empowers TFDA to regulate all matters relating to quality, and safety of food, drugs, herbal drugs, medical devices, poisons and cosmetics. Also, Section 5.1. (b) empowers TFDA to regulate, in accordance with the Food, Drugs and Cosmetics Act, 2003, the importation, manufacture, labelling, marking or identification, storage, promotion, sale and distribution of food, drugs, cosmetics, herbal drugs and medical devices or any materials or substances used in the manufacture of products regulated under the Food, Drugs and Cosmetics Act, 2003.

The clear implication of Section 5.1 (b) of the Act is that importation and sale of food in Tanzania is within the regulatory purview of TFDA. Several regulations have been enacted pursuant to Food, Drugs and Cosmetics Act, 2003. The primary regulations affecting food import evaluation in Tanzania are:

Tanzania Food, Drugs and Cosmetics (Importation and Exportation), Regulations 2006

These regulations are made under Section 116 (1) (e) of the Food, Drugs and Cosmetics Act, 2003. The core objectives of these regulations are to place certain restrictions on importation of food, set conditions for the grant of food import permits, and designate ports of entry for food importation into Tanzania. Pursuant Section 4 (1) of the regulations, no person shall import food into Tanzania unless he is holder of a valid import permit issued by TFDA in respect of the specific food. Further, Subsection (2) provides that a fresh import permit shall be obtained from TFDA on every occasion the food importer places a fresh order, even for foods which are included in his original or previous orders. Section 5 (1) of the regulations provides for the conditions for the granting of a food import permit, while Section 6 restricts ports of entry for food into Tanzania to those ports listed in the First Schedule contained therein. However, it is noteworthy that under Subsection (2) of Section 6, food may in special circumstances be imported into Tanzania if the food importer makes prior arrangements consented to by the Tanzania Revenue Authority (TRA), TFDA and any other relevant regulatory authority.

Tanzania Food, Drugs and Cosmetics (Treatment and Disposal of Unfit Food) Regulations, 2006

These regulations govern the surrender and disposal of food that is unfit for human consumption. They shall apply to all areas to which the Tanzania Food, Drugs and Cosmetics Act, 2003 applies and shall affect all types of food, whether locally produced or imported, which are (suspected of being) unfit for human consumption or any food which is condemned by a court under the Food, Drugs and Cosmetics Act, 2003, or which is in any other way, found by an inspector to be manufactured, imported, distributed, sold, offered or exposed for sale, contrary to any of the provisions of the Food, Drugs and Cosmetics Act, 2003 or these Regulations. A food owner or his/her agent may, on being satisfied that his/her food is unfit for sale for human consumption, voluntarily surrender it to an inspector for condemnation. The inspector shall, prepare for the owner or his/her agent a voluntary surrender or condemnation certificate in the form set out in the schedule to these regulations. Any food which is in violation of the Food, Drugs and Cosmetics Act, 2003 or regulations made thereunder may at the discretion of an inspector and with the agreement of the owner of the food or his or her agent be re-conditioned in order to make it fit for human consumption.

Tanzania Food, Drugs and Cosmetics (Food Fortification) Regulations, 2011

Pursuant to Section 4 of the regulations, no person shall be authorized to manufacture for sale, import or export for sale any regulated food unless that food meets the minimum requirements for fortified food as prescribed in the First Schedule to the regulations. The First Schedule sets out the minimum requirement for fortified food in respect of three food vehicles, namely, Wheat Flour, Maize Flour, edible Fats and Oils. The permissible fortification compounds and the allowable minimum specifications for these food vehicles span a range of nutrients such as Iron, Zinc, Vitamin B12 and Folate. The minimum fortification requirements are mandatory in Tanzania. By Section 10 of the regulations, any person who contravenes any provisions of the regulations commits an offence. However, Section 11 (1) empowers the Director General of TFDA, or any officer authorized by him, to compound any offences committed under the regulations by accepting the fines set out in the principal Act- the Food and Drugs and Cosmetics Act, 2003.

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Tanzania Food, Drugs and Cosmetics (Registration of Foods), 2011

These regulations were made under Sections 28 and 112 (1) (m) of the Food, Drugs and Cosmetics Act, 2003. The regulations apply to pre-packaged food and control of non-pre-packaged food in Tanzania. Pursuant to Section 4 of the regulations, except for emergency food, food donations and occasional foods, no person shall manufacture, sell, import or export, grant, distribute, provide as a gift or offer for sale any pre-packaged food unless it is registered by TFDA. Pursuant to Section 5 (1) of the regulations, an application for registration of pre-packaged food shall be made by filling out the prescribed form in the First Schedule to the regulations. Notably, by Section 5 (2) of the regulations, the application for registration of pre-packaged food may be made by the local manufacturer, importer or their recognised representative.

Standards Regulations

In addition to the specific regulations pertaining to food, an importer and seller of food products must be aware of regulations relating to standards. The Tanzania Bureau of Standards (TBS) is the national standard-setting body for Tanzania. TBS is mandated to monitor quality control of most products and to promote standardization. TBS is responsible for most matters concerning the importation and inspection of imported food products. Exporters should submit all documents at least seven days before the arrival of their shipments through appointed clearing and forwarding agents. Products shipped to Tanzania must have a corresponding Food Importer Registration Certificate (FIRC) issued by TFDA. Importers in Tanzania apply for a FIRC for each product they import. To obtain an FIRC the imported products must satisfy the Tanzania standards requirements as evaluated by TBS.

Packaging and Container Regulations

The Tanzania regulations incorporate packaging operations in respect of commodities to include food for packaging, handling, storage, sale and delivery. In Tanzania, regulators consider the packaging technology, packaging materials and packaging machinery, and related facts about the product nature and other characteristics, facts about the transport hazards, and facts about market.

Labelling Requirements

TFDA regulates food labelling and evaluates and registers pre-packaged foods before approval for distribution and marketing in Tanzania. The evaluation includes assessment of labelling information to ensure that it complies with the specifications of the TFDA (Food Labelling Regulation), 2006 and the Codex standard 1-1985. According to the Tanzania Food, Drugs and Cosmetics (Food Labelling Regulations), 2006 and the Codex General Standard for the Labelling of Pre-Packaged Foods (Codex Stan 1 -1985), the pre-packaged food labelling should include the name of the food, a list of ingredients, net content, name and address of the manufacturer and country of origin. Other information includes the batch /lot identification, date markings (manufacture and expiry dates), Quantitative Ingredient Declarations (QUID), storage conditions, nutrition information (composition) and instructions for use.

Tanzanian Import Procedure

General Procedure

Import procedures must be followed to clear goods from customs control, as per the East Africa Community Customs Management Act (EACCMA) 2004. Imports to Tanzania are subjected to different stages whereby the importer is advised to make a declaration through his appointed Clearing and Forwarding Agent by lodging documents at least seven days before arrival of the vessel.

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Food Importation specific requirements

The additional requirements for food import and sales is as follows:

•	Registration of the importer and food products to be imported. This is done by filling the online forms available at TFDA website.

•	Application for importation by completing the online forms on the TFDA imports and exports portal.

•	Inspection and approval of foods by the inspector at the point of entry prior to distribution in the market.

•	Regular laboratory analysis of foods to check for compliance.

•	Samples from suspect foods can be taken for laboratory analysis.

•	Shelf life of non-perishable foods should be more than six months at the time it arrives at the official point of entry.

•	Foods determined to be noncompliant at the point of entry are returned to the country of origin at the expense of the importer or can be destroyed at the expense of the importer.

Other Certification and Testing Requirements for Food Import

TFDA is responsible for all matters concerning the importation and inspection of imported food products. To obtain a Food Importer Registration Certificate (FIRC), imported products must satisfy the Tanzanian import requirements as evaluated by TFDA. The FIRC provided by the Director General of the TFDA is valid for one year. A registered food importer shall be required to apply for an import permit by filling in prescribed forms as stipulated under Schedule III and Schedule IV for registrable and non-registrable foods, respectively.

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MANAGEMENT

The following sets forth information regarding members of our board of directors, our officers and other key employees as of the date of this prospectus.

Name	Age	Position(s)
Ms. Li Peng Leck	51	Executive Chairwoman and Executive Director (Principal Executive Officer)
Ms. Abbie Jillia Lee	39	Chief Administrative Officer and Executive Director
Ms. Ai Imm Lim	47	Group Financial Controller (Principal Accounting and Financial Officer)
Mr. Boon Chay Lim	70	Non-Executive and Independent Director
Mr. Wei Lyu	40	Non-Executive and Independent Director
Mr. Shi Wei Lay	37	Non-Executive and Independent Director

The following is a brief biography of each of our executive officers and directors:

Ms. Li Peng Leck has served as our Executive Chairwoman and Executive Director since September 2022. Ms. Leck is the co-founder of Maxwill (Asia) and has served as its Director since December 2003. She manages and oversees the business operations of Maxwill (Asia). Ms. Leck also serves as Director of our subsidiaries, Maxwill, Maxwill Foodlink and LP Grace since July 2022, where she manages the affairs of those subsidiaries and oversees their strategic planning.

Ms. Abbie Jillia Lee has served as our Chief Administrative Officer and Executive Director since December 2022. Since 2015, Ms. Lee has served as the Administrative Operations Manager at our subsidiary, Maxwill (Asia), where she oversees administrative matters of Maxwill (Asia). Ms. Lee also served as the Senior Administrative Operations Officer at Maxwill (Asia) from 2010 to 2015, Administrative Operations Officer from 2005 to 2010 and Administrative Assistant from 2000 to 2005. Ms. Lee received a certificate from National University of Singapore Executive Education for the completion of Accounting and Finance for Non-Financial Managers in 2022.

Ms. Ai Imm Lim has served as our Group Financial Controller since December 2022. Ms. Lim has more than 20 years of experience in developing and implementing financial systems, strategies, processes and controls. Since July 2022, Ms. Lim has served as the Financial Controller at our subsidiary, Maxwill (Asia), where she is responsible for Maxwill (Asia)’s overall financial management and internal controls. From November 2009 to June 2022, Ms. Lim was self-employed at ACCT S-PECT, where she provided accounting services, including statutory audit and compilation, corporate taxation, corporate secretarial and bookkeeping services, to clients across a wide range of industries. From 2002 to 2007, Ms. Lim was an associate member of CPA Australia. She received her bachelor’s degree of commerce in Accountancy and Economics from The University of Sydney in 2000.

Mr. Boon Chay Lim has served as our Non-Executive and Independent Director since December 2022. Since November 2018, Mr. Lim has served as the Managing Director at Mushan Food Industries Pte. Ltd., where he oversees and manages the business operations of the company. Mr. Lim was the founder and Managing Director at Thong Siek Food Industries Pte. Ltd. from April 1976 to October 2018, where he led the management team and set strategic goals for business development, research and product development.

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Mr. Wei Lyu has served as our Non-Executive and Independent Director since December 2022. Since July 2020, Mr. Lyu has served as the Head of Treasury at Ocean Energy Pte. Ltd., an oil and natural gas trading company based in Singapore. From April 2019 to January 2020, Mr. Lyu served as the Deputy General Manager at Winner (Singapore) International Trading Pte. Ltd., a company engaged in wholesale trade of a variety of goods in Singapore. From October 2015 to March 2019, Mr. Lyu served as the Deputy General Manager and CFO at CEFC Shanghai International Group (Singapore) Pte. Ltd., where he was responsible for the management and business development of crude and petroleum products in Singapore. From 2011 to September 2015, he served as the Deputy General Manager and head of Treasury at Huahai (Singapore) Pte. Ltd., a company based in Singapore that provides integrated oil services. Mr. Lyu received his bachelor’s degree in Management from Shanghai University of Finance and Economics in 2004.

Mr. Shi Wei Lay has served as our Non-Executive and Independent Director since December 2022. Since May 2017, Mr. Lay has served as the Associate Director, Team Lead, Registered Professional at RHT Capital Pte. Ltd., a Singapore company providing consulting services in the capital markets. From June 2016 to May 2017, Mr. Lay served as the Manager at PrimePartners Corporate Finance Pte. Ltd., a provider of financial advisory and capital raising services in Singapore. From December 2011 to June 2016, Mr. Lay was an associate to Manager at Provenance Capital Pte. Ltd., where he advised on various capital markets transactions in Singapore. From July 2010 to December 2011, he worked as an associate at KPMG Services Pte. Ltd., a management consulting service provider in Singapore. Mr. Lay received his bachelor’s degree of Business Administration from National University of Singapore in 2010.

Family Relationships

None of our directors or officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

Upon completion of this offering, our Executive Chairwoman and Executive Director, Ms. Li Peng Leck, will beneficially own approximately 61.87% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the over-allotment option, or 61.45%, assuming full exercise of the over-allotment option. As a result, we will be deemed to be a “controlled company” for the purpose of the Nasdaq Listing Rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

•	a majority of our board of directors consist of independent directors;

•	our director nominees be selected or recommended solely by independent directors; and

•	we have a nominating committee and a remuneration committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

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Although we do not intend to rely on the controlled company exemptions under the Nasdaq Listing Rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors consists of five directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq Listing Rules and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including (i) a duty to act in good faith in what the director believes to be in the best interests of the company; (ii) a duty to exercise their powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) a duty not to make a personal profit based on his position as director (unless the company permits him to do so) and (iv) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

•	appointing officers and determining the term of office of the officers;

•	exercising the borrowing powers of the company and mortgaging or charging the property of the company; and

•	maintaining a register of mortgages, charges, or other encumbrances of the company.

Terms of Directors and Executive Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and may hold office until such time as they are removed from office by ordinary resolution of the shareholders. Under our Articles of Association, a director will cease to be a director if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated. All of our executive officers are appointed by and serve at the discretion of our board of directors.

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Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Employment Agreements and Indemnification Agreements

We will enter into employment agreements with each of our executive officers. Pursuant to employment agreements, the form of which is filed as Exhibit 10.1 to this Registration Statement, we will agree to employ each of our executive officers for a specified time period, which may be renewed upon both parties’ agreement 30 days before the end of the current employment term, and payment of cash compensation and benefits shall become payable when the Company becomes a public reporting company in the U.S. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Compensation of Directors and Executive Officers

For the fiscal years ended December 31, 2021 and 2022, we paid US$286,463 and US$313,829, respectively, as compensation to our executive officers, and we did not compensate our non-executive directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We have not set aside or accrued any amount to provide pension, retirement, or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Our board of directors, which comprises of five directors, has been making all determinations regarding executive officer compensation from the inception of the Company. When established, our Compensation Committee will determine regarding executive officer compensation.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

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Audit Committee. Our audit committee consists of Mr. Shi Wei Lay, Mr. Wei Lyu and Mr. Boon Chay Lim. Mr. Shi Wei Lay serves as the chairperson of our audit committee. We have determined that each of our independent directors also satisfies the “independence” requirements of the Nasdaq Listing Rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Mr. Shi Wei Lay qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Shi Wei Lay, Mr. Wei Lyu and Mr. Boon Chay Lim. Mr. Wei Lyu serves as the chairperson of our compensation committee. We have determined that each of our independent directors also satisfies the “independence” requirements of the Nasdaq Listing Rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	reviewing and approving the total compensation package for our most senior executive officers;

•	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•	reviewing and recommending to the board with respect to the compensation of our directors;

•	reviewing periodically and approving any long-term incentive compensation or equity plans;

•	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

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Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Mr. Shi Wei Lay, Mr. Wei Lyu and Mr. Boon Chay Lim. Mr. Boon Chay Lim serves as the chairperson of our nominating and corporate governance committee. We have determined that each of our independent directors also satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

•	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

•	identifying and recommending to our board the directors to serve as members of committees;

•	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors have adopted a code of business conduct and ethics that is applicable to all of our directors, officers and employees. We will make our code of business conduct and ethics publicly available on our website prior to the initial closing of this offering.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Ordinary Shares offered in this offering for:

•	each of our directors and executive officers who beneficially own our Ordinary Shares (individually and as a group); and

•	each person known to us to own beneficially more than 5% of our issued and outstanding Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Percentage of beneficial ownership of each listed person prior to the completion of this offering is based on 23,250,000 Ordinary Shares issued and outstanding (reflecting a ratio of 2,325-for-1 share subdivision of our Ordinary Shares on June 22, 2023) immediately prior to the effectiveness of the registration statement of which this prospectus is a part. The percentage of beneficial ownership of each listed person after this offering includes Ordinary Shares issued and outstanding immediately after the completion of this offering.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our issued and outstanding Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. As of the date of this prospectus, we have five shareholders of record, none of whom are located in the United States. We will be required to have at least 300 unrestricted round lot shareholders at closing in order to satisfy the Nasdaq Listing Rules.

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	Ordinary Shares Beneficially Owned Prior to the Completion of this Offering		Ordinary Shares Beneficially Owned After this Offering (Over- allotment option not exercised)		Ordinary Shares Beneficially Owned After this Offering (Over-allotment option fully exercised)
	Number	Percent	Number	Percent	Number	Percent
Directors and Executive Officers(1):
Ms. Li Peng Leck(2)	15,056,700	64.76%	15,056,700	61.87%	15,056,700	61.45%
Ms. Ai Imm Lim	–	–
Ms. Abbie Jillia Lee	–	–
Mr. Boon Chay Lim	–	–
Mr. Wei Lyu	–	–
Mr. Shi Wei Lay	–	–
All directors and executive officers as a group (six individuals):		64.76%

5% Shareholders:
Davis & KT Holdings Pte. Ltd.(3)	15,056,700	64.76%	15,056,700	61.87%	15,056,700	61.45%
Mr. Ng Hong Whee	4,803,450	20.66%	4,803,450	19.74%	4,803,450	19.61%

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals is 10 Bukit Batok Crescent, #10-01, The Spire, Singapore.

(2)	The number of Ordinary Shares beneficially owned prior to the completion of this offering represents 15,056,700 Ordinary Shares held by Ms. Li Peng Leck through Davis & KT Holdings Pte. Ltd. Ms. Li Peng Leck holds a 50% of equity interest in Davis & KT Holdings Pte. Ltd. Her children, Jun Xue Tan, Jun Wei Tan, and Yi Xi Tan, collectively hold another 50% equity interests in Davis & KT Holdings Pte. Ltd. Ms. Li Peng Leck is the registered director of Davis & KT Holdings Pte. Ltd. The 50% ownership held by Ms. Li Peng Leck constitutes a controlling interest in Davis & KT Holdings Pte. Ltd.

(3)	The number of Ordinary Shares beneficially owned prior to the completion of this offering represents 15,056,700 Ordinary Shares held by Davis & KT Holdings Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore. Ms. Li Peng Leck is considered the controlling person of this entity. The registered address of Davis & KT Holdings Pte. Ltd. is 10 Bukit Batok Crescent, #10-01, The Spire, Singapore.

As of the date of this prospectus, none of our issued and outstanding Ordinary Shares is held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

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RELATED PARTY TRANSACTIONS

During the last three years and up to the date of this prospectus, we have engaged in the following transactions with our directors, executive officers, or holders of more than 5% of our issued and outstanding share capital and their affiliates, which we refer to as our related parties:

Employment Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Material Transactions with Related Parties

The relationship and the nature of related party transactions are summarized as follows:

Name of Related Party	Relationship to Us
Mr. Tan Choo Kiat	Former director of Maxwill (Asia) (resigned on February 18, 2022)
Ms. Li Peng Leck	Director of the Company
Mr. Siua Chern Yong	Director of Maxwill (Asia)
Carfax Commodities (Asia) Pte. Ltd.	An entity controlled by Mr. Tan Choo Kiat with 25% shareholdings

a.	Due (to)/from related parties

Due (to)/from related parties consisted of the following:

Name	December 31, 2022		December 31, 2021
Tan Choo Kiat	US$	–	US$	(239)
Carfax Commodities (Asia) Pte Ltd	US$	3,299,175	US$	2,333,417

As of December 31, 2021, the balance due to a director amounted to $239 was fully returned during the fiscal year ended December 31, 2022.

As of November 30, 2020, a convertible loan was granted to Carfax Commodities (Asia) Pte. Ltd. (the “Borrower”). The amount of the convertible loan facility was capped at US$4,500,000. Under the terms of the convertible loan facility, Maxwill (Asia) (the “Lender”) has the right to convert the outstanding principal of the loan and all other amounts accrued or owing in connection with the loan into new ordinary shares. The Lender has discretion as to when to exercise such conversion right. The loan matures on the earlier of (a) November 30, 2023 (or such other date that the Borrower and the Lender may otherwise agree in writing) and, in which case is repayable in full on maturity; or (b) in the event of the exercise by the Lender of its conversion right under the convertible loan facility, on the date of the conversion of the loan. For the purpose of the conversion, the valuation of the Borrower is fixed at US$5 million and the price of the conversion share will be based on that valuation and the number of shares issued at the time of conversion by the Borrower. The loan is subject to compounded interest at the rate prescribed by Inland Revenue Authority of Singapore. As of July 31, 2023, the outstanding principal and interest due on the convertible loan amounted to US$3,900,050. There was no conversion or repayment of principal or interest as of July 31, 2023.

b.	Office rental expenses paid to a related party

On January 1, 2019, Maxwill (Asia) entered into an office lease agreement with Mr. Tan Choo Kiat, the former director of Maxwill (Asia). Mr. Tan Choo Kiat is the landlord of the office premise. The lease agreement has a term of 4 years from January 1, 2019 to December 31, 2022 with monthly rent of S$4,500 (approximately US$3,300). The lease has been renewed for 3 years with the same monthly rent.

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c.	Directors’ remuneration and fees paid to related parties

As of December 31, 2022 and 2021, our subsidiary Maxwill (Asia) had 3 directors: Mr. Tan Choo Kiat, Ms. Lek Li Peng and Mr. Siua Chern Yong. The directors’ remunerations were US$112,638 and US$223,308 for the respective years. The director’s fees paid were US$135,000 and US$155,000 for respective years.

d.	Dividends paid to related parties

On December 31, 2021, prior to the reorganization and the Company’s initial public offering, our subsidiary, Maxwill (Asia), declared final dividends totaling US$5 million payable to its controlling shareholders, Mr. Tan Choo Kiat and Ms. Li Peng Leck, of which US$2 million was offset against amounts due from directors and US$3 million was paid in cash on January 25, 2022. On December 31, 2022, our subsidiary, Maxwill (Asia), declared dividends totaling US$672,000 payable to Ms. Li Peng Leck, the ultimate controlling shareholder of our Company, of which, US$671,001 was offset against amounts due from directors and US$999 was paid in cash on the same day.

e.	Interest income from a related party

Maxwill (Asia) reported interest income from Carfax Commodities (Asia) Pte. Ltd. amounting to US$55,758 for the fiscal year ended December 31, 2022.

Share Issuances to Related Parties

See “Description of Share Capital—History of Share Issuances.”

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Memorandum and Articles of Association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles of association”).

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$100,000.11 divided into 232,500,000,000 shares, par value of US$0.000000430108 each. As of the date of this prospectus, 23,250,000 Ordinary Shares are issued and outstanding.

Immediately after the completion of this offering, we will have 24,337,500 Ordinary Shares issued and outstanding (if the underwriters’ over-allotment option is not exercised) or 24,500,625 (if the underwriters’ over-allotment option is fully exercised). All of our Ordinary Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “DTCK.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598.

Our second amended and restated memorandum and articles of association

We have adopted a second amended and restated memorandum and articles of association on June 22, 2023. The following are summaries of certain material provisions of our second amended and restated memorandum and articles of association adopted on June 22, 2023 (collectively referred to below as our “second amended and restated memorandum and articles of association”) and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company.    Under our second amended and restated memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights.    Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

•	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

•	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our second amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of Ordinary Shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our second amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights and voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our second amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

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Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as an exempted limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made or a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company - a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended from time to time. The Companies Act (As Revised) of the Cayman Islands also imposes a number of statutory duties on a director.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our second amended and restated memorandum and articles of association provide that a resolution in writing signed by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of our Company shall be treated as a resolution duly passed at a general meeting of our Company and, where relevant, as a special resolution so passed.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our second amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our second amended and restated memorandum and articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our second amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our second amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police officer of the rank of constable or higher or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, has recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (As Revised), or the “Substance Act”, and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, if we are tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Act. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. Although it is presently anticipated that the Substance Act will have little material impact on us and our operations, as the legislation is new and remains subject to further clarification and amendments, it is not currently possible to ascertain the precise impact of these legislative changes on us and on our operations. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all applicable requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

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History of Share Issuances

We were incorporated in the Cayman Islands as an exempted company with limited liability on September 20, 2022. Upon incorporation, our Company had on September 20, 2022 issued to the initial subscriber 1 ordinary share of a par value of US$0.001 (which was transferred to Mr. Ng Hong Whee on the same day). We have also issued the following ordinary shares of a par value of US$0.001 each to certain founding shareholders.

Purchaser	Date of Issuance	Number of Ordinary Shares
Mr. Ng Hong Whee	September 20, 2022	2,065
ACCT Pte. Ltd.	September 20, 2022	486
Davis & KT Holdings Pte. Ltd.	September 20, 2022	6,476
TYM Investment Holdings Pte. Ltd.	September 20, 2022	486
BSPL Services Pte. Ltd.	September 20, 2022	486

On June 22, 2023, our shareholders approved (i) a subdivision of each issued and unissued ordinary share of par value of US$0.001 each into 2,325 Ordinary Shares, (ii) an increase in our authorized share capital from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000.11 divided into 232,500,000,000 shares of a par value of US$0.000000430108 each and (iii) the adoption of the second amended and restated memorandum and articles of association, in order to reflect the foregoing alterations to our share capital.

Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the share subdivision mentioned above as if it had occurred at the beginning of the earlier period presented.

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SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our Ordinary Shares, and although we expect to make an application for the Ordinary Shares to be listed on the Nasdaq Capital Market, a regular trading market for our Ordinary Shares may not develop. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon completion of this offering, we will have issued and outstanding Ordinary Shares held by public shareholders representing approximately 4.47% of our issued and outstanding Ordinary Shares if the underwriters do not exercise their over-allotment option, and approximately 5.10% of our issued and outstanding Ordinary Shares if the underwriters exercise their over-allotment option in full. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Lock-Up Agreements

We, all of our directors, executive officers and holders of 5% or more of our issued and outstanding Ordinary Shares have agreed, for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares, without the prior written consent of the Representative.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares issued and outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

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A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•	1% of the number of Ordinary Shares then issued and outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately 243,375 Ordinary Shares immediately after this offering, assuming the underwriters do not exercise their over-allotment option; or

•	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL INCOME TAX CONSIDERATION

The following summary of the material Singapore, Cayman Islands and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

Singapore Taxation

Corporate Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and
●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;
(b)	used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or
(c)	used to purchase any movable property brought into Singapore.

Foreign income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident corporate taxpayer are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;
(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and
(c)	the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

The prevailing corporate tax rate in Singapore is 17.0%.

With effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000 previously) of the normal chargeable income – 75.0% of the first S$10,000 and 50.0% of the next S$190,000. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system. Under the one-tier system, the corporate tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax-exempt in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

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Withholding Taxes

Singapore does not currently impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax (“GST”)

GST in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 8.0%. In 2022, the Singapore government announced that the GST rate will be increased from 8% to 9% with effect from January 1, 2024.

Estate Duty

With effect from February 15, 2008, Singapore estate duty has been abolished.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Our Company was incorporated under the laws of the Cayman Islands as an exempted company and has received an undertaking pursuant to the Tax Concessions Act of the Cayman Islands to the effect that, for a period of 20 years from September 23, 2022, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporate tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF OUR ORDINARY SHARES.

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The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Ordinary Shares through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Ordinary Shares; or

•	persons holding our Ordinary Shares through a trust.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

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Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is not an income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NYSE and the Nasdaq Stock Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

•	at least 75% of its gross income for such taxable year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC. However, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

•	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

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A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Ordinary Shares when inherited from a decedent that was previously a holder of our Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Ordinary Shares, or a mark-to-market election and ownership of those Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Ordinary Shares from a U.S. Holder to not get a step-up in basis under Section 1014 and instead will receive a carryover basis in those Ordinary Shares.

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You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares.

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UNDERWRITING

We will enter into an underwriting agreement with Univest Securities, LLC, as representative of the several underwriters in this offering (the “Representative”), with respect to the Ordinary Shares to be sold in this offering. Subject to certain conditions, we have agreed to sell to the underwriters named below, and the underwriters have severally agreed to purchase, the number of Ordinary Shares at the initial public offering price provided below opposite their respective names less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below.

Underwriters	Number of Ordinary Shares
Univest Securities, LLC
Total

A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the securities offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the securities if any such securities are taken. However, the underwriters are not required to take or pay for the securities covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 163,125 Ordinary Shares (15% of the number of Ordinary Shares sold by us in this offering) at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts from us to cover over-allotments, if any. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

If the underwriters exercise all or part of this option, they will purchase Ordinary Shares covered by the option at the public offering price per Ordinary Share that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $[●] and the total net proceeds, before expenses, to us will be $[●].

Underwriting Discounts and Expenses

The underwriting discounts are equal to 4.5% of the initial public offering price.

The underwriters have advised us that they propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[     ] per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $[      ] per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be changed by the Representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Ordinary Shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table shows the public offering price, underwriting discount, and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Ordinary Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The underwriting discounts are equal to 4.5% of the initial public offering price set forth on the cover of this prospectus.

We have agreed to reimburse the underwriters for certain out-of-pocket expenses incurred by them up to an aggregate of $180,000 (including the Advance, as defined below), including fees and disbursements of their counsel, with respect to this offering. We have paid an expense deposit of $80,000 (the “Advance”) to the underwriters, which will be applied against the out-of-pocket accountable expenses that will be reimbursed by us in connection with this offering. Any portion of the Advance will be returned to us in the event it is not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have also agreed to reimburse the underwriters by deduction from the net proceeds of the offering contemplated herein, for their non-accountable expenses equal to 1% of the offering proceeds raised in this offering at closing, including any shares issued pursuant to the exercise of the representative’s over-allotment option.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and underwriter expense reimbursement, will be approximately $[            ].

Right of First Refusal

We have agreed to grant to the Representative, provided that this offering is completed, for a period of 18 months, the right, on at least the same terms and conditions offered to us by other investment banking service providers, to provide investment banking services in all matters for which investment banking services are sought (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion but non-assignable. In accordance with FINRA Rule 5110(g)(6)(A)(i), under no circumstances shall such right of first refusal have a duration of more than three years from the commencement of sales of this offering or the termination date of the engagement between us and the underwriters. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as an exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of our securities, except for the sale or issuance of any securities pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended. The Representative shall notify us of its intention to exercise its Right of First Refusal within 5 business days following notice in writing by us.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

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Lock-Up Agreements

We, our directors, officers and certain of our shareholders owning more than 5% of the issued and outstanding Ordinary Shares (or securities convertible into our Ordinary Shares) have agreed, for a period of six months from the date of this prospectus, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of the Ordinary Shares and securities that are substantially similar to our Ordinary Shares, without the prior written consent of the Representative. The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “DTCK.” We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future. However, we will not complete this offering unless we are listed.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our ordinary shares. As an exception to these rules, in connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Ordinary Shares in accordance with Regulation M under the Exchange Act.

Specifically, the underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•	Stabilizing transactions consist of bids or purchases made by the underwriters for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•	Short sales and over-allotments occur when the underwriters, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

The underwriters may also bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

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These activities may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares which may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter, for a period of 180 days from the date of this prospectus.

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Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

139

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is: (a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275, except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, (2) debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (3) where no consideration is or will be given for the transfer; or (4) where the transfer is by operation of law.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our Ordinary Shares be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Stamp Taxes

If you purchase Ordinary Shares offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the initial public offering price listed on the cover page of this prospectus.

140

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,901
Nasdaq Capital Market Listing Fee	50,000
FINRA Filing Fee	3,087
Legal Fees and Expenses	514,103
Accounting Fees and Expenses	419,900
Printing and Engraving Expenses	3,724
Underwriter Out-of-Pocket Accountable Expenses	180,000
Investor Relations Fee	2,000
Miscellaneous Expenses	187,969
Total Expenses	$1,362,684

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

141

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Certain legal matters as to the United States federal securities and New York law in connection with this offering will be passed upon for the underwriters by Ortoli Rosenstadt LLP. Certain legal matters as to Singapore law in connection with this offering will be passed upon for the underwriters by Bird & Bird ATMD LLP.

142

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09, International Plaza, Singapore 079903.

143

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus forms a part, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

144

DAVIS COMMODITIES LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Davis Commodities Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Davis Commodities Limited and its subsidiaries (collectively the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since May 2022.

Singapore

June 26, 2023

F-2

DAVIS COMMODITIES LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amount in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2021	2022
	US$’000	US$’000
Assets
Current assets:
Cash and cash equivalents	7,087	2,540
Accounts receivable, net	12,868	4,656
Prepaid expenses and other current assets, net	4,167	7,001
Deferred offering costs	–	1,129
Inventory	95	2,176
Total current assets	24,217	17,502
Property, plant and equipment	406	399
Right-of-use asset	37	–
Total non-current assets	443	399
TOTAL ASSETS	24,660	17,901

Liabilities
Current liabilities:
Bank loans - current	47	157
Lease payable - current	38	–
Accounts payable	15,341	5,096
Accruals and other current liabilities	6,013	4,749
Amount due to related parties	*	–
Income taxes payable	939	1,357
Total current liabilities	22,378	11,359
Bank loans – non-current	209	528
Deferred tax liabilities	1	1
Total non-current liabilities	210	529
TOTAL LIABILITIES	22,588	11,888

Commitments and contingencies	–	–
Shareholders’ equity
Ordinary shares US$0.000000430108 par value per share; 232,500,000,000 authorized as of December 31, 2021 and 2022; 23,250,000 shares issued and outstanding**	*	*
Additional paid-in capital	1,113	–
Merger reserve	–	1,113
Retained earnings	952	4,895
Accumulated other comprehensive income	7	5
Total shareholders’ equity	2,072	6,013
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	24,660	17,901

* – Denotes amount less than US$’000.

** Retrospectively restated for the effect of a 2,325-for-1 share subdivision (see Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

DAVIS COMMODITIES LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amount in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Revenues	194,239	206,717
Cost of revenues	(181,994)	(193,840)
Gross profit	12,245	12,877
Operating expenses:
Selling and marketing expenses	(5,396)	(5,307)
General and administrative expenses	(1,871)	(2,287)
Total operating expenses	(7,267)	(7,594)
Income from operations	4,978	5,283

Other income/(expense):
Other income	671	285
Interest expense	(48)	(33)
Total other income	623	252
Income before tax expense	5,601	5,535
Income tax expense	(901)	(920)
Net income	4,700	4,615
Other comprehensive income
Foreign currency translation loss, net of taxes	(3)	(2)
Total comprehensive income	4,697	4,613
Net income per share attributable to ordinary shareholders
Basic and diluted	$0.20	$0.20
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted*	23,250,000	23,250,000

* Retrospectively restated for the effect of a 2,325-for-1 share subdivision (see Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

DAVIS COMMODITIES LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Amount in thousands, except for share and per share data, or otherwise noted)

	Ordinary shares
	No. of Shares **	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Merger Reserve	Retained Earnings	Total Stockholders’ Equity
		US$'000	US$'000	US$'000	US$'000	US$'000	US$'000

Balance as of January 1, 2021	23,250,000	*	1,113	10	–	1,303	2,426
Net income	–	–	–	–	–	4,700	4,700
Foreign currency translation adjustment	–	–	–	(3)		–	(3)
Dividend declared	–	–	–	–	–	(5,051)	(5,051)
Balance as of December 31, 2021	23,250,000	*	1,113	7	–	952	2,072
Net income	–	–	–	–	–	4,615	4,615
Foreign currency translation adjustment	–	–	–	(2)	–	–	(2)
Dividend declared	–	–	–	–	–	(672)	(672)
Additional capital	–	–	*	–	–	–	*
Merger reserve arising from reorganisation	–	–	(1,113)	–	1,113	–	–
Balance as of December 31, 2022	23,250,000	*	–	5	1,113	4,895	6,013

* Denotes amount less than US$1,000

** Retrospectively restated for the effect of a 2,325-for-1 share subdivision (see Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DAVIS COMMODITIES LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amount in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Net income	4,700	4,615
Adjustments:
Depreciation and amortization	54	58
Reversal of allowance for doubtful debts	(389)	218
Interest expense	46	33
Interest expense on lease liability	2	*
Interest income	(53)	(56)
	4,360	4,868
Changes in operating assets:
Decrease/(increase) in inventories	241	(2,082)
(Increase)/decrease in margin deposits	(599)	559
(Increase)/decrease of accounts and other receivables	(11,140)	4,146
Increase in deferred offering costs	–	(1,129)
Increase/(decrease) in accounts and other payables, and accruals	10,433	(8,727)
Decrease in amount due from directors	(990)	*
Increase in income tax payable	910	419
Cash provided by/(used in) operating activities	3,215	(1,946)

Interest received	53	56
Purchase of property, plant and equipment	(11)	(14)
Cash provided by investing activities	42	42

Amount due to related parties	(157)	*
Issuance of share capital	–	*
Dividend paid	–	(3,001)
Proceeds from bank borrowings	256	575
Repayment of bank borrowings	(2,039)	(146)
Interest paid	(46)	(33)
Principal payment of lease liabilities	(38)	(38)
Payment of interest on lease liabilities	(2)	*
Cash used in financing activities	(2,026)	(2,643)

Net change in cash and cash equivalents	1,231	(4,547)
Cash and cash equivalents as of beginning of the year	5,856	7,087
Cash and cash equivalents as of the end of the year	7,087	2,540

Supplementary Cash Flows Information
Cash refunded/(paid) for taxes	9	(9)
Dividend that was offset against loan assumed by shareholder/director	(2,051)	(671)

* Denotes amount less than US$1,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DAVIS COMMODITIES LIMITED AND ITS SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Davis Commodities Limited was incorporated on September 20, 2022 in the Cayman Islands, as an investment holding company. Davis Commodities Limited conducts its primary operations through its wholly owned subsidiaries that are incorporated and domiciled in Singapore, namely: 1) Maxwill Pte. Ltd.; 2) Maxwill (Asia) Pte. Ltd.; 3) LP Grace Pte. Ltd; and 4) Maxwill Foodlink Pte. Ltd. (collectively the “Company”). The subsidiaries specialize in trading of three main categories of agricultural commodities: sugar, rice and oil and fat products. The Company distributes agricultural commodities to various markets, including providing warehouse storage and logistic services.

Reorganization

A summary of the formation of the group structure is as follows:

Maxwill Pte. Ltd.

On July 1, 2022, Li Peng Leck’s (“LPL’s”) spouse transferred two (2) shares, the then entire issued share capital of Maxwill Pte. Ltd., to LPL, as part of a family restructuring exercise. On the same day, it was resolved and approved that 98 new shares in the capital of Maxwill Pte. Ltd. would be issued to LPL and members of her immediate family as part of a family restructuring exercise.

On August 22, 2022, LPL and members of her immediate family transferred all 100 shares, the entire issued and share capital of Maxwill Pte. Ltd., to Davis & KT Holdings Pte. Ltd., as part of a family restructuring exercise. The beneficial interests of all the family members remain the same as they hold the same proportion of shares in Davis & KT Holdings Pte. Ltd.

Maxwill (Asia) Pte. Ltd.

On August 22, 2022, LPL and members of her immediate family transferred all their 1,483,000 shares, the entire issued and share capital of Maxwill (Asia) Pte. Ltd., to Maxwill Pte. Ltd., as part of a family restructuring exercise. The beneficial interests of all the family members remain the same as they hold the same proportion of shares in Davis & KT Holdings Pte. Ltd.

LP Grace Pte. Ltd.

On July 1, 2022, LPL’s mother transferred two (2) shares, the then entire issued share capital of LP Grace Pte. Ltd. to LPL, as part of a family restructuring exercise. We further note that there is a trust deed entered into between LPL and her mother in relation to the two (2) shares, the then entire issued share capital of LP Grace Pte. Ltd., that sets out that the shares are held by LPL’s mother on trust for LPL.

On the same day, it was resolved and approved that 98 new shares in the capital of LP Grace Pte. Ltd. would be issued to LPL and members of her immediate family as part of a family restructuring exercise.

On August 23, 2022, LPL and members of her immediate family transferred all 100 shares, the entire issued and share capital of LP Grace Pte. Ltd., to Maxwill Pte. Ltd., as part of a family restructuring exercise. The beneficial interests of all the family members remain the same as they hold the same proportion of shares in Davis & KT Holdings Pte. Ltd.

F-7

Maxwill Foodlink Pte. Ltd.

On August 23, 2022, LPL and members of her immediate family transferred all 60,002 shares, the entire issued and share capital of Maxwill Foodlink Pte. Ltd., to Maxwill Pte. Ltd., as part of a family restructuring exercise. The beneficial interests of all the family members remain the same as they hold the same proportion of shares in Davis & KT Holdings Pte. Ltd.

Davis Commodities Limited – Share Swap Agreement

Davis Commodities Limited was incorporated in the Cayman Islands as an exempted company with limited liability on September 20, 2022, with an initial share capital of 3,524 shares.

On September 20, 2022, Davis Commodities Limited entered into a share swap agreement with Davis & KT Holdings Pte. Ltd. (the “Share Swap Agreement”). Pursuant to the Share Swap Agreement, Davis & KT Holdings Pte. Ltd. transferred 100 shares, the total issued and paid up capital of Maxwill Pte. Ltd., to Davis Commodities Limited, while Davis Commodities Limited issued and allotted 6,476 shares to Davis & KT Holdings Pte. Ltd. (the “Share Swap”). Following the acquisition, Maxwill Pte. Ltd., together with all its subsidiaries, become wholly owned subsidiaries of Davis Commodities Limited. Davis Commodities Limited had an issued and paid up capital of 10,000 shares.

The Share Swap is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Swap, which requires retrospective combination of the Company, Maxwill Pte. Ltd., Maxwill (Asia) Pte. Ltd., LP Grace Pte. Ltd. and Maxwill Foodlink Pte. Ltd. for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization, as of December 31, 2022 and 2021.

After the reorganization, the Company wholly owns Maxwill Pte. Ltd., which is domiciled in Singapore; Maxwill Pte. Ltd. wholly owns Maxwill (Asia) Pte. Ltd., LP Grace Pte. Ltd. and Maxwill Foodlink Pte. Ltd., which are all incorporated and domiciled in Singapore. The Company is headquartered in Singapore and conducts its operations domestically.

Details of the subsidiaries of the Company are set out below:

Percentage of effective ownership
December 31,
Name	Date of Incorporation	2021	2022	Place of incorporation	Principal Activities
Maxwill Pte. Ltd.	November 1, 2004	100%	100%	Singapore	Holding company.
Maxwill (Asia) Pte. Ltd.	September 11, 1999	100%	100%	Singapore	Trading of three main categories of agricultural commodities: sugar, rice and oil and fat products, and providing warehouse storage and logistic services.
LP Grace Pte. Ltd.	January 11, 2008	100%	100%	Singapore	Agency services.
Maxwill Foodlink Pte. Ltd.	January 15, 2004	100%	100%	Singapore	Trading of three main categories of agricultural commodities: sugar, rice and oil and fat products and providing warehouse storage and logistic services.

The accompanying financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

F-8

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b)    Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The financial statements of the Company were prepared by applying the pooling of interest method. Under this method, the Company has been treated as the holding company of the subsidiaries for the financial years presented. Accordingly, the results of the Company include the results of the subsidiaries for two-year period ended December 31, 2022 and 2021. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant periods, as a single economic enterprise, although the legal parent-subsidiary relationships may not have been established.

(c)    Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments, warranty liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

(d)    Risks and uncertainties

The main operations of the Company are located in Singapore. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Singapore, as well as by the general state of the economy in Singapore. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Singapore. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

(e)    Foreign currency translation and transaction and Convenience translation

The accompanying consolidated financial statements are presented in U.S. dollar (“US$”), which is the reporting currency of the Company. The functional currency of the Company and its subsidiaries, Maxwill (Asia) Pte. Ltd., LP Grace Pte. Ltd. and Maxwill Pte. Ltd. are the U.S. dollar. Maxwill Foodlink Pte. Ltd. uses the Singapore dollar as its functional currency.

F-9

Assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange prevailing at the balance sheet date. Translation gains and losses are recognized in the consolidated statements of operations and comprehensive loss as other comprehensive income or loss. Transactions in currencies other than the reporting currency are measured and recorded in the reporting currency at the exchange rate prevailing on the transaction date. The cumulative gain or loss from foreign currency transactions is reflected in the consolidated statements of income and comprehensive income as other income (other expenses).

The value of foreign currency including, the Singapore dollar (“S$”), may fluctuate against the US$. Any significant variations of the aforementioned currency relative to the Singapore dollar may materially affect the Company’s financial condition in terms of reporting in US$. The following table outlines the currency exchange rates that were used in preparing the accompanying consolidated financial statements:

	December 31,
	2021	2022
US$ to S$ Year End	1.3680	1.3900
US$ to S$ Average Rate	1.3448	1.3853

(f)    Fair Value Measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

•	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

•	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, other current assets, amount due from directors, financial instruments, bank loans, leases payable, accounts payables, amount due to related parties, accruals and other current liabilities are financial assets and liabilities. Cash and cash equivalents, accounts receivable, other currents, amount due from directors, accounts payables, amount due to related parties, accruals and other current liabilities are subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value. Financial instruments are fair value financial assets that are marked to fair value and are accounted for as under Level 3 under the above hierarchy except for derivative instruments that are marked to fair value and are accounted for as under Level 2. The Company accounts for bank loans and lease payables at amortized cost and has elected not to account for them under the fair value hierarchy.

F-10

(g)     Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(h)     Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

Periodically, the Company may carry cash balances at financial institutions more than the respective subsidiaries’ government insured limits in Singapore of S$75,000 per institution. The amount in excess of government insurance as of December 31, 2022 and 2021, was approximately S$1,044,364 and S$1,062,739. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

(i)     Accounts Receivable, net

Accounts receivable, net are stated at the original amount less an allowance for impairment loss on such receivables. The allowance for impairment loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

(j)    Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

(k)    Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives

Investment property	40 years
Right-of-use asset	4 years
Furniture and fittings, office equipment, renovation and computer and software	3 years

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

(l)     Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized as of December 31, 2022 and 2021.

F-11

(m)     Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(n)    Revenue recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Topic 606, “Revenue from Contracts with Customers”. This topic clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP. Simultaneously, this topic supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. The core principle of the guidance requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company currently generates its revenue from the following main sources:

Revenue from goods sold and services provided

Revenue from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (‘‘PO’’) by transferring control of a promised good or service to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of sugar, rice and fat and oil products, the Company typically receives purchase orders from its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is the delivery of the finished product to the customer at their location, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a transport document such as a bill of lading or delivery order. The Company recognizes gross product revenue at a time when the control of products or services are transferred to customers. Typical payment terms set forth in the purchase order ranges from 30 to 90 days from the date of delivery. The amount of revenue recognized from contract liabilities to the Company’s result of operations can be found in Note 14 below.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

F-12

In general, the Company controls the products, as it has the obligation to (i) fulfill the products’ delivery and (ii) bears any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the products, the Company has control to set its selling price to ensure it would generate profit for the products delivered. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

Shipping, storage and handling and insurance costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are included in cost of revenue.

Revenue from rental of investment property

In accordance with ASC 842 Lease Topics, the Company accounts for the rental of investment property as direct finance leases where, lease income from the perspective of lessor is recognized on the Company’s statement of income on a straight-line basis over the term of the lease once management has determined that the lease payments are reasonably expected to be collected. The performance obligation under these leasing arrangements is to lease the investment property to the lessee, and to ensure that the investment property is available for use over the life of the lease contract. Rental income from investment property included in Other Income amounted to US$23,648 and US$19,125 for the fiscal years ended December 31, 2021 and 2022, respectively.

(o)    Cost of revenue

Cost of revenue mainly consists of raw material costs, labor costs, sub-contracting costs, production overhead, shipping, storage and handling and insurance costs.

(p)    Selling and marketing expenses

Selling expenses mainly consists of promotion and marketing expenses and transportation expenses. The Company does not carry any capitalized contract acquisition costs that would be amortized to its results of operations over time, and potential expenses related to customer and contract acquisitions costs if any are accounted for as periodic costs.

(q)    General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, office supplies and upkeep expenses, travelling and entertainment, legal and professional fees, property and related expenses, other miscellaneous administrative expenses.

(r)     Operating leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases of office premise, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

F-13

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liability in the Company’s consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

(s)     Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2022 and 2021, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t)    Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(u)     Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

F-14

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted. The Company adopted ASU 2016-02 from January 1, 2019.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, consists of the following:

	December 31,
	2021	2022
	US$’000	US$’000
Accounts receivable	12,868	4,656
Less: Allowance for doubtful accounts	–	–
Accounts receivable, net	12,868	4,656

The movements in the allowance for doubtful accounts for the years ended December 31, 2021 and 2022 were as follows:

December 31,
	2021	2022
	US$’000	US$’000
Balance at beginning of the year	-	–
Reversal	-	–
Balance at end of the year	–	–

F-15

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date is as follows:

	December 31,
	2021	2022
	US$’000	US$’000
Within 30 days	12,680	4,526
Between 31 and 60 days	115	74
Between 61 and 90 days	28	52
More than 90 days	45	4
	12,868	4,656

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS, NET

	December 31,
	2021	2022
	US$’000	US$’000
Deposits	11	11
GST receivable	–	21
Margin deposits *	1,155	597
Unrealized gain on commodity future contracts, at fair value	389	–
Prepayment to suppliers – Third parties	225	3,019
Prepayment to suppliers – Related party	54	54
Loan to a related party **	2,333	3,299
	4,167	7,001

* Margin deposits relate to deposits placed with Phillip Nova Pte. Ltd. for derivative instruments entered into for the purpose of managing the Company’s commodity price risk (Note 16).

** The loan to a related party includes convertible loan granted to Carfax Commodities (Asia) Pte. Ltd. on November 30, 2020. The principal amount of the loan facility is up to US$4,500,000. The loan is repayable on demand with compounded interest at the rate prescribed by Inland Revenue Authority of Singapore. There is right to convert all the loan and all other amounts accrued or owing in connection with the loan into new ordinary shares at any time upon the occurrence of or in connection with a conversion event.

5. DEFERRED OFFERING COSTS

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of 31 December 2022, the Company capitalized US$1,129,151 of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

6. INVENTORY

	December 31,
	2021	2022
	US$’000	US$’000
Finished goods	95	2,176

F-16

7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net, consists of the following:

	December 31,
	2021	2022
	US$’000	US$’000
Investment property	442	442
Computer software	163	168
Renovation	87	87
Office equipment	11	15
Furniture and fittings	29	34
Subtotal	732	746
Less: Accumulated depreciation	326	347
Property, plant and equipment, net	406	399

Depreciation expense was approximately US$54,000 and US$58,000 for the years ended December 31, 2021 and 2022, respectively.

8. Right-of-use (“ROU”) assets and lease payable

The right-of-use assets relate to leases of office premise. The Company recognized operating lease ROU assets and lease liabilities as follows:

	December 31,
	2021	2022
	US$’000	US$’000
Right-of-use asset	149	149
Less: Accumulated depreciation	112	149
Right-of-use asset, net	37	–

	December 31,
	2021	2022
	US$’000	US$’000
Operating lease liabilities
Current portion	38	–
Non-current portion	–	–
Total	38	–

As of December 31, 2022, future minimum lease payments under the non-cancelable operating lease is as follows:

Future payment	US$’000
2023	–

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2022:

Weighted average discount rate	2.58%
Weighted average remaining lease term (years)	–

F-17

9. BANK LOANS

The bank loans as of December 31, 2021 and 2022 are set out below:

Bank loans	Currency	Period	Effective Interest rate	Third Party guarantee	Directors’ joint and several guarantee	Carrying amount
						SGD’000
Secured fixed rate bank loan	SGD	2026	4.5%	NIL	Yes	256
December 31, 2021						256

Secured fixed rate bank loan	SGD	2026	4.5%	NIL	No	205
Secured fixed rate bank loan	SGD	2027	4.5%	NIL	No	120
Secured fixed rate bank loan	SGD	2027	4.5%	NIL	No	360
December 31, 2022						685

Bank loans	Carrying amount	Within 1 year	2023	2024	2025	2026	Thereafter
	US$’000
Secured fixed rate bank loan	256	47	49	51	53	56	–
December 31, 2021	256	47	49	51	53	56	–

	Carrying amount	Within 1 year	2024	2025	2026	2027	Thereafter
Secured fixed rate bank loan	205	48	50	52	55	–	–
Secured fixed rate bank loan	120	27	29	30	31	3	–
Secured fixed rate bank loan	360	82	86	90	94	8	–
December 31, 2022	685	157	165	172	180	11	–

10. ACCRUALS AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consist of the following:

	December 31,
	2021	2022
	US$’000	US$’000
Accrued operating expenses	1,431	478
Deferred revenue	–	2,047
Dividend payable	3,000	–
Deposits	6	204
Advances from customers	1,515	1,801
Unrealized losses on commodity future contracts, at fair value	–	218
GST payables	–	1
Other payables	61	–
	6,013	4,749

11. AMOUNT DUE TO RELATED PARTIES

The amount due to related parties was unsecured, interest-free and repayable on demand.

F-18

12. DEFERRED TAX ASSETS/ LIABILITIES

	December 31,
	2021	2022
	US$’000	US$’000
Deferred tax assets	–	–
Deferred tax liabilities	1	1
	1	1

Following are the major deferred tax assets and liabilities recognized by the Company:

	Property, plant and equipment	Provisions	Tax losses	Total
	US$’000	US$’000	US$’000	US$’000
As of January 1, 2021	–	1	–	1
Recognized in statements of income	–	–	–	–
As of December 31, 2021	–	1	–	1
Recognized in statements of income	–	–	–	–
As of December 31, 2022	–	1	–	1

13. EQUITY

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000 ordinary shares outstanding before the share subdivision discussed below. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

The additional paid-in capital represents the paid-in capital of the subsidiaries under common control before completion of the Share Swap and Reorganization as described in Note 1.

The Company acquired the entire issued and paid up capital of Maxwill Pte. Ltd. from Davis & KT Holdings Pte. Ltd. via a Share Swap. Davis & KT Holdings Pte. Ltd. transferred its 100 shares, the total issued and paid up capital of Maxwill Pte. Ltd., to the Company, while the Company issued and allotted 6,476 ordinary shares of the Company to Davis & KT Holdings Pte. Ltd. The above transaction was completed pursuant to the Share Swap Agreement.

Following the acquisition, Maxwill Pte. Ltd., together with all its subsidiaries, are wholly owned subsidiaries of the Company. The Company had an issued and paid up capital of 10,000 shares prior to the share subdivision as described below.

Forward Split of the Outstanding Ordinary Shares

On June 22, 2023, the shareholders of the Company approved (i) a subdivision of each issued and unissued ordinary share of par value of US$0.001 each into 2,325 Ordinary Shares, (ii) an increase in its authorized share capital from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000.11 divided into 232,500,000,000 shares of a par value of US$0.000000430108 each and (iii) the adoption of the second amended and restated memorandum and articles of association, in order to reflect the foregoing alterations to its share capital. As a result of all events mentioned above, the Company retrospectively restated its issued ordinary shares for the effect of a 2,325-for-1 share subdivision and presented 23,250,000 ordinary shares issued and outstanding as of December 31, 2021 and 2022.

Unless otherwise indicated, all references to ordinary shares, options to purchase ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the share subdivision mentioned above as if it had occurred at the beginning of the earlier period presented.

14. REVENUES BY PRODUCT

	December 31,
	2021	2022
	US$’000	US$’000
Sale of sugar	135,140	154,757
Sale of rice	35,064	34,200
Sale of oils and fats	24,035	17,568
Sale of others	–	192
	194,239	206,717

F-19

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has three operating segments as defined by ASC 280 as follow:

1.	Sale of sugar
2.	Sale of rice
3.	Sale of oil and fat products
4.	Sale of others

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit/(loss), as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit/(loss) are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

The following table presents summary information by product type for the years ended December 31, 2021 and 2022, respectively:

	For the year ended December 31, 2022
	Sale of sugar	Sale of rice	Sale of oil and fat products	Sale of others	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Revenue	154,757	34,200	17,568	192	206,717
Gross Profit	9,686	2,100	1,079	12	12,877

	For the year ended December 31, 2021
	Sale of sugar	Sale of rice	Sale of oil and fat products	Sale of others	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Revenue	135,140	35,064	24,035	–	194,239
Gross Profit	8,286	3,163	796	–	12,245

The following table presents summary information by geographic region for the fiscal years ended December 31, 2021 and 2022, respectively.

	For the year ended December 31,
	2021	2022
	US$’000	US$’000
Africa	63,231	56,863
China	13,809	16,629
Indonesia	18,971	79,645
Vietnam	75,563	28,663
Other countries	22,665	24,917
Total	194,239	206,717

F-20

In the following table, revenue is disaggregated by the timing of revenue recognition.

	For the year ended December 31, 2022
	Sale of sugar	Sale of rice	Sale of oil and fat products	Sale of others	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Timing of revenue recognition:
Point in time	154,757	34,200	17,568	192	206,717

	For the year ended December 31, 2021
	Sale of sugar	Sale of rice	Sale of oil and fat products	Sale of others	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Timing of revenue recognition:
Point in time	135,140	35,064	24,035	–	194,239

All assets and operations of the Company are located in Singapore, and accordingly, no segmental analysis of segment assets is presented.

15. INCOME TAX EXPENSES

Caymans Islands

The Company is domiciled in the Cayman Islands. This locality currently enjoys permanent income tax holidays; accordingly, the Company does not accrue for income taxes.

Singapore

The Company’s subsidiaries, Maxwill Pte. Ltd., Maxwill (Asia) Pte. Ltd., LP Grace Pte. Ltd. and Maxwill Foodlink Pte. Ltd., are considered Singapore tax resident enterprises under Singapore tax laws; accordingly, they are subject to enterprise income tax on their taxable income as determined under Singapore tax laws and accounting standards at a statutory tax rate of 17% (2021: 17%).

The income tax provision consists of the following components:

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Income tax:
Current year	901	920

F-21

The income tax expense varied from the amount of income tax expense determined by applying the Singapore income tax rate of 17% (2021: 17%) to profit before income tax as a result of the following differences:

	For the years ended December 31,
	2021	2022
	US$’000	US$’00
Income before tax expenses:	5,601	5,535

Tax at the domestic income tax rate	952	941
Tax effect of expenses that are not deductible in determining taxable profit	12	12
Non-taxable incomes	(19)	(7)
Tax exemption	(19)	(26)
Capital allowances claimed	*	(1)
Others	(25)	-
	901	920

* – denotes amount less than US$1,000.

16. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Company uses derivative instruments to manage commodity price risk. The Company enters into derivatives to economically hedge its exposure against adverse fluctuations of commodity prices. Generally, derivative instruments are recorded at fair value in other current assets or current liabilities in the Company’s consolidated balance sheets.

The Company’s current assets and liabilities that were accounted for at fair value:

	As of December 31,
	2021	2022
Current Asset	US$’000	US$’000
Unrealized gain on commodity future contracts	389	–
Current Liability
Unrealized loss on commodity future contracts	–	218

The Company estimates fair values based on exchange quoted prices from broker market transactions. In such cases, these derivative contracts are classified within Level 2.

The Effect of Derivative Instruments on the Consolidated Statements of Income

The table below summarizes the net effect of derivative instruments on the consolidated statements of income for the years ended December 31, 2021 and 2022.

	Years ended December 31,
	2021	2022
	US$’000	US$’000
Income statement classification
Cost of revenues	851	(55)

F-22

17. RELATED PARTY TRANSACTIONS

Related parties are entities with common direct or indirect shareholders and/or directors. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in these financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

The following transactions took place between the Company and its related parties during the year:

	December 31,
	2021	2022
	US$’000	US$’000

Interest income from a related party	41	56
Loan to directors	11	-
Loans assumed by a director	1,123	671
Payment on behalf of directors	234	-
Director’s fees	155	135
Directors’ remuneration	223	113
Rental expense paid to a director	40	39

18. DIVIDENDS

On December 31, 2021, prior to the reorganization and the Company’s initial public offering, our subsidiary Maxwill (Asia) Pte. Ltd. declared final dividends totaling US$5 million payable to its then controlling shareholders, Tan Choo Kiat and Li Peng Leck, of which US$2 million was offset against amount due from directors and US$3 million was paid in cash on January 25, 2022. On December 31, 2022, the subsidiary of the Company, Maxwill (Asia) Pte. Ltd., declared final dividends totaling US$672,000 payable to its ultimate controlling shareholder, Li Peng Leck, of which US$671,001 was offset against amount due from director and US$999 was paid in cash on the same day.

	December 31,
	2021	2022
	US$’000	US$’000
Dividends on ordinary shares proposed and paid:
- Final tax-exempt (one-tier) dividend for 2021 and 2022	5,051	672
	5,051	672

Other than the above-mentioned disclosure, there were no other significant related party transactions conducted during the years ended December 31, 2021 and 2022.

F-23

19. CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Customer A	N/A(i)	40,824
Customer B	N/A(i)	38,821

(i) Revenue from the relevant customer was less than 10% of the Company’s total revenue for the respective year.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2021	2022
	US$’000	US$’000
Customer C	8,881	N/A(ii)
Customer D	N/A(ii)	1,345

(ii) Accounts receivable from relevant customers was less than 10% of the Company’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2021	2022
	US$’000	US$’000
Supplier A	18,074	N/A(iii)
Supplier B	24,861	N/A(iii)
Supplier C	21,200	N/A(iii)
Supplier D	N/A(iii)	36,928
Supplier E	N/A(iii)	35,071

(iii) Purchase from relevant suppliers was less than 10% of the Company’s total purchase for the respective year.

F-24

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2021	2022
	US$’000	US$’000
Supplier A	1,992	575
Supplier B	2,471	N/A(iv)
Supplier C	3,935	N/A(iv)
Supplier D	1,707	N/A(iv)
Supplier E	N/A(iv)	683
Supplier F	N/A(iv)	1,781

(iv) Accounts payable from relevant suppliers was less than 10% of the Company’s total accounts payable for the respective year.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due. As the Company does not hold any collateral, the maximum exposure to credit risk is the carrying amounts of trade and other receivables (exclude prepayments), financial instrument and cash and bank deposits presented on the consolidated statements of financial position. The Company has no other financial assets which carry significant exposure to credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

20. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2021 and 2022 and through the issuance date of these consolidated financial statements.

21. SUBSEQUENT EVENTS

On June 22, 2023, the shareholders of the Company approved (i) a subdivision of each issued and unissued ordinary share of par value of US$0.001 each into 2,325 Ordinary Shares, (ii) an increase in its authorized share capital from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000.11 divided into 232,500,000,000 shares of a par value of US$0.000000430108 each and (iii) the adoption of the second amended and restated memorandum and articles of association, in order to reflect the foregoing alterations to its share capital. As a result of all events mentioned above, the Company has 23,250,000 ordinary shares issued and outstanding as of December 31, 2021 and 2022.

Unless otherwise indicated, all references to ordinary shares, options to purchase ordinary shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the share subdivision mentioned above as if it had occurred at the beginning of the earlier period presented. (see Note 13).

The Company assessed the subsequent event through October 21, 2022, the date of this report, and through the date of this prospectus, and concluded that there are no additional material reportable subsequent events that need to be disclosed.

F-25

Until [                   ], 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,087,500 ORDINARY SHARES

Davis Commodities Limited

Prospectus dated [_], 2023

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED AUGUST 31, 2023

Davis Commodities Limited

2,000,000 Ordinary Shares

This prospectus relates to the resale of 2,000,000 ordinary shares, par value $0.000000430108 per share (the “Ordinary Shares”), of the Company by the selling shareholders (the “Resale Shares”). Currently, there is no public market for the Company’s Ordinary Shares. Since there is currently no public market established for our securities, the selling shareholders will sell at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which is expected to be between $4.00 and $4.50 per Ordinary Share. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) and there is an established market for these Resale Shares, the selling shareholders may sell the Resale Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

We have applied to list the Ordinary Shares on Nasdaq under the symbol “DTCK.” It is a condition to the closing of this offering that the Ordinary Shares qualify for listing on a national securities exchange, however there is no guarantee or assurance that our Ordinary Shares will be approved for listing on the Nasdaq or another national exchange. We will not receive any proceeds from the sales of the Resale Shares by the selling shareholders.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 9 of the Public Offering Prospectus to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 6 of the Public Offering Prospectus for more information.

Following the completion of this offering, our Executive Chairwoman and Executive Director, Ms. Li Peng Leck, will beneficially own approximately 61.87% of the aggregate voting power of our issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option, or approximately 61.45% assuming full exercise of the underwriters’ over-allotment option. As such, we will be deemed to be a “controlled company” under Nasdaq Listing Rule 5615(c). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company” of the Public Offering Prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated  [        ], 2023

THE OFFERING

Securities offered by the selling shareholders	2,000,000 Ordinary Shares

Ordinary Shares issued and outstanding prior to this offering	23,250,000 Ordinary Shares(1)

Ordinary Shares issued and outstanding immediately after this offering	23,250,000 Ordinary Shares(1)

Term of this offering	The selling shareholders will determine when and how they will sell the Ordinary Shares offered in this prospectus.

Use of proceeds	We will not receive any of the proceeds from the sale of the Ordinary Shares by the selling shareholders named in this prospectus.

Risk Factors	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 9 of the Public Offering Prospectus.

(1) Based on 23,250,000 Ordinary Shares issued and outstanding prior to and after the sale of our Ordinary Shares in this offering, excludes Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently herewith.

USE OF PROCEEDS

The selling shareholders are selling the Resale Shares for their own accounts. We will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.

SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of the Ordinary Shares held by the selling shareholders, including:

•	the number of shares owned by the selling shareholders prior to this offering;

•	the percentage owned by the selling shareholders prior to completion of the offering;

•	the total number of shares that are to be offered for the selling shareholders;

•	the total number of shares that will be owned by the selling shareholders upon completion of the offering; and

•	the percentage owned by the selling shareholders upon completion of the offering.

We have agreed to register a total of 2,000,000 Ordinary Shares held by the selling shareholders. We are registering the shares under this prospectus.

The following table sets forth certain information with respect to the selling shareholders’ beneficial ownership of our Ordinary Shares as of the date of this prospectus. Although there was no agreement between the Company and the selling shareholders to register the Resale Shares, the Company believes the registration of the Resale Shares is beneficial to the Company.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders have sole voting and investment power with respect to all of the Ordinary Shares they beneficially own, subject to applicable community property laws. Based on the information provided to us by the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

The selling shareholders have not had a material relationship with the Company within the past three years.

	Beneficial Ownership Prior to this Offering(1)		Ordinary Shares Being Sold in this Offering	Beneficial Ownership After this Offering(1)
Name of Beneficial Owner	Ordinary Shares	%	Ordinary Shares	Ordinary Shares	%
ACCT Pte. Ltd. (2)	1,129,950	4.86%	1,000,000	129,950	0.56%
BSPL Services Pte. Ltd. (3)	1,129,950	4.86%	1,000,000	129,950	0.56%
____________
(1)	Based on 23,250,000 Ordinary Shares issued and outstanding prior to and after the sale of our shares in this offering, excluding Ordinary Shares to be offered by us in a “firm commitment” public offering concurrently herewith.
(2)	ACCT Pte. Ltd. is controlled by Mr. Ooi Joo Weng. The registered address of ACCT Pte. Ltd. is 35 Lorong 5 Toa Payoh #02-329 East Payoh Spring Singapore 310035.
(3)	BSPL Services Pte. Ltd. is controlled by Mr. Lim Chow Sheng. The registered address of BSPL Services Pte. Ltd. is 480 Jurong West Street 41 #11-294 Jurong Ville @ Street 41 Singapore 640840.

THE SELLING SHAREHOLDERS’ PLAN OF DISTRIBUTION

There is currently no public market established for our Ordinary Shares. The selling shareholders will sell at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which is expected to be between $4.00 and $4.50 per Ordinary Share. Once, and if, our Ordinary Shares are listed on the Nasdaq Capital Market and there is an established market for these Resale Shares, the selling shareholders may sell the Resale Shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The selling shareholders may use any one or more of the following methods when selling the Resale Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such foregoing methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

In connection with the sale of the Resale Shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The selling shareholders may also sell Ordinary Shares short and deliver these securities to close out short positions, or loan or pledge the shares to broker-dealers, which in turn may sell the securities. The selling shareholders may also enter into an option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Because the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Resale Shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our Ordinary Shares for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Resale Shares by the selling shareholders or any other person.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd. Legal matters as to Singapore law will be passed upon for us by Rajah & Tann Singapore LLP. Hunter Taubman Fischer & Li LLC may rely upon Conyers Dill & Pearman Pte. Ltd. with respect to matters governed by Cayman Islands law and Rajah & Tann Singapore LLP with respect to matters governed by Singapore law.

2,000,000 ORDINARY SHARES

Davis Commodities Limited

Prospectus dated [_], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our Articles of Association permit, to the fullest extent permissible under Cayman Islands law, indemnification of our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to indemnification agreements, the form of which will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Upon incorporation, our Company had on September 20, 2022 issued to the initial subscriber 1 ordinary share of a par value of US$0.001 (which was transferred to Mr. Ng Hong Whee on the same day). During the past three years, we have also issued the following securities which were not registered under the Securities Act. We believe that the issuance on incorporation and each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of ordinary shares**	Consideration
Mr. Ng Hong Whee	September 20, 2022	2,065	$2.07
ACCT Pte. Ltd.	September 20, 2022	486	$0.49
Davis & KT Holdings Pte. Ltd. *	September 20, 2022	6,476	100 shares of Maxwill
TYM Investment Holdings Pte. Ltd.	September 20, 2022	486	$0.49
BSPL Services Pte. Ltd.	September 20, 2022	486	$0.49

Notes:

*	On September 20, 2022, Davis Commodities Limited entered into a share swap agreement with Davis & KT Holdings Pte. Ltd. (the “Share Swap Agreement”). Pursuant to the Share Swap Agreement, Davis & KT Holdings Pte. Ltd. transferred 100 shares, the total issued and paid up capital of Maxwill Pte. Ltd., to Davis Commodities Limited, while Davis Commodities Limited issued and allotted 6,476 ordinary shares of a par value of US$0.001 each to Davis & KT Holdings Pte. Ltd. Following the acquisition, Maxwill Pte. Ltd., together with all its subsidiaries, become wholly owned subsidiaries of Davis Commodities Limited. Davis Commodities Limited had an issued and paid up share capital of 10,000 ordinary shares of a par value of US$0.001 each.

**

On June 22, 2023, our shareholders approved (i) a subdivision of each issued and unissued ordinary share of par value of US$0.001 each into 2,325 Ordinary Shares, (ii) an increase in our authorized share capital from US$100,000 divided into 100,000,000 shares of a par value of US$0.001 each to US$100,000.11 divided into 232,500,000,000 shares of a par value of US$0.000000430108 each and (iii) the adoption of the second amended and restated memorandum and articles of association, in order to reflect the foregoing alterations to our share capital.

Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, to reflect the share subdivision mentioned above as if it had occurred at the beginning of the earlier period presented.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 31, 2023.

Davis Commodities Limited

By:	/s/ Li Peng Leck
Li Peng Leck
Executive Chairwoman and Executive Director (Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Li Peng Leck and Ai Imm Lim  as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Li Peng Leck	Executive Chairwoman and Executive Director (Principal Executive Officer)	August 31, 2023
Name: Li Peng Leck

/s/ Ai Imm Lim	Group Financial Controller (Principal Accounting and Financial Officer)	August 31, 2023
Name: Ai Imm Lim

/s/ Abbie Jillia Lee	Chief Administrative Officer and Executive Director	August 31, 2023
Name: Abbie Jillia Lee

/s/ Boon Chay Lim	Director	August 31, 2023
Name: Boon Chay Lim

/s/ Wei Lyu	Director	August 31, 2023
Name: Wei Lyu

/s/ Shi Wei Lay	Director	August 31, 2023
Name: Shi Wei Lay

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY on August 31, 2023.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

II-3

EXHIBIT INDEX

Description
1.1*	Form of Underwriting Agreement

3.1*	Second Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Certificate for Ordinary Shares

5.1*	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Ordinary Shares being registered

10.1*	Form of Employment Agreement by and between executive officers and the Registrant

10.2*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3*	Exclusive Distribution Agreement by and between Thai Roong Ruang Sugar Group and LP Grace Pte. Ltd.

10.4*	Exclusive Distribution Agreement by and between Tong Seng Produce Pte. Ltd. and Maxwill Foodlink Pte. Ltd.

21.1*	Subsidiaries

23.1*	Consent of Onestop Assurance PAC

23.2*	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)

23.3*	Consent of Rajah & Tann Singapore LLP

24.1*	Powers of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Consent of Frost & Sullivan Limited

107*	Filing Fee Table

*	Previously filed

II-4